UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Tercica, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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TERCICA, INC.

2000 Sierra Point Parkway

Suite 400

Brisbane, California 94005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2006

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of TERCICA, INC., a Delaware corporation (“Tercica”). The meeting will be held on                         ,                 , 2006 at                      local time at 2000 Sierra Point Parkway, Brisbane, California for the following purposes:

1.	To approve the issuance of the following securities to Ipsen, S.A. or its designated affiliate (“Ipsen”) in connection with the transactions contemplated by the Stock Purchase and Master Transaction Agreement, dated July 18, 2006, between Tercica and Ipsen (the “Purchase Agreement”), as described in Proposal 1 in the accompanying proxy statement:

•	12,527,245 shares of Tercica common stock for an aggregate purchase price of $77,318,944;

•	a warrant to purchase a minimum of 4,948,795 shares of Tercica common stock at an initial exercise price of $7.41 per share, as more fully described in Proposal 1 in the accompanying proxy statement, and the shares of Tercica common stock issuable upon exercise of the warrant;

•	a convertible promissory note in the principal amount of $25,037,000, which would be convertible into shares of Tercica common stock at an initial conversion price of $7.41 per share, and the shares of Tercica common stock issuable upon conversion of the note;

•	a convertible promissory note in the principal amount of €30,000,000, which would be convertible into shares of Tercica common stock at an initial conversion price of €5.92 per share, and the shares of Tercica common stock issuable upon conversion of the note; and

•	a convertible promissory note in the principal amount of $15,000,000, which would be convertible into shares of Tercica common stock at an initial conversion price of $7.41 per share, and the shares of Tercica common stock issuable upon conversion of the note.

2.	To approve amendments to Tercica’s amended and restated certificate of incorporation and amended and restated bylaws, as described in Proposal 2 in the accompanying proxy statement.

3.	To approve additional amendments to Tercica’s amended and restated certificate of incorporation, as described in Proposal 3 in the accompanying proxy statement.

4.	To approve the adoption of a Rights Agreement implementing a stockholder rights plan, as described in Proposal 4 in the accompanying proxy statement.

5.	To conduct any other business properly brought before the meeting.

These foregoing items of business are more fully described in the proxy statement accompanying this notice. All of the proposals relate to the transactions contemplated by the Purchase Agreement, and none would be implemented if such transactions are not consummated.

The record date for the special meeting is August 28, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Stephen N. Rosenfield

Secretary

Brisbane, California

                    , 2006

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy card issued in your name from that record holder.

TERCICA, INC.

2000 Sierra Point Parkway

Suite 400

Brisbane, California 94005

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

                    , 2006

QUESTIONS AND ANSWERS ABOUT THESE PROXY SOLICITATION MATERIALS AND VOTING

Why am I receiving these materials?

Tercica, Inc. (“Tercica”) sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Tercica is soliciting your proxy to vote at the special meeting of stockholders to be held on                         ,                 , 2006 at                      local time at 2000 Sierra Point Parkway, Brisbane, California (the “Special Meeting”). You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

Tercica intends to mail this proxy statement and accompanying proxy card on or about                 , 2006 to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on August 28, 2006 will be entitled to vote at the Special Meeting. On this record date, there were                      shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 28, 2006 your shares were registered directly in your name with Tercica’s transfer agent, Computershare Limited, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, Tercica urges you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 28, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

➢	To approve the issuance of the following securities to Ipsen, S.A. or its designated affiliate (“Ipsen”) in connection with the transactions contemplated by the Stock Purchase and Master Transaction Agreement, dated July 18, 2006, between Tercica and Ipsen, as described in Proposal 1 in this proxy statement:

•	12,527,245 shares of Tercica common stock for an aggregate purchase price of $77,318,944;

•	a warrant to purchase a minimum of 4,948,795 shares of Tercica common stock at an initial exercise price of $7.41 per share, as more fully described in Proposal 1 in this proxy statement, and the shares of Tercica common stock issuable upon exercise of the warrant;

•	a convertible promissory note in the principal amount of $25,037,000, which would be convertible into shares of Tercica common stock at an initial conversion price of $7.41 per share, and the shares of Tercica common stock issuable upon conversion of the note;

•	a convertible promissory note in the principal amount of €30,000,000, which would be convertible into shares of Tercica common stock at an initial conversion price of €5.92 per share, and the shares of Tercica common stock issuable upon conversion of the note; and

•	a convertible promissory note in the principal amount of $15,000,000, which would be convertible into shares of Tercica common stock at an initial conversion price of $7.41 per share, and the shares of Tercica common stock issuable upon conversion of the note.

➢	To approve amendments to Tercica’s amended and restated certificate of incorporation and Tercica’s amended and restated bylaws, as described in Proposal 2 in this proxy statement.

➢	To approve additional amendments to Tercica’s amended and restated certificate of incorporation, as described in Proposal 3 in this proxy statement.

➢	To approve the adoption of a Rights Agreement implementing a stockholder rights plan, as described in Proposal 4 in this proxy statement.

All of the proposals relate to the transactions contemplated by the Stock Purchase and Master Transaction Agreement, and none would be implemented if such transactions are not consummated.

Why is Tercica seeking stockholder approval of the issuance of securities to Ipsen as set forth in Proposal 1?

Tercica is subject to the rules of The NASDAQ Stock Market LLC because Tercica common stock is listed on the NASDAQ Global Market. These rules require stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. In addition, the rules require stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding prior to the issuance for less than the greater of book or market value. The issuances of securities to Ipsen pursuant to the Stock Purchase and Master Transaction Agreement may be deemed to result in a “change of control” under these rules. In addition, because of the potential for adjustments to the conversion prices and the exercise price of the convertible notes and warrant that would be issued to Ipsen, the issuance of these securities may be deemed an issuance at less than the greater of book or market value. Accordingly, Tercica is seeking stockholder approval to ensure compliance with these rules. To be approved by the stockholders, Proposal 1 must receive an affirmative vote from at least a majority of the shares represented and voting either in person or by proxy at the Special Meeting on Proposal 1 (which shares voting affirmatively also constitute at least a majority of the required quorum).

Why is Tercica entering into this transaction with Ipsen?

Beginning in 2005, Tercica began to consider licensing the commercial rights to its Increlex™ product outside of the United States. In the fall of 2005, Tercica’s management and the Board undertook a comprehensive strategic review of Tercica’s operations and business prospects on a going-forward basis. In order to meet the short-term and long-term goals of Tercica, Tercica’s management and the Board recognized the need to raise significant additional capital and agreed to evaluate three strategic scenarios:

•	remain an independent public company and finance Tercica through the sale of additional equity in the capital markets;

•	sell a portion of Tercica’s equity to a strategic partner while maintaining significant operational independence; and

•	sell all, or substantially all, of Tercica’s equity and assets in an acquisition or merger to a company with greater financial resources.

Tercica evaluated the likelihood of the sale of Tercica, and, in light of public market conditions, Tercica’s ability to raise additional capital through the public markets. Further, Tercica met with several companies that operate in the endocrinology and/or pediatric markets, and such meetings did not result in concrete discussions regarding a possible transaction. After several meetings with Ipsen starting at the end of 2005, it became clear that there was a strong rationale for a broad commercial and strategic partnership through which Tercica and Ipsen would cross-license their respective Increlex™ and Somatuline® Autogel® products, and Ipsen would make an equity investment in Tercica. The Board ultimately determined that the transactions with Ipsen are in the best interests of Tercica and its stockholders in light of:

•	Tercica’s business prospects as a stand-alone business entity going forward;

•	the terms and conditions that Tercica would receive under the agreement providing for the license of Increlex™ to Ipsen and the attractiveness of Ipsen as Tercica’s commercial partner for the Increlex™ product outside of the United States;

•	the terms and conditions that Tercica would receive under the agreement providing for the license of Somatuline® Autogel® to Tercica, and the expected impact of the projected cash flows from the sale of Somatuline® Autogel® on Tercica’s long-term financial forecasts;

•	Tercica’s need for immediate financing, and the fact that the licensing agreements and the equity investment by Ipsen would offer a comprehensive financing solution for Tercica’s short-term and long-term operating goals;

•	the premium price to be paid for the securities to be purchased by Ipsen compared to the then-current and approximately 20-day historical volume-weighted average price of Tercica common stock;

•	the impact of the proposed transactions on Tercica’s balance sheet and capital structure; and

•	the enhanced potential for strategic opportunities and alternatives that the proposed transactions would provide to Tercica for building upon the Ipsen relationship on a going-forward basis, such as expanding Tercica’s commercial focus into the adult endocrinology market, accessing Ipsen’s global commercial infrastructure for Tercica’s future products in development, and gaining access to Ipsen’s rich endocrine pipeline.

Why is Tercica seeking stockholder approval of the amendments to Tercica’s amended and restated certificate of incorporation and amended and restated bylaws as set forth in Proposal 2?

The amendments described in Proposal 2 of this proxy statement are being proposed to eliminate Tercica’s classified board of directors and certain other anti-takeover protections in Tercica’s amended and restated certificate of incorporation and amended and restated bylaws and to facilitate the proposed transactions with Ipsen. Tercica is seeking stockholder approval of Proposal 2 to amend certain provisions of Tercica’s amended and restated certificate of incorporation and amended and restated bylaws pursuant to the requirements of the Delaware General Corporation Law and the supermajority voting requirements of Tercica’s amended and restated certificate of incorporation and amended and restated bylaws. Under Tercica’s amended and restated certificate of incorporation and amended and restated bylaws, Tercica may amend, alter, change or repeal these provisions only upon the affirmative vote of the holders of at least 80% of Tercica’s issued and outstanding common stock on the record date.

Why is Tercica seeking stockholder approval of the amendment to Tercica’s amended and restated certificate of incorporation as set forth in Proposal 3?

Stockholder approval of the amendment described in Proposal 3 of this proxy statement is a condition to the closing of the proposed transactions with Ipsen. Tercica is seeking stockholder approval of Proposal 3 to amend certain provisions of Tercica’s amended and restated certificate of incorporation pursuant to the requirements of the Delaware General Corporation Law. Under the Delaware General Corporation Law, any amendment of Tercica’s amended and restated certificate of incorporation must be approved by the holders of at least a majority of Tercica’s issued and outstanding common stock on the record date.

Why is Tercica seeking stockholder approval of the adoption of the Rights Agreement as set forth in Proposal 4?

The Rights Agreement described in Proposal 4 is being proposed to facilitate the proposed transactions with Ipsen. None of Tercica’s amended and restated certificate of incorporation, amended and restated bylaws or applicable law require stockholder approval of the Rights Agreement as described in Proposal 4 of this proxy statement or any similar arrangement. However, the Board has elected to submit the Rights Agreement to the stockholders for approval as a matter of good corporate practice, consistent with the 2006 Corporate Governance Policy issued by Institutional Shareholder Services. To be approved by the stockholders, Proposal 4 must receive an affirmative vote from at least a majority of the shares represented and voting either in person or by proxy at the Special Meeting on Proposal 4 (which shares voting affirmatively also constitute at least a majority of the required quorum).

What if one or more of the proposals are not approved?

The approval of Proposal 1 by the stockholders is a condition to the closing of the proposed transactions with Ipsen as described in Proposal 1. If Proposal 1 is not approved by the stockholders, Tercica would not implement any of the other proposals set forth in this proxy statement and Tercica would be required to pay a termination fee to Ipsen. See “Proposal 1—Approval of the Securities Issuance—Summary of the Purchase Agreement and Other Transaction Documents—Stock Purchase and Master Transaction Agreement—Effect of Termination.” If Proposal 2 is not approved by the stockholders, Tercica would not amend the provisions of Tercica’s amended and restated certificate of incorporation and amended and restated bylaws as set forth under Proposal 2. Instead, Tercica has agreed to submit the amendments to Tercica’s amended and restated certificate of incorporation and amended and restated bylaws as described in Proposal 2 to the stockholders for approval at the next annual meeting of Tercica’s stockholders. The approval of Proposal 2 is not a condition to the closing of the proposed transactions with Ipsen. If Proposal 3 is not approved by the stockholders, Tercica would not amend the provisions of Tercica’s amended and restated certificate of incorporation as set forth in Proposal 3. The approval of Proposal 3 by the stockholders is a condition to the closing of the proposed transactions with Ipsen. Accordingly, Tercica would be required to pay a termination fee to Ipsen if Proposal 3 is not approved by the stockholders and, as a result, Ipsen exercises its right to terminate the proposed transactions. See “Proposal 1— Approval of the Securities Issuance—Summary of the Purchase Agreement and Other Transaction Documents— Stock Purchase and Master Transaction Agreement—Effect of Termination.” The implementation of, but not stockholder approval of, the Rights Agreement is a condition to Ipsen’s obligation to close the proposed transactions, as described in Proposal 1. Accordingly, Tercica has, and notwithstanding the solicitation of stockholder approval of the Rights Agreement in this proxy statement preserves, the ability to implement the Rights Agreement even if Proposal 4 is not approved by the stockholders.

How do I vote?

You may vote either “For” or “Against” or abstain from voting with respect to each of the proposals. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the Special Meeting, Tercica urges you to vote by proxy to ensure that your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the Special Meeting and Tercica will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to Tercica before the Special Meeting, Tercica will vote your shares as you direct.

➢	To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) in the United States or Canada using a touch-tone phone and follow the recorded instructions. Your vote must be received by , Central Time, on , 2006 to be counted.

➢	To vote on the Internet, go to http://www.computershare.com/expressvote and enter the information requested on your computer screen and follow the simple instructions. Your vote must be received by , Central Time, on , 2006 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Tercica. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Tercica provides Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of August 28, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” each of the proposals. If any other matter is properly presented at the meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Tercica will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, Tercica’s directors and employees may solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Tercica has engaged Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in soliciting proxies and has agreed to pay Innisfree M&A Incorporated fees not expected to exceed $7,000, plus out-of-pocket expenses. Tercica may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Tercica’s Corporate Secretary at 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005.

➢	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for Tercica’s 2007 Annual Meeting of Stockholders?

To be considered for inclusion in the proxy materials for Tercica’s 2007 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 25, 2006 to Tercica’s Corporate Secretary at 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005. However, if Tercica’s 2007 Annual Meeting of Stockholders is not held between May 7, 2007 and July 6, 2007, then the deadline will be a reasonable time prior to the time that Tercica begins to print and mail its proxy materials.

If you wish to bring a proposal before the stockholders or nominate a director at Tercica’s 2007 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in Tercica’s proxy materials for the 2007 Annual Meeting of Stockholders, you must notify Tercica’s Corporate Secretary, in writing, not later than the close of business on March 8, 2007. However, if Tercica’s 2007 Annual Meeting of Stockholders is not held between May 7, 2007 and July 6, 2007, then the deadline will be not later than the close of business on the tenth day following the date on which the notice of the date of the 2007 Annual Meeting of Stockholders is mailed, or the tenth day following the date on which public disclosure of the date of the 2007 Annual Meeting of Stockholders is made, whichever occurs first. Tercica also advises you to review its amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2007 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, Tercica’s management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of Tercica common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Abstentions will have the same effect as “Against” votes on each of the proposals. Broker non-votes will generally have no effect on each of Proposals 1 and 4, but will have the same effect as “Against” votes on each of Proposals 2 and 3. However, broker non-votes, together with abstentions, can have the effect of preventing the approval of either Proposals 1 or 4 where the number of “For” votes, though a majority of the votes cast on such Proposal, does not constitute a majority of the required quorum.

How many votes are needed to approve each proposal?

•	To be approved, “Proposal 1—Approval of the Securities Issuance” must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Special Meeting on Proposal 1 (which shares voting “For” also constitute at least a majority of the required quorum).

•	To be approved, “Proposal 2—Approval of the Supermajority Charter Amendments” must receive a “For” vote at the Special Meeting from at least 80% of the issued and outstanding shares of Tercica common stock.

•	To be approved, “Proposal 3—Approval of the Majority Charter Amendment” must receive a “For” vote at the Special Meeting from at least a majority of the issued and outstanding shares of Tercica common stock.

•	To be approved, “Proposal 4—Approval of the Adoption of the Rights Agreement” must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Special Meeting on Proposal 4 (which shares voting “For” also constitute at least a majority of the required quorum).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares entitled to vote at the Special Meeting are represented by stockholders present at the meeting or by proxy. On the record date, there were                      shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes represented at the meeting, either in person or by proxy, may adjourn the meeting to another date.

Will representatives of Ernst & Young LLP be present at the Special Meeting?

Representatives of Ernst & Young LLP, Tercica’s independent registered public accounting firm, are expected to be present at the Special Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Ernst & Young LLP has audited Tercica’s financial statements since its inception in 2000.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in Tercica’s annual report on Form 10-K for the fiscal year ending December 31, 2006.

PROPOSAL 1

APPROVAL OF THE SECURITIES ISSUANCE

INTRODUCTION

On July 18, 2006, Tercica entered into the Stock Purchase and Master Transaction Agreement (the “Purchase Agreement”) with Ipsen. Under the terms of the Purchase Agreement, and subject to the conditions to closing provided by the Purchase Agreement, Tercica has agreed to issue to Ipsen: (i) 12,527,245 shares of Tercica common stock (the “Shares”) for an aggregate purchase price of $77,318,944; (ii) a convertible note in the principal amount of $25,037,000 (the “First Convertible Note”), which would be convertible into shares of Tercica common stock at an initial conversion price per share of $7.41; (iii) a second convertible note in the principal amount of €30,000,000, which would be convertible into shares of Tercica common stock at an initial conversion price per share of €5.92 (the “Second Convertible Note”); (iv) a third convertible note in the principal amount of $15,000,000, which would be convertible into shares of Tercica common stock at an initial conversion price per share of $7.41 (the “Third Convertible Note;” the First, Second and Third Convertible Notes, collectively, the “Convertible Notes,” and the shares of Tercica common stock issuable upon conversion of the Convertible Notes, collectively, the “Note Shares”); and (v) a warrant to purchase a minimum of 4,948,795 shares of Tercica common stock at an initial exercise price of $7.41 per share, as described below (the “Warrant,” and the shares of Tercica common stock issuable upon exercise of the Warrant, the “Warrant Shares”).

At the first closing under the Purchase Agreement (the “First Closing”), subject to the satisfaction or waiver of the conditions thereto, Tercica would issue the Shares, the First Convertible Note and the Warrant, and Ipsen would deliver to Tercica $77,318,944 for the Shares (the “Purchase Price”) and $25,037,000 for the First Convertible Note. The Purchase Agreement provides that, simultaneously with the First Closing, Tercica and Ipsen (and/or affiliates thereof) would also enter into a Somatuline License and Collaboration Agreement, Increlex License and Collaboration Agreement (collectively, the “License Agreements”), Affiliation Agreement and Registration Rights Agreement, and Tercica would effect amendments to Tercica’s amended and restated certificate of incorporation and amended and restated bylaws and adopt a Rights Agreement, each as described in this proxy statement. The amount to be delivered to Tercica for the First Convertible Note would be offset by approximately the same amount that Tercica would owe to Ipsen as an upfront payment under the Somatuline License and Collaboration Agreement. At the second closing (the “Second Closing”), subject to the satisfaction or waiver of the conditions thereto, Tercica would issue the Second Convertible Note and the Third Convertible Note, and Ipsen would deliver to Tercica €30,000,000 and $15,000,000. The amount to be delivered to Tercica for the Second Convertible Note would be offset by approximately the same amount that Tercica would owe to Ipsen as a milestone payment under the Somatuline License and Collaboration Agreement.

The holders of Tercica common stock are being asked to approve the issuance of the Shares, Convertible Notes, Note Shares, Warrant and Warrant Shares. To be approved, this Proposal 1 must receive a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Special Meeting on this Proposal 1 (which shares voting “For” also constitute at least a majority of the required quorum).

BACKGROUND

Beginning in 2005, Tercica began to consider licensing the commercial rights to Tercica’s Increlex™ product outside of the United States. In June 2005, Tercica’s management had an initial meeting with Ipsen to discuss such a potential license arrangement. After additional meetings with Ipsen’s senior management in August and September of 2005, it became clear that the two companies wanted to explore a broader commercial collaboration, through which, in addition to Ipsen licensing Increlex™ for markets outside of the United States, Ipsen would also license to Tercica the U.S. and Canadian rights to Ipsen’s Somatuline® Autogel® product. In addition to the discussions with Ipsen, Tercica met with other companies to explore a possible transaction. This prompted Tercica’s management and the Board to undertake a comprehensive strategic review of Tercica’s operations and business prospects on a going-forward basis.

In order to meet the short-term and long-term goals of Tercica, Tercica’s management and the Board recognized the need to raise significant additional capital and agreed to evaluate three strategic scenarios:

•	remain an independent public company and finance Tercica through the sale of additional equity in the capital markets;

•	sell a portion of Tercica’s equity to a strategic partner while maintaining significant operational independence; and

•	sell all, or substantially all, of Tercica’s equity and assets in an acquisition or merger to a company with greater financial resources.

Tercica engaged the services of Lehman Brothers, JSB Partners and Keelin Reeds Partners to advise Tercica on the strategic alternatives. Together with these advisors, Tercica evaluated the likelihood of a sale of Tercica, and in light of public market conditions, Tercica’s ability to raise additional capital through the public markets. Tercica’s management and the Board acknowledged that, over the coming years, Tercica would likely need to access the capital markets on several occasions prior to it becoming cash flow positive. Lehman Brothers also explored whether certain companies interested in endocrinology or pediatrics would have a possible interest in a transaction with Tercica and arranged meetings between Tercica’s management and those companies. These meetings did not, however, result in any concrete discussions regarding a possible transaction.

Tercica’s management met again with representatives of Ipsen in late 2005 to discuss potential product licensing arrangements. Together with Tercica’s advisors, Tercica also explored potential structures and terms that would make a broader commercial and strategic partnership, including an equity investment in Tercica by Ipsen, attractive to existing Tercica stockholders. On December 12, 2005, Tercica’s management updated the Board on: (i) the commercial rights to Increlex™ outside of the United States potentially to be granted to Ipsen; (ii) the potential license of commercial rights to Somatuline® Autogel® in North America by Tercica; and (iii) the possibility of an equity investment in Tercica by Ipsen. Together, these three transactions would form the basis of a strategic endocrinology collaboration between Tercica and Ipsen. On December 19, 2005, representatives from both Ipsen and Tercica met again and decided to jointly develop business models for the potential commercialization of Somatuline® Autogel® in North America and Increlex™ in Europe and to more fully explore the potential alternatives for their strategic partnership. In that respect, Ipsen engaged the services of Goldman Sachs International to advise Ipsen on the alternatives for the strategic partnership.

In February 2006, representatives from Ipsen and Tercica agreed in concept on the business models for the potential commercialization of Somatuline® Autogel® in North America and Increlex™ in Europe and decided to commence negotiations with respect to the potential strategic partnership. Representatives from Ipsen and Tercica then met several times in the first half of 2006, conducting due diligence on the other’s product, with Ipsen also conducting due diligence on Tercica’s business prospects and personnel. In parallel, additional meetings between the management of the two companies were held for the purpose of reaching agreement on the specific terms for product cross-licensing as well as the purchase of equity and debt securities. During this time, Tercica’s management regularly provided informal updates to members of the Board on the progress of the ongoing discussions with Ipsen. Tercica’s management also provided formal updates to the full Board on March 15 and May 1, 2006.

As discussions reached an advanced stage, the Board met on June 7, 2006. At this meeting, the general terms of the strategic collaboration were reviewed and found to be in the best interests of Tercica and its stockholders. Tercica’s officers were authorized to complete the negotiation of the transaction and to prepare the definitive agreements.

On July 11 and 13, 2006, the Board met again to review the progress of the negotiations and documentation and again reviewed the terms of the transaction. On July 13, 2006, Lehman Brothers summarized the basis of the fairness opinion that it expected to deliver. On July 17, 2006, Lehman Brothers orally delivered to the Board the basis for its opinion, which opinion was subsequently confirmed in writing as of July 18, 2006, to the effect that, as of such date and based upon and subject to specified factors and assumptions, from a financial point of view, the consideration to be received by Tercica for the issuance of the Shares, the Warrant and the Convertible Notes was fair to Tercica. The Board then approved the terms of the substantially completed documentation and authorized Tercica’s officers to finalize the transaction and execute the transaction documents.

In considering the transaction with Ipsen, the Board took into account a number of factors, including:

•	Tercica’s business prospects as a stand-alone business entity going forward;

•	the terms and conditions that Tercica would receive under the Increlex License and Collaboration Agreement and the attractiveness of Ipsen as Tercica’s commercial partner for the Increlex™ product outside of the United States;

•	the terms and conditions that Tercica would receive under the Somatuline License and Collaboration Agreement and the expected impact of the projected cash flows from the sale of Somatuline® Autogel® on Tercica’s long-term financial forecasts;

•	Tercica’s need for immediate financing, and the fact that the Licensing Agreements and the equity investment by Ipsen would offer a comprehensive financing solution for Tercica’s short-term and long-term operating goals;

•	the premium price to be paid for the securities to be purchased by Ipsen compared to the then-current and approximately 20-day historical volume-weighted average price of Tercica common stock;

•	the impact of the proposed transactions on Tercica’s balance sheet and capital structure; and

•	the enhanced potential for strategic opportunities and alternatives that the proposed transactions would provide to Tercica for building upon the Ipsen relationship on a going-forward basis, such as expanding Tercica’s commercial focus into the adult endocrinology market, accessing Ipsen’s global commercial infrastructure for Tercica’s future products in development, and gaining access to Ipsen’s rich endocrine pipeline.

ABOUT IPSEN

Ipsen is a European pharmaceutical group with over 20 products. Ipsen’s development strategy is based on a combination of products in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders), which are growth drivers and primary care products which contribute significantly to Ipsen’s research financing. This strategy is also supported by an active policy of partnerships. The location of Ipsen’s four research and development centers (Paris, Boston, Barcelona and London) provides Ipsen with access to leading university research teams and highly qualified personnel. Based on Ipsen’s 2005 Annual Report, Ipsen’s research and development expenditure reached €169,000,000 in 2005, or 20.9% of consolidated sales, which amounted to €807,000,000 in Ipsen’s pro forma accounts set up according to International Finance Reporting Standards. Nearly 700 people in research and development at Ipsen are dedicated to the discovery and development of innovative drugs for patient care.

Ipsen’s Somatuline® Autogel® product is an injectable sustained-release formulation containing lanreotide, a somatostatin analogue. Somatuline® was initially developed in Europe for the treatment of acromegaly (a disorder caused by the over-production of growth hormone secondary to a benign tumor of the anterior pituitary gland) and, in most European countries, is also approved for the treatment of symptoms associated with neuroendocrine tumors. The Somatuline® Autogel® formulation requires no excipient other than water and releases lanreotide over a period of at least 28 days and up to 56 days. Somatuline® Autogel® is conditioned in a pre-filled syringe for easier administration than other long-acting somatostatin analogue. In acromegaly, Somatuline® is used primarily when circulating levels of growth hormone remain high despite surgery or radiotherapy, and through its inhibitory effects, Somatuline® lowers growth hormone and IGF-1 levels, thus controlling disease progression and relieving the symptoms associated with active disease.

According to epidemiology data, acromegaly affects approximately 15,000 people in the United States and Canada and is most commonly found in middle-aged adults. Studies estimate an all-cause mortality rate associated with acromegaly of at least twice the normal population, and a reduction in life expectancy of five to ten years. Somatuline® also treats the symptoms associated with neuroendocrine tumors, particularly carcinoid syndrome, such as diarrhea and flushing, by inhibiting the over-production of hormones secreted by these tumors.

As of December 31, 2005, Somatuline® and Somatuline® Autogel® had marketing authorizations in over 50 countries for the treatment of acromegaly and neuroendocrine tumors. Ipsen intends to file an application for marketing authorization in the United States by the end of 2006 for the treatment of acromegaly.

Based on Ipsen’s 2005 Annual Report, Somatuline® and Somatuline® Autogel® generated sales of €81,800,000 in 2005, up 13.4% as compared to 2004. In its main markets in Europe, Somatuline® Autogel® has achieved a 30% to 50% market share, varying from country to country, of the acromegaly market.

On July 17, 2006, Health Canada approved Somatuline® Autogel® for the long-term treatment of patients with acromegaly due to pituitary tumors who have had inadequate response to or cannot be treated with surgery and/or radiotherapy and for the relief of symptoms associated with acromegaly.

REASONS FOR STOCKHOLDER APPROVAL

Tercica common stock is listed on the NASDAQ Global Market, and, as a result, Tercica is subject to the rules of The NASDAQ Stock Market LLC (the “NASDAQ Rules”). Tercica is required to seek stockholder approval for the securities issuances described in Proposal 1 in order to ensure compliance with Rule 4350(i) of the NASDAQ Rules (“NASDAQ Rule 4350”). NASDAQ Rule 4350 requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. In addition, NASDAQ Rule 4350 requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding prior to the issuance for less than the greater of book or market value.

Tercica’s stockholders are being asked to approve the issuance of the Shares, the Convertible Notes, the Note Shares, the Warrant and the Warrant Shares because such issuances to Ipsen may be deemed to result in a “change of control” under NASDAQ Rule 4350. In addition, because the conversion prices of the Convertible Notes and the exercise price of the Warrant would be subject to weighted-average price-based antidilution adjustments in connection with certain issuances of Tercica common stock at a per share price less than the lower of $4.75 (€3.79 with respect to the Second Convertible Note) or the then-existing conversion prices of the Convertible Notes or exercise price of the Warrant, the issuance of these securities may be deemed an issuance at less than the greater of book or market value. Accordingly, Tercica is seeking stockholder approval to ensure compliance with NASDAQ Rule 4350.

APPRAISAL RIGHTS

Under Delaware law, Tercica stockholders are not entitled to appraisal rights or other similar rights in connection with the transactions contemplated by the Purchase Agreement.

INTERESTS OF OFFICERS AND DIRECTORS

None of Tercica’s officers or directors will participate in the transactions contemplated by the Purchase Agreement or receive any benefit from the transactions.

SUMMARY OF THE PURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS

Below is a summary of the terms of the Purchase Agreement and the agreements and other documents contemplated by the Purchase Agreement.

THE FOLLOWING SUMMARY BELOW IS INTENDED TO PROVIDE YOU WITH CERTAIN INFORMATION CONCERNING THE SECURITIES ISSUANCE. HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE DOCUMENTS ATTACHED TO THIS PROXY STATEMENT.

STOCK PURCHASE AND MASTER TRANSACTION AGREEMENT

The following summary of the provisions of the Stock Purchase and Master Transaction Agreement (the “Purchase Agreement”) is qualified in its entirety by the Purchase Agreement, which is attached hereto as Appendix A-1.

General. At the First Closing, subject to the satisfaction or waiver of the conditions thereto (as described below):

•	Tercica would issue the Shares to Ipsen;

•	Tercica would issue the First Convertible Note to Ipsen;

•	Tercica would issue the Warrant to Ipsen;

•	Tercica would exchange with Ipsen duly executed copies of the Affiliation Agreement, Registration Rights Agreement, Somatuline License and Collaboration Agreement and Increlex License and Collaboration Agreement;

•	Ipsen would deliver $77,318,944 to Tercica for the purchase price for the Shares; and

•	Ipsen would deliver $25,037,000 to Tercica, which represents the principal amount of the First Convertible Note (the amount to be delivered to Tercica for the First Convertible Note would be offset by approximately the same amount that Tercica would owe to Ipsen as an upfront payment under the Somatuline License and Collaboration Agreement).

At the Second Closing, subject to the satisfaction or waiver of the conditions thereto (as described below):

•	Tercica would issue the Second Convertible Note to Ipsen;

•	Tercica would issue the Third Convertible Note to Ipsen;

•	Ipsen would deliver €30,000,000 to Tercica, which represents the principal amount of the Second Convertible Note (the amount to be delivered to Tercica for the Second Convertible Note would be offset by approximately the same amount that Tercica would owe to Ipsen as a milestone payment under the Somatuline License and Collaboration Agreement); and

•	Ipsen would deliver $15,000,000 to Tercica, which represents the principal amount of the Third Convertible Note.

The First Closing would occur on the third business day following stockholder approval of this Proposal 1 and Proposal 3, provided that each of the closing conditions (as more fully described below) with respect to the First Closing have either been satisfied or waived in accordance with the terms of the Purchase Agreement. The Second Closing would occur on the date on which each of the closing conditions (as more fully described below) with respect to the Second Closing have either been satisfied or waived in accordance with the terms of the Purchase Agreement.

Representations and Warranties. In the Purchase Agreement, Tercica makes customary representations and warranties to Ipsen relating to, among other matters:

•	Tercica’s organization and qualification to conduct business;

•	Tercica’s capitalization;

•	Tercica’s subsidiaries;

•	the validity of the issuance of the Shares, the Warrant Shares and the Note Shares;

•	Tercica’s due execution, delivery and performance of the transaction documents;

•	the Board’s approval of the transactions contemplated by the Purchase Agreement;

•	the exemption of the issuance of the Shares, the Warrant, the Convertible Notes, the Note Shares and the Warrant Shares from registration under applicable securities laws;

•	the absence of defaults under Tercica’s organizational documents and agreements to which Tercica is a party;

•	the absence of certain material changes to Tercica or events that have had or would reasonably be expected to have a Material Adverse Effect on Tercica between March 31, 2006 and the date of the Purchase Agreement;

•	intellectual property matters;

•	Tercica’s compliance with applicable laws, including applicable Food and Drug Act regulations, and related matters;

•	product safety or efficacy;

•	litigation matters;

•	labor and employment matters;

•	employee benefits matters;

•	Tercica’s compliance with the Foreign Corrupt Practices Act, as amended and related matters;

•	Tercica’s filings with the Securities and Exchange Commission and Tercica’s financial statements;

•	Tercica’s internal accounting controls;

•	Tercica’s corporate records;

•	Tercica’s compliance with NASDAQ listing requirements;

•	Tercica’s reservation of shares of common stock to satisfy its obligation to issue the Shares, the Note Shares and the Warrant Shares;

•	the absence of brokers or finders entitled to compensation in connection with the proposed transactions with Ipsen;

•	Tercica’s receipt of a fairness opinion in connection with the proposed transactions with Ipsen; and

•	Tercica’s current business plan.

A “Material Adverse Effect” with respect to Tercica or Ipsen means a material adverse effect on the financial condition, properties, business or results of operations of the applicable party and its subsidiaries, taken as a whole, or a material adverse effect on the ability of the applicable party to perform its material obligations under the Purchase Agreement or the other transaction documents; provided, however, that none of the following, either alone or in combination, would be taken into account in determining whether there has been or will be a Material Adverse Effect:

•	any adverse effect resulting from or arising out of general economic conditions to the extent that such conditions do not disproportionately affect the applicable party and its subsidiaries, taken as a whole;

•	any adverse effect resulting from or arising out of general conditions in the industries in which the applicable party and its subsidiaries operate to the extent that such conditions do not disproportionately affect such party and its subsidiaries, taken as a whole;

•	any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof to the extent they do not disproportionately affect the applicable party and its subsidiaries, taken as a whole;

•	any adverse change in reported financial results to the extent such change results from or arises out of changes (after the date of the Purchase Agreement) in GAAP or applicable laws;

•	a reduction in market price of the applicable party’s common stock on the stock markets on which it trades (unless the reduction is related to factors that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect); or

•	any adverse effect resulting from or arising out of the failure of the applicable party to achieve projected financial results except to the extent that such failure is related to operational issues or other factors that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

In the Purchase Agreement, Ipsen makes customary representations and warranties to Tercica relating to, among other matters:

•	Ipsen’s organization and qualification to conduct business;

•	securities law matters;

•	Ipsen’s due execution, delivery and performance of the transaction documents;

•	acknowledgement regarding legal and tax matters;

•	the approval of the transactions contemplated by the Purchase Agreement by Ipsen’s board of directors;

•	the absence of defaults under Ipsen’s organizational documents and agreements to which Ipsen is a party;

•	Ipsen’s compliance with applicable laws;

•	product safety or efficacy;

•	litigation matters; and

•	acknowledgment of restrictive legends on the securities to be issued pursuant to the Purchase Agreement.

Covenants.

Efforts. Tercica and Ipsen have agreed to use commercially reasonable efforts to cause the closing conditions related to the First Closing to be satisfied as soon as practicable.

Conduct of Business. Between the date of the Purchase Agreement and the First Closing, Tercica has agreed to conduct its business in the ordinary course, consistent with past practice in all material respects, and to use commercially reasonable efforts to maintain Tercica’s assets and properties in good repair, preserve intact Tercica’s current business operations and preserve Tercica’s business relationships, consistent with past practice. Further, Tercica has agreed, except as otherwise expressly provided in the Purchase Agreement or as required by law, not to take any of the following actions without the prior written consent of Ipsen:

•	authorize the issuance of or issue any stock or any securities convertible into or exercisable or exchangeable for stock, other than the grant of employee or director stock options and other equity awards in the ordinary course of business, and the issuance of stock upon the exercise thereof or upon exercise of options and or warrants outstanding as of the date of the Purchase Agreement;

•	split, combine or reclassify any shares of Tercica capital stock;

•	declare or pay any dividends on shares of Tercica capital stock;

•	redeem, repurchase or acquire any securities of Tercica, other than in connection with the termination of services being rendered to Tercica;

•	fail to comply with any applicable law, the non-compliance of which would reasonably be expected to have a Material Adverse Effect on Tercica, or fail to comply with any Securities and Exchange Commission filing requirements, the effect of which non-compliance would be material to an investor;

•	adopt or become obligated to contribute to an employee benefit plan;

•	take any action that would require Ipsen’s consent under any of the transaction documents;

•	intentionally or negligently take any action, or knowingly omit to take any action that would or would reasonably be expected to result in a representation or warranty made by Tercica under the Purchase Agreement to become untrue or any of the conditions to the obligations of Ipsen to complete the First Closing to not be fully satisfied; or

•	agree or commit to agree to do any of the foregoing.

Proxy Statement/Stockholders’ Meeting. Tercica has agreed to prepare and file this proxy statement with the Securities and Exchange Commission. Tercica has also agreed that the Board would (i) recommend the approval by Tercica’s stockholders of all of the proposals included in this proxy statement, except to the extent that the Board withdraws or modifies its recommendation as permitted under the Purchase Agreement, and (ii) call, give notice of, convene and hold the Special Meeting for the purpose of seeking stockholder approval of all of the proposals included in this proxy statement.

No Shop. Until the earlier of the termination of the Purchase Agreement pursuant to its terms or the date of the First Closing, Tercica has agreed not to, and not to cause nor permit any of its affiliates or any of its or an affiliate’s directors, officers, employees, agents or representatives to:

•	negotiate, authorize, recommend, enter into or propose to enter into a transaction, other than with Ipsen, with respect to (i) the issuance, sale or acquisition of Tercica’s securities (other than employee, director and consultant stock options, employee stock purchase plan transactions and shares issuable upon exercise of warrants in existence as of the date of the Purchase Agreement or options that are either in existence as of the date of the Purchase Agreement or that have been granted consistent with past custom and practice); (ii) a sale or lease of material assets by Tercica (other than product sales in the ordinary course of business); or (iii) any merger, recapitalization, business combination, strategic alliance, joint venture or similar transaction involving Tercica (a “Competing Transaction”);

•	continue to engage in any pending discussions or negotiations with any third party concerning any previously proposed Competing Transaction;

•	knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals, indications of interest or offers in respect of a Competing Transaction; or

•	knowingly furnish or cause to be furnished to any person any information in furtherance of a Competing Transaction.

However, Tercica may provide information to a third party who has made an unsolicited bona fide written proposal for a Competing Transaction, provided that the Board determines in good faith that such proposal constitutes or would reasonably be expected to lead to a proposal for a transaction that it determines to be superior to Tercica than the transactions contemplated by the Purchase Agreement. The Board may engage in negotiations or discussions with a third party who has made an unsolicited bona fide written proposal for a Competing Transaction, but, to the extent that the discussions exceed the level that is reasonably necessary to assess the likely value of the proposal, only to the extent that failure to do so would be reasonably likely to lead to a breach of the directors’ fiduciary duties and only if the Board has a good faith determination that such proposal would lead to a superior proposal. The Board may also withdraw or modify its recommendation that the Tercica stockholders approve the transactions contemplated by the Purchase Agreement to the extent that failure to do so would reasonably be likely to lead to a breach of the directors’ fiduciary duties. In addition, the Board may terminate the Purchase Agreement (as described below) pursuant to the terms of the Purchase Agreement, if failure to do so would be reasonably likely to lead to a breach of the directors’ fiduciary duties. In connection with any proposed change or modification to the Board’s recommendation or termination of the Purchase Agreement, Tercica would be required to give to Ipsen two business days’ written notice of the Board’s intention to take such action. Prior to taking such action, the Board would also be required to consider any changes to the Purchase Agreement proposed by Ipsen and if, a proposed action is in connection with a superior proposal, the Board must make a good faith determination that any applicable unsolicited proposal remains a superior proposal after the changes proposed by Ipsen.

Cooperation Regarding Approvals. Tercica and Ipsen have each agreed to take all commercially reasonable steps to obtain, as promptly as practicable, all authorizations, consents, orders and approvals of all governmental entities that may be or become necessary in connection with the transactions contemplated by the Purchase Agreement and the other transaction documents, including under the Hart-Scott-Rodino Antitrust & Improvements Act of 1976, as amended (the “HSR Act”). Tercica and Ipsen have also agreed to make all necessary filings to be made with governmental agencies in connection with the transactions contemplated by the Purchase Agreement and the other transaction documents, including those that are required under the HSR Act.

Notice of Certain Events. Tercica and Ipsen have each agreed to give the other notice of:

•	any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Purchase Agreement and the other transaction documents;

•	any notice or other communication from any governmental entity in connection with the review, clearance or approval of the transactions contemplated by the Purchase Agreement and the other transaction documents;

•	any legal proceeding commenced or threatened against, relating to or involving or otherwise affecting the applicable party that, if pending on the date of the Purchase Agreement, would have been required to have been disclosed or that relates to the transactions contemplated by the Purchase Agreement and the other transaction documents; and

•	any matter (including a breach of covenant or a representation or warranty contained in the Purchase Agreement) that would reasonably be expected to lead to the non-satisfaction of any of the closing conditions.

Conditions to First Closing.

Tercica’s obligations to consummate the First Closing are subject to the satisfaction of several closing conditions, including, but not limited to, the following (which may be waived in whole or in part by Tercica to the extent legally permissible):

•	the accuracy of Ipsen’s representations and warranties in the Purchase Agreement as of the date of the Purchase Agreement, except to the extent the representations and warranties expressly related to an earlier date, in which case they must be accurate as of that earlier date;

•	the absence of an event or circumstance that has had, or would reasonably be expected to have, a material adverse effect on Ipsen’s ability to perform its obligations under the License Agreements, subject to specified exceptions;

•	Ipsen’s material compliance with its covenants and agreements in the Purchase Agreement;

•	the absence of any pending or threatened litigation with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated by the Purchase Agreement or the other transaction documents or seeking (with the probable or reasonably likely effect of receiving) material damages on account thereof;

•	the approval by Tercica’s stockholders of Proposals 1 and 3 in this proxy statement;

•	the expiration of the waiting period under the HSR Act;

•	the absence of any law or governmental order (issued or pending) that prohibits consummation of the transactions contemplated by the Purchase Agreement or the other transaction documents or materially modifies any material term thereof; and

•	the receipt of all required material governmental authorizations or approvals.

Ipsen’s obligations to consummate the First Closing are subject to the satisfaction of several closing conditions, including, but not limited to, the following (which may be waived in whole or in part by Ipsen):

•	the accuracy of Tercica’s representations and warranties in the Purchase Agreement as of the date of the Purchase Agreement, except to the extent the representations and warranties expressly related to an earlier date, in which case they must be accurate as of that earlier date;

•	the absence of an event or circumstance that has had, or would reasonably be expected to have, a material adverse effect on Tercica’s ability to perform its obligations under the License Agreements, subject to specified exceptions;

•	Tercica’s material compliance with its covenants and agreements in the Purchase Agreement;

•	the absence of any pending or threatened litigation with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated by the Purchase Agreement or the transaction documents or seeking (with the probable or reasonably likely effect of receiving) material damages on account thereof;

•	the approval by Tercica’s stockholders of Proposals 1 and 3 in this proxy statement;

•	the expiration of the waiting period under the HSR Act;

•	the absence of any law or governmental order (issued or pending) that prohibits consummation of the transactions contemplated by the Purchase Agreement or the other transaction documents or materially modifies any material term thereof;

•	the implementation of Ipsen’s right to nominate two out of nine members of the Board;

•	the implementation of the Rights Agreement; and

•	the receipt of all required material governmental authorizations or approvals.

Conditions to Second Closing.

Tercica’s obligations to consummate the Second Closing are subject to the satisfaction of several closing conditions, including, but not limited to, the following (which may be waived in whole or in part by Tercica):

•	the First Closing having been consummated;

•	the milestone event in the Somatuline License and Collaboration Agreement related to marketing approval of Somatuline® Autogel® by the United States Food & Drug Administration for the targeted product label having occurred;

•	the absence of any material breach by Ipsen of the documents entered into in connection with the transactions contemplated by the Purchase Agreement; and

•	the Somatuline License and Collaboration Agreement not having been terminated.

Ipsen’s obligations to pay the principal amounts of the Second Convertible Note and the Third Convertible Note are subject to the satisfaction of several closing conditions, including, but not limited to, the following (which may be waived in whole or in part by Ipsen):

•	the First Closing having been consummated;

•	the milestone event in the Somatuline License and Collaboration Agreement related to marketing approval of Somatuline® Autogel® by the U.S. Food & Drug Administration for the targeted product label having occurred;

•	the absence of any material breach by Tercica of the documents entered into in connection with the transactions contemplated by the Purchase Agreement; and

•	the Somatuline License and Collaboration Agreement not having been terminated.

Termination.

The Purchase Agreement and the transactions contemplated by the Purchase Agreement may be terminated by Ipsen if:

•	Tercica has breached any of its representations, warranties, obligations, agreements or covenants under the Purchase Agreement, subject to a cure period, effective date and materiality standards provided for in the Purchase Agreement;

•	there has been an event, occurrence or circumstance that has had or would reasonably be expected to have a material adverse effect on Tercica’s ability to perform its obligations under the License Agreements, subject to a cure period provided for in the Purchase Agreement; or

•	at any time prior to the Special Meeting, the Board changes its recommendation that Tercica’s stockholders approve the transactions contemplated by the Purchase Agreement.

The Purchase Agreement and the transactions contemplated by the Purchase Agreement may be terminated by Tercica if:

•	Ipsen has breached any of its representations, warranties, obligations, agreements or covenants under the Purchase Agreement, subject to a cure period, effective date and materiality standards provided for in the Purchase Agreement;

•	there has been an event, occurrence or circumstance that has had or would reasonably be expected to have a material adverse effect on Ipsen’s ability to perform its obligations under the License Agreements, subject to a cure period provided for in the Purchase Agreement; or

•	the Board authorizes Tercica, subject to the terms of the Purchase Agreement, to enter into a transaction that it determines to be more favorable to Tercica’s stockholders from a financial point of view than the transactions contemplated by the Purchase Agreement.

The Purchase Agreement and the transactions contemplated by the Purchase Agreement may also be terminated by either Tercica or Ipsen:

•	by mutual written consent;

•	if the First Closing has not occurred by October 31, 2006 or such other date, if any, as Tercica and Ipsen agree in writing, unless (i) the First Closing has not occurred as of such date due to the waiting periods under the HSR Act not having expired or terminated by such date or the failure to obtain all other required material governmental authorizations or approvals or (ii) the Securities and Exchange Commission has not cleared this proxy statement by September 22, 2006;

•	if, at December 31, 2006, the Securities and Exchange Commission has not cleared this proxy statement, all applicable waiting periods under the HSR Act have not expired or terminated or all

•	other required material governmental authorizations or approvals have not been obtained by such date;

•	if the First Closing has not occurred by March 1, 2007 or such other date, if any, as Tercica and Ipsen may agree in writing;

•	if there shall be any law that makes the consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited;

•	if there shall be any final order permanently restraining, enjoining or otherwise prohibiting consummation of the First Closing; or

•	if Tercica’s stockholders do not approve Proposal 1 and Proposal 3 in this proxy statement.

Effect of Termination. If the Purchase Agreement is terminated because Tercica’s stockholders do not approve Proposal 1 and Proposal 3 in this proxy statement, but the Supporting Stockholders (as defined below under the caption “Voting Agreements”) vote their shares in favor of the transactions contemplated by the Purchase Agreement, Tercica would be required to pay to Ipsen $1,500,000. If either Tercica or Ipsen terminates the Purchase Agreement under certain circumstances prior to March 1, 2007, Tercica or Ipsen, as applicable, must pay to the other party $1,500,000. If the Purchase Agreement is terminated: (i) by either Tercica or Ipsen because Tercica’s stockholders do not approve Proposal 1 and Proposal 3 in this proxy statement and the Supporting Stockholders do not vote their shares in favor of Proposal 1 and Proposal 3 in this proxy statement; (ii) by Ipsen in connection with a change in the Board’s recommendation that Tercica’s stockholders approve the transactions contemplated by the Purchase Agreement; or (iii) by Tercica in connection with a transaction that the Board determines to be more favorable to Tercica’s stockholders from a financial point of view than the transactions contemplated by the Purchase Agreement, Tercica is required to pay to Ipsen 3% of the sum of the Purchase Price and the aggregate principal amount of the Convertible Notes.

Survival of Representations and Warranties. The representations and warranties in the Purchase Agreement survive the First Closing and would terminate at the close of business on the 15-month anniversary of date of the First Closing; provided, however, that certain representations and warranties would not terminate until the applicable statute of limitations has expired. The representations and warranties that survive until the applicable statute of limitations has expired include representations and warranties as to:

•	Tercica’s capitalization;

•	the validity of the issuance of the Shares, the Warrant Shares and the Note Shares;

•	Tercica’s full legal right, corporate power and authority to enter into the transaction documents, issue the Shares, the Warrant, the Warrant Shares, the Convertible Notes and the Note Shares and perform the transactions contemplated by the transaction documents;

•	Tercica’s Securities and Exchange Commission filings and Tercica’s financial statements; and

•	Ipsen’s full legal right, corporate power and authority to enter into the transaction documents and perform the transactions contemplated by the transaction documents.

Indemnification. Tercica and Ipsen would indemnify and hold each other harmless from and against all losses arising out or relating to any breach or violation of its representations, warranties, covenants or agreements made in the Purchase Agreement or in the certificates each of the parties has agreed to deliver with respect to the accuracy of its representations and warranties. Any materiality or Material Adverse Effect qualifiers contained in a representation or warranty would not to be taken into account for purposes of determining if there has been any breach of a representation or warranty and related losses. Except with respect to claims by Ipsen related to representations made by Tercica as to Tercica’s Securities and Exchange Commission filings and financial statements, neither party would be under any obligation to indemnify the other party until and unless the aggregate losses to which such party would be liable exceeds $1,500,000, in which case such party would only be required to indemnify for such losses in excess of this minimum amount. The indemnification provisions are the sole and exclusive remedy in connection with the transactions contemplated by the Purchase Agreement.

WARRANT

General. Pursuant to the Purchase Agreement, Tercica agreed to issue the Warrant to Ipsen at the First Closing to enable Ipsen, or any subsequent holder of the Warrant, to purchase the number of Warrant Shares as described under the caption “Number of Shares Subject to the Warrant.” The Warrant would be exercisable by the holder of the Warrant in full or in part, in cash or through a cashless exercise arrangement, at any time during the five year period following the First Closing. The Warrant contains customary representations by Tercica regarding securities law matters and the Warrant Shares and customary representations by Ipsen regarding securities law matters.

Number of Shares Subject to the Warrant. The Warrant would be exercisable for the number of Warrant Shares equal to the greater of (i) 4,948,795 shares of Tercica common stock (the “Baseline Amount”) or (ii) the Baseline Amount plus a variable amount of shares of Tercica common stock (the “Variable Amount”). The Variable Amount, which would fluctuate throughout the term of the Warrant, would equal the number of shares of Tercica common stock determined by netting (i) two-thirds of the total number of shares of Tercica common stock issued (or underlying options, warrants and similar instruments issued) by Tercica (a) after June 30, 2006 and prior to the First Closing, (b) after the First Closing in connection with certain strategic transactions involving Tercica if Ipsen’s right of first offer, as described under the caption “Affiliation Agreement—Right of First Offer,” is not applicable to such issuance and (c) after the First Closing to raise proceeds for paying amounts due and payable under the Convertible Notes, against (ii) the total number of shares of Tercica common stock (a) acquired (or underlying options, warrants or similar instruments acquired) by Ipsen from persons other than Tercica after the date of the First Closing following which Ipsen and its affiliates beneficially own less than or equal to 40% of Tercica’s outstanding common stock on a diluted basis and (b) into which interest accrued on the Convertible Notes has converted or could be converted into Tercica common stock. The Variable Amount would have only the effect of increasing the number of Warrant Shares to a number of shares of Tercica common stock above the Baseline Amount. The Warrant Shares would be subject to adjustment as described under the caption “Adjustment Provisions” below.

Exercise Price. The initial exercise price of the Warrant would be $7.41 per share (the “Exercise Price”) and would be subject to adjustment as described under the caption “Adjustment Provisions” below.

Adjustment Provisions.

Structural Antidilution Adjustments. Both the Exercise Price and the Warrant Shares would be subject to proportional adjustments in the event of a subdivision or combination of Tercica common stock, as well as in the event of the payment by Tercica of a dividend or other distribution of Tercica common stock to all holders of Tercica common stock, such that the number of Warrant Shares and the Exercise Price would be adjusted to give the holder of the Warrant, upon exercise of the Warrant for the same aggregate Exercise Price, the total number of Warrant Shares that the holder of the Warrant would have held had the Warrant been exercised prior to such event and had the holder continued to hold such shares until after the event requiring the adjustment. In addition, in the event of certain reclassifications or other changes in Tercica common stock, or in the event of certain consolidations, mergers or mandatory share exchanges with or into another corporation, the holder of the Warrant would be entitled to a new warrant that would enable the holder to receive, in lieu of Warrant Shares, the kind and amount of securities or other property that would have been received by the holder had the holder exercised the Warrant immediately prior to such event. In the event of certain merger or sale transactions in which the surviving, successor or acquiring person does not agree to assume the obligations under the Warrant, the Warrant would terminate on the consummation of such event. The holder of the Warrant would also be entitled to the benefit of any liquidating distributions or dividends, including a distribution made in respect of the sale of all or substantially all of Tercica’s assets.

Price-Based Antidilution Adjustments. Both the Exercise Price and the Baseline Amount (but not the Variable Amount), would be subject to weighted-average price-based antidilution adjustments. Under the provisions of the Warrant, if Tercica were to issue or sell or is deemed by the express provisions of the Warrant to have issued or sold additional shares of its common stock, other than excluded shares (which generally means shares issued or deemed issued to Tercica’s directors, officers, employees or consultants (provided that consultants receive no more than 75,000 shares per calendar year) under Tercica’s stock option plans or arrangements, shares issued upon conversion of the Convertible Notes or convertible securities outstanding on the date the Warrant is issued, or shares issued or deemed issued in connection with any stock split, stock dividend or recapitalization), at an effective price less than the lower of $4.75 or the then-effective Exercise Price (such lower amount referred to as the “Trigger Price”), the then-effective Exercise Price would be decreased to an amount determined by multiplying the then-effective Exercise Price by a fraction:

•	the numerator of which would be the sum of (i) the number of shares of Tercica common stock outstanding immediately prior to such issuance or sale (including the number of shares issuable upon conversion of the Convertible Notes and upon exercise of the Warrant) plus (ii) the quotient obtained by dividing (a) the aggregate consideration received by Tercica for such additional shares of common stock by (b) the Trigger Price; and

•	the denominator of which would be the sum of (i) the number of shares of Tercica common stock outstanding immediately prior to such issuance or sale (including the number of shares issuable upon conversion of the Convertible Notes and upon exercise of the Warrant) plus (ii) the number of additional shares of Tercica common stock issued or sold or deemed to be issued or sold.

Upon any reduction of the Exercise Price in accordance with the above, the number of Warrant Shares then constituting the Baseline Amount would be increased by multiplying the number of Warrant Shares then constituting the Baseline Amount by a fraction, the numerator of which would be the Exercise Price immediately prior to such issuance or sale, and the denominator of which would be the Exercise Price immediately after such issuance or sale (as reduced in accordance with the formula above).

Issuance of Shares. Upon the delivery of the exercise notice, the aggregate exercise price (or notice of cashless exercise) and the Warrant, the holder of the Warrant would be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which the Warrant is being exercised.

Transfer. Subject to applicable law and the terms of the Warrant, the Warrant would be assignable and transferable to an affiliate of the holder without Tercica’s consent upon delivery of a properly executed assignment.

CONVERTIBLE NOTES

General. Pursuant to the Purchase Agreement, the First Convertible Note in the principal amount of $25,037,000 would be issued to Ipsen at the First Closing. The amount to be delivered to Tercica for the First Convertible Note would be offset by approximately the same amount that Tercica would owe Ipsen as the upfront license fee under the Somatuline License and Collaboration Agreement. At the Second Closing, Tercica would issue the Second Convertible Note and the Third Convertible Note in the principal amounts of €30,000,000 and $15,000,000, respectively. The amount to be delivered to Tercica for the Second Convertible Note would be offset by approximately the same amount that Tercica would owe Ipsen as a milestone payment under the Somatuline License and Collaboration Agreement. For more information on Tercica’s payment obligations to Ipsen under the Somatuline License and Collaboration Agreement, see the caption “License Agreements” below. Other than with respect to the principal amounts thereunder, each of the Convertible Notes generally contains substantially the same terms and conditions and includes certain representations and warranties of Tercica with respect to its indebtedness. Accordingly, when the following summary refers to a Convertible Note, it is referring to each of the Convertible Notes unless the context clearly provides otherwise.

Interest. Interest would bear on a Convertible Note at the rate of 2.5% per annum from the date of issuance, compounded quarterly. To the extent permitted by law, with respect to any overdue payment of principal or interest on the Convertible Note, the interest rate per annum would equal the greater of 5.52% and 3% over the applicable Libor rate, which default interest would be payable on demand by Ipsen or any subsequent holder of the Convertible Note.

Prepayment. Tercica would not be permitted to prepay any interest or principal amount under a Convertible Note without the prior written consent of the holder of the Convertible Note.

Maturity. The entire principal balance and accrued interest under a Convertible Note would become due and payable on the later to occur of the fifth anniversary of the date of issuance or the second anniversary of the date on which the holder notifies Tercica that it will not convert the Convertible Note in full (the “Maturity Date”). Notwithstanding the foregoing, the holder would be entitled to declare all amounts outstanding under a Convertible Note immediately due and payable:

•	if an event of Default (as defined below) occurs;

•	for so long as the approval rights as described under the caption “Affiliation Agreement—Matters Requiring Ipsen Approval” remain in effect, if any other person or “group” (within the meaning of the Securities Exchange Act of 1934, as amended) (i) that is not already the beneficial owner of more than 9.9% of Tercica’s then outstanding common stock acquires beneficial ownership of greater than 9.9% of Tercica’s then outstanding common stock, or (ii) currently beneficially owning greater than 9.9% of Tercica’s outstanding common stock increases the percentage of Tercica’s outstanding common stock currently beneficially owned by such person or group; or

•	if the approval rights as described under the caption “Affiliation Agreement—Matters Requiring Ipsen Approval” cease to remain effective, if any other person or “group” (within the meaning of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of greater than 50% of Tercica’s then outstanding common stock.

Under a Convertible Note, an event of “Default” would occur if:

•	Tercica fails to pay any principal or interest in respect of the Convertible Note and such failure continues for five business days following written notice thereof from the holder specifying such failure;

•	any representation or warranty made by Tercica in the Convertible Note or in any other of the transaction documents was incorrect in any material respect when made;

•	Tercica fails to perform or observe any covenant or agreement contained in the Convertible Note or any other transaction document to be performed or observed by it, subject to certain grace and cure periods;

•	any default or event of default occurs under any other Convertible Note after giving effect to any applicable grace or cure periods;

•	Tercica or any of Tercica’s subsidiaries fail to pay any indebtedness for borrowed money in excess of $250,000 (other than the indebtedness evidenced by the Convertible Notes), including any interest or premium thereon, when due (and such failure continues after any applicable grace or cure period), or any other event occurs and continues after any applicable grace or cure period that would accelerate the maturity of such indebtedness or would require Tercica or any subsidiary to purchase or repay (or become obligated to purchase or repay) such indebtedness prior to its stated maturity or regularly scheduled dates of payment;

•	the Convertible Note fails or ceases to rank at least pari passu in right of payment to all other indebtedness with Tercica’s most senior debt, subject to certain exceptions;

•	Tercica or any of Tercica’s subsidiaries are generally not paying their debts as such debts become due, or admit in writing their inability to pay debts generally, or if they make a general assignment for the benefit of creditors; or

•	any proceeding is instituted by or against Tercica or any of Tercica’s subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking, among other things, dissolution, liquidation or winding up, and such proceeding remains undismissed or unstayed for a period of 60 days.

Conversion; Conversion Price. The principal amount of a Convertible Note, plus all accrued interest thereon, would be convertible into shares of Tercica common stock at an initial conversion price per share equal to $7.41 per share (or €5.92 per share with respect to the Second Convertible Note) (the “Conversion Price”).

Issuance of Shares. Upon the delivery of a notice of conversion, the holder of a Convertible Note would be deemed for all corporate purposes to have become the holder of record of the Tercica common stock issuable upon such conversion, and the outstanding principal amount and the amount of accrued and unpaid interest under the Convertible Note would be reduced to reflect such conversion.

Adjustment Provisions.

Structural Antidilution Adjustments. The Conversion Price of a Convertible Note would be subject to proportional adjustments in the event of a subdivision or combination of Tercica common stock, as well as in the event of the payment by Tercica of a dividend or other distribution of Tercica common stock to all holders of Tercica common stock, such that the Conversion Price would be adjusted to give the holder of the Convertible Note, upon conversion of the Convertible Note for the same aggregate Conversion Price, the total number of Note Shares that the holder of the Convertible Note would have held had the Convertible Note been converted prior to such event and had the holder continued to hold such shares until after the event requiring the adjustment. In addition, in the event of certain reclassifications or other changes in Tercica common stock, or in the event of certain consolidations, mergers or mandatory share exchanges with or into another corporation, the holder of the Convertible Note would be entitled to a new convertible note that would enable the holder to receive, in lieu of the Note Shares, the kind and amount of securities or other property that would have been received by the holder had the holder converted the Convertible Note immediately prior to such event.

Price-Based Antidilution Adjustments. The Conversion Price of a Convertible Note would be subject to weighted-average price-based antidilution adjustments. Under the provisions of a Convertible Note, if Tercica were to issue or sell or is deemed by the express provisions of the Convertible Note to have issued or sold additional shares of its common stock, other than excluded shares (as described under the caption “Warrant—Adjustment Provisions—Price-Based Antidilution Adjustments”), at an effective price less than the lower of $4.75 (or €3.79 with respect to the Second Convertible Note) or the then-effective Conversion Price, then the then-effective Conversion Price would be decreased to an amount determined by using the same formula as described under the caption “Warrant—Adjustment Provisions—Price-Based Antidilution Adjustments.” With respect to the Second Convertible Note, these weighted-average price-based antidilution adjustments would take into account, and be calculated in part based upon, an exchange rate equal to €1/$1.2519.

Negative Covenants. Until the earlier of (i) repayment in full to the holder of a Convertible Note of the principal and accrued interest thereunder, or (ii) the date of a sale or other transfer of Tercica common stock by Ipsen or its affiliates to non-affiliates of Ipsen which, aggregated with previous sales or other transfers of Tercica common stock by Ipsen or its affiliates to non-affiliates of Ipsen, exceeds five percent of Tercica’s outstanding common stock as of the date of the most recent sale or other such transfer (a “Triggering Sale”) and the occurrence of a “Covenant Defeasance,” Tercica has agreed that it would not (and would cause it subsidiaries not to), without prior written consent of the holder of the Convertible Note:

•	make, or permit any subsidiary to make, loans to, or own any stock or other securities in another corporation, partnership or other entity, with certain exceptions with respect to certain permitted investments, including those permitted under Tercica’s investment policy;

•	adopt any plan or arrangement with respect to the dissolution or liquidation of Tercica;

•	enter into any material transaction or contract unless it would reflect the execution of a budget approved by the Board and would not be reasonably anticipated to increase future budgets beyond current projections (or where no current projections have been formally prepared, beyond reasonably anticipated growth based on Tercica’s recent operating performance);

•	dispose of or acquire any property or assets other than in the ordinary course of business, provided that Tercica may not in any event acquire or dispose of any property or assets with an aggregate value exceeding $5,000,000 without Ipsen’s written consent unless the transfer is otherwise permitted under the terms of the Convertible Note;

•	merge or consolidate with any other person other than Tercica;

•	establish or approve an operating budget with anticipated research and development spending in excess of $25,000,000 per year, plus amounts approved by the Joint Steering Committee under the Somatuline License and Collaboration Agreement for spending related to the products of Ipsen or its affiliates;

•	enter into any transaction or agreement that would reasonably be likely to require an increase in research and development spending above the amount specified above;

•	incur capital expenditures of more than $2,000,000 in any given year;

•	make any investments, other than certain investments permitted under the Convertible Note;

•	subject to certain limited exceptions, incur any indebtedness other than indebtedness evidenced by the Convertible Notes and other than certain indebtedness permitted by the Convertible Note; provided that, with respect to indebtedness permitted by the Convertible Note, if following the incurrence of such permitted indebtedness, Tercica’s total indebtedness exceeds $2,500,000, then such permitted indebtedness will not be permitted unless immediately prior and after giving effect to the incurrence of such permitted indebtedness, Tercica’s ratio of net indebtedness to EBITDA does not exceed 1 to 1;

•	subject to certain limited exceptions, change its principal business, enter new lines of business or exit its current line of business;

•	declare or pay any cash dividend on or redeem or repurchase any shares of its capital stock, other than repurchases upon termination of services to Tercica;

•	create, incur, assume or permit to exist, any liens on any of its properties or assets whether now owned or hereafter acquired, other than certain liens permitted under the Convertible Note;

•	prepay or pay any indebtedness except for trade payables incurred in the ordinary course of business and other indebtedness permitted under the Convertible Note; or

•	permit any of its subsidiaries to enter into any agreement or contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes) restricting the ability of such subsidiary to pay dividends out of profits or make any other similar distributions of profits to Tercica or any of Tercica’s subsidiaries that owns outstanding shares of capital stock or similar equity interests of such subsidiary.

For the purposes of these negative covenants, a “Covenant Defeasance” would generally occur if a Triggering Sale has occurred and Tercica has deposited to a trust account, to be held with a financial institution reasonably acceptable to the holder of the Convertible Note and Tercica, funds sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal and accrued interest due on the Convertible Note as of the Maturity Date, and Tercica has complied with certain other obligations, including providing notice to the holder of the Covenant Defeasance.

Affirmative Covenants. With respect to a Convertible Note, Tercica would agree that it would:

•	give written notice to the holder of the Convertible Note upon the occurrence of a Default or any event that would constitute a Default within five business days of such event;

•	comply in all material respects with all applicable laws and with every applicable lawful governmental order;

•	keep adequate and proper records and books of account;

•	generally maintain and preserve its existence, rights and privileges, and obtain, maintain and preserve any permits, licenses, authorizations and approvals that are necessary in the proper conduct of Tercica’s business; and

•	maintain sufficient available nonassessable shares of common stock for the issuance of the Note Shares upon conversion of the Convertible Note.

Indemnification. Tercica would agree to indemnify the holder of a Convertible Note and its representatives and affiliates against any and all liabilities, judgments, claims, settlements, losses, damages, reasonable fees, liens, taxes, penalties, obligations and expenses incurred or suffered by any such person as a result of any misrepresentation or breach of any representation, warranty or covenant contained in the Convertible Note or other document delivered by Tercica pursuant to or in connection with the Convertible Note (other than the Purchase Agreement, the Somatuline License and Collaboration Agreement, the Increlex License and Collaboration Agreement, the Registration Rights Agreement and the Affiliation Agreement) or otherwise in connection with or related to the Convertible Note. Tercica is not obligated to indemnify for losses caused by the gross negligence or willful misconduct of any of these indemnified persons. The indemnification provisions would survive repayment in full of each of the Convertible Notes.

Transfer. Subject to applicable law and the terms of a Convertible Note, the Convertible Note would be assignable and transferable to an affiliate of the holder without Tercica’s consent.

AFFILIATION AGREEMENT

Pursuant to the Purchase Agreement, Tercica and Ipsen have agreed to enter into an Affiliation Agreement at the First Closing. This summary of the Affiliation Agreement is qualified in its entirety by the form of Affiliation Agreement, which is attached hereto as Appendix A-2.

Board Representation. So long as Ipsen holds at least 15% of the outstanding shares of Tercica common stock, Ipsen would be entitled to nominate two out of the nine directors of the Board. In the event that Ipsen holds at least 10% of the outstanding shares of Tercica common stock, but less than 15%, it would be entitled to nominate one director to the Board. Ipsen’s right to nominate directors to the Board (and its right to a Board observer, as described below) would terminate if its ownership percentage of the outstanding Tercica common stock falls below 10%. The Board would also be comprised of no more than two directors who are employees of Tercica, one of which would be Tercica’s chief executive officer. The remaining members of the Board would be required to have outstanding reputations for personal integrity and have experience relevant to Tercica’s business as well as be “independent,” as defined in the NASDAQ Rules (or such other listing standards applicable to Tercica from time to time).

Ipsen is also entitled to one Board observer who would be entitled to attend but not vote at meetings of the Board and who is required to be a member of Ipsen’s Executive Committee. For so long as an Ipsen-nominated director remains on the Board, Tercica would required to maintain directors’ and officers’ insurance with certain insurers and with at least the current level of coverage, and would be required to indemnify the Ipsen-nominated directors to the full extent allowed by law.

In the event that Ipsen holds at least 60% of the then outstanding shares of Tercica common stock, Ipsen would be entitled to nominate an unlimited number of directors to the Board. Ipsen would also be entitled to nominate additional independent director nominees (which nominees must be independent of Ipsen) for election to the Board starting in 2008, as follows: one nominee in 2008, two nominees in 2009 and four nominees in 2010; provided, however, that these rights would terminate if Ipsen holds less than 15% of the outstanding shares of Tercica common stock and would be reduced if there is a Triggering Sale.

Committees. The following committees would be established, empowered and maintained at all times during the term of the Affiliation Agreement: (i) an Audit Committee comprised of independent directors; (ii) a Nominating Committee (i.e., the current Corporate Governance and Nominating Committee of the Board, or such other nominating committee of the Board responsible for recommending the nomination of directors to the Board in accordance with the Affiliation Agreement); (iii) a Strategic Planning Committee whose responsibilities are more fully described below and that would be comprised of one management director (who would be Tercica’s chief executive officer), each Ipsen-nominated director and two independent directors (who would be designated by a majority of Tercica’s independent directors); (iv) a Compensation Committee comprised of at least two independent directors; and (v) such other committees as the Board deems necessary or desirable, provided that such committees are established in compliance with the terms of the Affiliation Agreement. An Ipsen-nominated director would be entitled to attend, as a non-participant, all meetings of the Compensation Committee.

Corporate Opportunities’ Waiver. Except as Ipsen may agree in writing, neither Ipsen, nor any of its affiliates nor any of their respective directors, officers or employees would be liable to Tercica or Tercica’s stockholders for breach of any fiduciary duty by reason of the activities of Ipsen or any of Ipsen’s affiliates. If Ipsen or any of its affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Ipsen (or its affiliates) and Tercica, neither Ipsen nor its affiliates would have a duty to offer such opportunity to Tercica. Further, neither Ipsen nor it affiliates would be held liable to Tercica or its stockholders for breach of fiduciary duty as a stockholder or controlling person of a stockholder of Tercica if Ipsen or its affiliates pursues or acquires such corporate opportunity for itself, directs the opportunity to a third party or does not disclose the existence of, or offer, such opportunity to Tercica.

If a person who is director, officer or employee of Tercica as well as a director, officer or employee of Ipsen or any of Ipsen’s affiliates acquires knowledge, other than solely as result of his or her position as a director, officer or employee of Tercica, of a potential transaction that may be a corporate opportunity for both Tercica and Ipsen or Ipsen’s affiliates (whether such transaction is proposed by a third party or conceived by such person), then such person would be entitled to offer such opportunity to Tercica, Ipsen or Ipsen’s affiliates in such person’s sole discretion, and would have no obligation to offer such opportunity to Tercica. This waiver would not apply, however, if such person had knowledge of such an opportunity that was acquired solely as a result of his or her position as a director, officer or employee of Tercica. If such person had knowledge of such an opportunity that was acquired other than solely as a result of his or her position as a director, officer or employee of Tercica, then such person would not be liable to Tercica or its stockholders for a breach of fiduciary duty to Tercica or Tercica’s stockholders (i) for failing to communicate the opportunity to Tercica or for failing to offer it to Tercica or (ii) as a result of Ipsen pursuing or acquiring such corporate opportunity for itself or directing such corporate opportunity to another person or not communicating information regarding such corporate opportunity to Tercica. Tercica would also agree to renounce any interest or expectancy in, or in being offered an opportunity to participate in (i) any such corporate opportunity and (ii) any other potential transaction or matter that may be a corporate opportunity for Tercica and Ipsen or Ipsen’s affiliates of which Ipsen or any of Ipsen’s affiliates acquires knowledge, except to the extent that a director, officer or employee of Ipsen or any of its affiliates acquires such knowledge solely as a result of his or her position as a director, officer or employee of Tercica. Tercica would be subject to these provisions until Ipsen or its affiliates would no longer be entitled to designate at least one director to the Board and no person who is also a director or officer of Tercica is also a director or officer of Ipsen or any of its affiliates.

Matters Requiring Ipsen Approval. Until the earlier to occur of: (i) five years from the date of the First Closing if at that time the Convertible Notes have not been converted in full or (ii) a Triggering Sale (and absent the occurrence of these events, these provisions would continue indefinitely), the approval of Ipsen would be required for Tercica to take certain actions, including:

•	making, or permitting any subsidiary to make, loans to, or owning any stock or other securities in another corporation, partnership or other entity, with certain exceptions with respect to certain permitted investments, including those permitted under Tercica’s investment policy;

•	adopting any plan or arrangement with respect to the dissolution or liquidation of Tercica;

•	entering into any material transaction or contract unless it would reflect the execution of a budget approved by the Board and would not be reasonably anticipated to increase future budgets beyond current projections (or where no current projections have been formally prepared, beyond reasonably anticipated growth based on Tercica’s recent operating performance);

•	disposing of or acquiring any property or assets other than in the ordinary course of business, provided that Tercica may not in any event acquire or dispose of any property or assets with an aggregate value exceeding $5,000,000 without Ipsen’s written consent, other than certain permitted transfers;

•	merging or consolidating with any other person other than Tercica;

•	establishing or approving an operating budget with anticipated research and development spending in excess of $25,000,000 per year, plus amounts approved by the Joint Steering Committee under the Somatuline License and Collaboration Agreement for spending related to the products of Ipsen or its affiliates;

•	entering into any transaction or agreement that would be reasonably likely to require an increase in research and development spending above the amount specified above;

•	incurring capital expenditures of more than $2,000,000 in any given year;

•	making any investment, other than certain permitted investments;

•	subject to certain limited exceptions, incurring any indebtedness other than indebtedness evidenced by the Convertible Notes and other than certain permitted indebtedness; provided that, with respect to permitted indebtedness, if following the incurrence of such permitted indebtedness, Tercica’s total indebtedness exceeds $2,500,000, then such permitted indebtedness will not be permitted unless immediately prior and after giving effect to the incurrence of such permitted indebtedness, Tercica’s ratio of net indebtedness to EBITDA does not exceed 1 to 1;

•	subject to certain limited exceptions, changing the principal business of Tercica, entering into new lines of business or exiting the current line of business of Tercica;

•	declaring or paying any cash dividend on or redeeming or repurchasing any shares of Tercica’s capital stock, other than repurchases upon termination of services to Tercica;

•	increasing or decreasing the number of authorized directors on the Board or any committee thereof;

•	deregistering Tercica common stock under the Securities Exchange Act of 1934, as amended;

•	amending, altering or repealing any provision of Tercica’s amended and restated certificate of incorporation or amended and restated bylaws;

•	entering into any transaction or agreement that results, or is reasonably likely to result, in competition with any business of Ipsen or its affiliates carried on anywhere in the world at the time that such transaction or agreement would otherwise be entered into by Tercica;

•	hiring a new chief executive officer;

•	changing Tercica’s fiscal year;

•	adopting, implementing, amending, redeeming, waiving or otherwise terminating or causing to come into effect or failing to apply any takeover defense measures, including without limitation any stockholder rights plan, including the Rights Agreement, or any change of control provisions in contracts that would reasonably be expected to have a material impact on Tercica’s operations, prospects or financial condition or the value of Ipsen’s (or its affiliates’) holdings in Tercica in the event that Ipsen, or its affiliates, increase their aggregate holdings in Tercica; provided, that, notwithstanding the foregoing, Ipsen has consented to the implementation of Rights Agreement and the transactions contemplated thereby;

•	supporting, recommending or endorsing any offer by any person or group to acquire more than 9.9% of the then-outstanding shares of Tercica common stock, where such person or group is not already the beneficial owner of 9.9% of Tercica common stock or, in the case of a person or group who currently beneficially owns more than 9.9% of Tercica common stock, where such acquisition would increase the percentage beneficially owned by such person or group;

•	other than with respect to the new series of junior participating preferred stock of Tercica that would be created in connection with the adoption of the Rights Agreement, creating any additional class or series of shares of stock or increasing the shares of any authorized class of stock, unless the same ranks junior to Tercica common stock with respect to liquidation and redemption rights and the payment of dividends;

•	issuing or selling shares of Tercica capital stock or securities exercisable for or convertible into shares of Tercica capital stock, other than (i) issuances or sales, used solely for working capital and research and development purposes, after the second anniversary of the date of the First Closing that may not exceed $25,000,000 in any three year period; (ii) issuances or sales of Tercica capital stock after January 1, 2007, the proceeds of which are to be used to repay the Convertible Notes; (iii) issuances or sales pursuant to options, warrants or other grants or purchase rights or shares to be issued after the date of the Affiliation Agreement to employees, directors or consultants of Tercica or its subsidiaries (provided that consultants receive no more than 75,000 shares of Tercica common stock, or options, warrants or other rights exercisable therefor, per calendar year) pursuant to plans or arrangements approved by the Board; or (iv) issuances or sales pursuant to any rights or agreements outstanding as of the date of the Affiliation Agreement; and

•	granting to any party or issue any security the terms of which contain any preemptive right.

Right of First Offer. Until the earlier to occur of: (i) five years from the date of the First Closing if at that time the Convertible Notes have not been converted in full or (ii) a Triggering Sale (and absent the occurrence of these events, these provisions would continue indefinitely), Ipsen would be granted a preemptive right to purchase its pro-rata portion of new securities offered by Tercica. Ipsen’s pro-rata portion would be calculated as follows:

Pro-Rata Portion = A/B*(C)

•	A = the number of shares of Tercica common stock deemed issued and held by Ipsen, which would include all of the shares of Tercica common stock then issuable to Ipsen upon conversion of the Convertible Notes and exercise of the Warrant.

•	B = the total number of shares of Tercica common stock then outstanding (assuming full conversion and exercise of the Convertible Notes and the Warrant, and any other vested and in-the-money convertible or exercisable securities).

•	C = the number of new securities being issued by Tercica.

The right of first offer would not apply to: (i) issues or sales pursuant to options, warrants or other rights or shares to be issued after the date of the Affiliation Agreement to employees, directors or consultants of Tercica or its subsidiaries (provided that such consultants receive no more than 75,000 shares of Tercica common stock, or options, warrants or other rights exercisable therefor, per calendar year) pursuant to plans or arrangements approved by the Board; (ii) shares of common stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of the Affiliation Agreement and stock issued pursuant to any such rights or agreements granted after the date of the Affiliation Agreement, so long as the right of first offer was complied with, waived, or was inapplicable with respect to the initial sale or grant by Tercica of such rights or agreements; (iii) any new securities issued in connection with strategic transactions, including without limitation, joint venture, licensing, collaboration, manufacturing, development, marketing or distribution arrangements, if (a) the consideration to be paid therefor does not consist solely of cash and

(b) Tercica and Ipsen do not, after a period of good faith negotiation, agree on the price to be paid by Ipsen for such new securities in the exercise of Ipsen’s right of first offer; and (iv) any new securities issued in connection with any stock split, stock dividend or recapitalization.

Lock-up Period; Restrictions on Block Transfers; Compulsory Acquisition. Under the terms of the Affiliation Agreement, without Tercica’s prior written consent, neither Ipsen nor its affiliates would be permitted to, among other things, offer, sell, contract to sell, pledge or otherwise dispose of any shares of Tercica common stock, or any securities convertible into or exercisable for Tercica common stock, for a period of one year following the First Closing, other than transfers to affiliates of Ipsen or the exercise of the Warrant or conversion of the Convertible Notes. Further, Ipsen would not be permitted, without the prior written consent of Tercica, to sell, transfer or dispose of any shares of Tercica common stock to any person or persons known to Ipsen or its affiliate to be a “group” (within the meaning of Section 13(d)(3) of the Exchange Act of 1934, as amended) who would, to Ipsen’s or its affiliate’s knowledge, beneficially own more than 14.9% of Tercica’s then-outstanding common stock. If at any time Ipsen and/or its affiliates beneficially own 90% or more of Tercica’s outstanding common stock such that, upon all such common stock being held either by Ipsen (or an affiliate of Ipsen), Ipsen would be entitled to effect a short-form merger with Tercica in accordance with Delaware law, Ipsen shall, or shall cause its affiliate to, effect such a merger.

Standstill Period; Regulated Purchase Period. During the period commencing on the date of the First Closing and expiring on the first anniversary of the date of the First Closing (the “Standstill Period”), Ipsen would not be permitted, without Tercica’s written consent, to take any action to effect, directly or indirectly, the acquisition of beneficial ownership by Ipsen of any additional shares of Tercica common stock from persons other than Tercica. Further, during the period commencing with the expiration of the Standstill Period and expiring on the fourth anniversary of such date, Ipsen would not be permitted, without Tercica’s written consent, to take any action to effect, directly or indirectly, the acquisition of beneficial ownership by Ipsen of any additional shares of Tercica common stock from persons other than Tercica, other than certain permitted offers and acquisitions in connection with (i) the maintenance of Ipsen’s percentage interest in Tercica; (ii) certain acquisitions by other stockholders; and (iii) an increase in the number of shares of Tercica common stock beneficially owned by Ipsen and its affiliates that would result in Ipsen and its affiliates beneficially owning at least such number of shares as would equal 60% of Tercica’s then outstanding common stock (assuming the exercise in full of the Warrant and the issuance and conversion of all of the Convertible Notes) minus two-thirds of the total number of shares of Tercica common stock issued (or underlying options, warrants and similar instruments issued) by Tercica after June 30, 2006 to Tercica’s employees, directors or consultants pursuant to any plan, agreement or arrangement approved by the Board (excluding two-thirds of the total number of shares that have been repurchased by Tercica or that are subject to vesting requirements that can no longer be met).

VOTING AGREEMENTS

General. As an inducement to Ipsen to enter into the Purchase Agreement, Tercica’s directors and their affiliated entities, as listed below (the “Supporting Stockholders”), which held in the aggregate approximately 38.58% of Tercica’s outstanding common stock as of July 31, 2006, entered into Voting Agreements with Ipsen and Suraypharm S.A.S., a société par actions simplifiée organized under the laws of France and a subsidiary of Ipsen (“Suraypharm”), on July 18, 2006. The Voting Agreements apply to the Supporting Stockholders solely in their capacities as stockholders and in no way limit, restrict or otherwise affect any actions taken by a Supporting Stockholder in the Supporting Stockholder’s capacity as one of Tercica’s officers or directors.

Obligation to Vote. During the period from July 18, 2006 until the earlier to occur of the date of the termination of the Purchase Agreement or the date of the First Closing, the Supporting Stockholders have agreed to vote, and have granted an irrevocable proxy to certain representatives of Ipsen to vote, all shares of Tercica common stock legally or beneficially held by such Supporting Stockholders as follows:

•	in favor of the transactions contemplated by the Purchase Agreement and each of the agreements contemplated by the Purchase Agreement, and in favor of any related matter presented for approval by Tercica’s stockholders, including each of Proposals 1 through 4; and

•	against the approval of (i) any action set forth under the caption “Stock Purchase and Master Transaction Agreement—Covenants—Conduct of Business” for which the written consent of Ipsen has not been obtained; (ii) any other action or contract that is intended to or could reasonable be expected to impede, interfere with, delay or discourage the transactions contemplated by the Purchase Agreement and the agreements contemplated by the Purchase Agreement; and (iii) except as otherwise contemplated by the Purchase Agreement or any other agreements contemplated by the Purchase Agreement, change the voting rights of any class of Tercica capital stock.

In addition, during the period from the date of the First Closing until the date on which Ipsen is no longer entitled to designate at least one director to the Board pursuant to the Affiliation Agreement (the “Governance Voting Period”), the Supporting Stockholders have agreed to vote, and have granted an irrevocable proxy to certain representatives of Ipsen to vote, all shares of Tercica common stock legally or beneficially held by such Supporting Stockholders as follows:

•	in favor of each director that Ipsen is then entitled to designate to the Board pursuant to the Affiliation Agreement (not including the additional independent director nominees Ipsen would be entitled to nominate to the Board starting in 2008) (each, an “Ipsen Nominee”), and, to the extent necessary, withhold its vote for all other nominees for director;

•	in favor of the number of authorized directors to be set and remain at nine and against any change in such number, except as agreed between Tercica and Ipsen;

•	against any proposal to remove any Ipsen Nominee from the Board that Ipsen is then entitled to designate to the Board pursuant to the Affiliation Agreement;

•	for the approval of any transactions contemplated by the Purchase Agreement and each of the agreements contemplated by the Purchase Agreement, and in favor of any related matter presented for approval by Tercica’s stockholders; and

•	against the approval of any other action or contract that is intended to or could reasonably be expected to impede, interfere with, delay or discourage the transactions contemplated by the Purchase Agreement and the agreements contemplated by the Purchase Agreement.

Additional Covenants. Pursuant to the Voting Agreements, subject to certain exceptions, each Supporting Stockholder has agreed not to sell, transfer, pledge or otherwise dispose of Tercica’s securities beneficially owned by such Supporting Stockholder, or grant any proxy or enter into a voting agreement or similar contract with respect to such securities, until the completion of the First Closing (the “Supporting Stockholder Lock-up Agreements”). In addition, each Supporting Stockholder has agreed not to:

•	negotiate, authorize, recommend or enter into any Competing Transaction with any person other than Ipsen or persons designated by Ipsen;

•	continue to engage in any pending discussion or negotiations with any third party concerning any previously proposed Competing Transaction;

•	knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals, indications of interest or offers in respect of a Competing Transaction; or

•	knowingly furnish or cause to be furnished to any person any information in furtherance of a Competing Transaction.

Supporting Stockholders. The Supporting Stockholders include John A. Scarlett, III, The John A. Scarlett III, 1999 Trust, The Susan E. Scarlett 1999 Trust, Ross G. Clark, Boat Harbour Ltd., Michael J. Astrue, Alexander E. Barkas, Karin Eastman, Dennis Henner, Mark Leschly, David L. Mahoney, Thomas G. Wiggins, MPM BioVentures III, L.P., MPM BioVentures III-QP, L.P., MPM BioVentures III Parallel Fund, L.P., MPM BioVentures III Gmbh & Co. Beteiligungs KG, MPM Asset Management Investors 2002 BVIII LLC, Prospect

Associates II, L.P., Prospect Venture Partners II, L.P., Rho Ventures IV, L.P., Rho Ventures IV (QP), L.P., Rho Ventures IV GmbH & Co. Beteiligungs KG and Rho Management Trust I. None of the Supporting Stockholders received any additional consideration with respect to the Voting Agreements.

Tercica Agreements with Supporting Stockholders. In connection with the execution and delivery of the Voting Agreements, Tercica agreed with each of Rho Capital Partners, Inc. (“Rho”), Prospect Management Co. II, LLC (“Prospect”) and MPM Capital L.P. (“MPM”) that Tercica would not, without the prior consent of Rho, Prospect and MPM, respectively, take any action to amend, modify, waive or otherwise alter the provisions of the Purchase Agreement as described under the caption “Stock Purchase and Master Transaction Agreement—Termination” to extend the dates listed in the third paragraph under the caption “Stock Purchase and Master Transaction Agreement—Termination” unless in connection therewith, Ipsen and Suraypharm agreed to release each of the entities affiliated with Rho, Prospect and MPM, respectively, from the Supporting Stockholder Lock-up Agreements. Further, Tercica agreed that upon the occurrence of any event described in the third paragraph under the caption “Stock Purchase and Master Transaction Agreement—Termination” that would permit Tercica to terminate the Purchase Agreement, Tercica would, upon the written request of Rho, Prospect or MPM, respectively, terminate the Purchase Agreement unless Ipsen and Suraypharm agreed to release each of the entities affiliated with Rho, Prospect and MPM, respectively, from the Supporting Stockholder Lock-up Agreements.

REGISTRATION RIGHTS AGREEMENT

General. Pursuant to the Purchase Agreement, Tercica agreed to provide Ipsen and Suraypharm (and any subsequent holders to which Ipsen and/or Suraypharm have transferred their rights under the Registration Rights Agreement) certain rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of Tercica common stock covered by the Registration Rights Agreement (referred to in this proxy statement as “Registrable Securities”). Under the Registration Rights Agreement, Registrable Securities would include:

•	the Shares, the Note Shares and the Warrant Shares; and

•	shares of Tercica common stock related to the Shares, the Note Shares and the Warrant Shares issued in connection with any exchange, conversion, stock split, stock dividend, distribution or similar event.

Registrable Securities would not include, however, any of the above shares of Tercica common stock (i) sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act; (ii) sold to any person in a private transaction in which the right to cause Tercica to register Registrable Securities is not properly assigned; and (iii) held by a holder during any such period that all Registrable Securities held by such holder could be sold without restriction under Rule 144 under the Securities Act during the following ninety day period.

Demand Registration Rights. After the expiration of the one-year period commencing on the date of the First Closing, at any holder’s request, Tercica would be required to file one or more registration statements covering at least $10,000,000 worth (based on Tercica’s then-current share price) of Tercica common stock (or if less constitutes all of the remaining Registrable Securities). Upon such a request, Tercica would be required to file a registration statement within 60 days and use its commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable, but in no event later than 90 calendar days after the request (which would be extended by 60 days if the Securities and Exchange Commission informs Tercica that it would review the registration statement). Each registration statement filed at the holders’ request may be filed (i) with respect to a specific offering (e.g., an underwritten offering) or (ii) as a “shelf” registration statement for an offering on a continuous or delayed basis. The effectiveness of the initial registration statement requested by the holders (the “Initial Filing”) would be maintained for a maximum of up to two years from the initial date of effectiveness if the Initial Filing is a “shelf” registration statement. If the Initial Filing is not a shelf registration statement, then effectiveness would be maintained for a maximum of up to 90 days. All subsequent registration statements requested by the holders under the Registration Rights Agreement would be maintained for a maximum of up to six months from the initial date of effectiveness for shelf registration statements, or a maximum of up to 90 days for non-shelf registration statements. Notwithstanding the foregoing, Tercica would not be obligated to file any registration statement under the Registration Rights Agreement:

•	during the one-year period beginning on the second anniversary of the effectiveness of the Initial Filing, the beginning of such one-year period being subject to extension under certain circumstances (the “Cooling-Off Period”);

•	during the period starting with the filing of, and ending 180 days after the date of initial effectiveness of any registration statement requested by the holders;

•	following the Cooling-Off Period, during the period starting with the filing of, and ending 180 days after the final date upon which any shelf registration statement requested by the holders was effective; or

•	during the 90-day period following the consummation of a public offering by Tercica.

As a condition to the filing of any registration statement under these demand registration rights, Ipsen, Suraypharm and each of their affiliates would agree that for so long as they collectively beneficially own ten percent or more of Tercica’s outstanding common stock, they would sell shares registered pursuant to the Registration Rights Agreement only as follows:

•	in “organized sales,” meaning sales in an underwritten offering or by utilizing a placement agent or agents with a minimum aggregate offering price of at least $10,000,000 (net of underwriter or placement agent discounts, fees or commissions) or sales to a single purchaser or group of purchasers in a block trade with a minimum aggregate offering price of at least $5,000,000; or

•	in “unorganized sales,” meaning sales that are not “organized sales,” for so long as the total number of shares sold by Ipsen, Suraypharm and their affiliates in unorganized sales does not exceed an aggregate of 15% of Tercica’s outstanding common stock as measured at the time of the most recent sale.

Piggyback Registration Rights. If at any time after the one year anniversary of the date of the First Closing, Tercica proposes to file a registration statement covering the offering of Tercica’s securities under the Securities Act, either for Tercica’s account or for the account of other securities holders, the holders of Registrable Securities are entitled to notice of the proposed filing and are entitled to include, at Tercica’s expense, their shares of Registrable Securities in the registration statement. These “piggyback” registration rights are subject to a number of specific conditions and limitations, including the following:

•	the piggyback registration rights are not available in connection with certain registration statements, including registration statements relating to an employee benefit plan or any acquisition of any entity or business, or any registration statement filed pursuant to the demand registration rights of certain other holders of Tercica common stock;

•	if the offering pursuant to which piggyback registration rights are triggered is an underwritten public offering, each holder requesting registration of its Registrable Securities must accept the terms of the underwriting as agreed between Tercica and Tercica’s underwriter or underwriters; and

•	if the offering pursuant to which piggyback registration rights are triggered is an underwritten public offering and the underwriters determine that a limitation on the number of shares of Tercica common stock which may be included in the offering is necessary in order to not jeopardize the offering, the number of Registrable Securities and other shares of Tercica common stock which currently carry registration rights to be included in the offering may be reduced, but not below 25% of the total number of shares to be offered in the offering.

Other Related Obligations. At such time as Tercica is obligated to effect a registration of any Registrable Securities under the Registration Rights Agreement, Tercica is required to, among other things:

•	prepare and file a registration statement with respect to such Registrable Securities, cause such registration statement to become effective within the time frames described above, and, if the registration statement is filed pursuant to the holders’ demand registration rights, keep the registration statement effective for the periods described above;

•	prepare and file any amendments and supplements to the registration statement or prospectus as required by law;

•	furnish to each holder whose Registrable Securities are included in any registration statement, copies of such registration statements and such other documents as reasonably requested by such holder;

•	subject to certain limitations, register and qualify the securities covered by a registration statement under state securities laws;

•	in the event of any underwritten public offering, enter into and perform its obligations under any underwriting agreement;

•	cause all Registrable Securities that Tercica registers to be listed on the national securities exchange or automated quotation service on which Tercica common stock is then listed;

•	enter into all such arrangements with the transfer agent and registrar of Tercica common stock as may be required in connection with the offer and sale of the Registrable Securities that Tercica registers and to ensure that the CUSIP number for such Registrable Securities is the same as the CUSIP number for Tercica common stock;

•	in the event of any underwritten public offering, cause to be furnished, on the date on which the Registrable Securities are sold to the underwriter: (i) an opinion of counsel representing Tercica for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (ii) a comfort letter from the independent certified public accountants of Tercica, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering;

•	subject to certain exceptions, not cause any other registration of Tercica equity securities to become effective within 90 calendar days following the completion of any “organized sale” described above;

•	subject to certain exceptions, provide the holders of Registrable Securities, any participating underwriter and any attorney, accountant or other agent retained by the holders of Registrable Securities or such underwriter, reasonable access to Tercica’s officers and subsidiaries and to make available for inspection all financial and other records and other information as may be reasonably necessary to enable them to undertake customary due diligence;

•	comply with the reporting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and to use commercially reasonable efforts to qualify for the use of registration statements on Form S-3;

•	promptly notify the holders of Registrable Securities in writing if the availability of any registration statement is suspended as a result of: (i) the existence of any stop order by the Securities and Exchange Commission suspending the effectiveness of the registration statement; (ii) the occurrence of any event or the existence of any fact as a result of which the registration statement or related prospectus contains an untrue statement of a material fact or an omission to state a material fact necessary to make the statements included therein not misleading; or (iii) the occurrence or existence of pending corporate development that the Board determines would cause the failure to suspend the registration statement and the related prospectus to be seriously detrimental to Tercica or its stockholders; and

•

if Tercica suspends the availability of a registration statement, ensure that the use of the registration statement and the related prospectus may be resumed as promptly as is practicable, provided that

Tercica may not, other than in the case of a stop order by the Securities and Exchange Commission suspending the effectiveness of a registration statement, suspend the use of the registration statement or related prospectus for more than 10 calendar days at any one time or more than 30 calendar days in any twelve month period.

Expenses. In general, Tercica would bear all the expenses of any registrations, except for underwriting discounts and commissions, fees and disbursements of counsel for any holders, brokers or other selling commissions and stock transfer taxes which would be borne by the holders selling Registrable Securities.

Indemnification. In the event any Registrable Securities are included in a registration statement, Tercica has agreed to indemnify the holders and their respective representatives and affiliates against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement or other document incident to any such registration; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation (or alleged violation) by Tercica of applicable law relating to action or inaction required of Tercica in connection with any offering covered by such registration. Each holder of Registrable Securities has agreed to indemnify Tercica and its affiliates and representatives against all claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on an untrue statement of a material fact that was provided in writing by the holder or omissions of material facts from statements provided in writing by the holder for inclusion in the registration statement. A holder’s liability under this indemnification obligation would be limited to the net proceeds that such holder received from the sale of securities under the registration statement giving rise to such liability.

Assignment of Registration Rights. The registration rights are assignable by Ipsen, Suraypharm and their affiliates to any transferee of at least 1,500,000 shares of Registrable Securities.

Limitation on Subsequent Registration Rights. For so long as the approval rights described under the caption “Affiliation Agreement—Matters Requiring Ipsen Approval” remain in effect, and subject to certain exceptions, the prior written consent of Ipsen would be required before Tercica may grant certain registration rights to other holders of Tercica common stock. From and after the date the approval rights set forth under the caption “Affiliation Agreement—Matters Requiring Ipsen Approval” cease to remain effective, and subject to certain exceptions, Tercica would be required to provide the holders of Registrable Securities with written notice at least 15 business days prior to effecting any registration.

Amendments. The Registration Rights Agreement may be waived or amended only pursuant to a written instrument signed by Tercica and the holders of at least a majority-in-interest of the then-outstanding Registrable Securities; provided, however, that in certain circumstances, an amendment or waiver of certain of the provisions described under the caption “Piggyback Registration Rights” also require the written consent of at least a majority of the then outstanding shares of Tercica common stock that carry registration rights under Tercica’s amended and restated investor rights agreement, dated as of July 9, 2003.

LICENSE AGREEMENTS

Increlex License and Collaboration Agreement.

License Grant. Tercica would grant to Ipsen and its affiliates the exclusive right under Tercica’s patents and know-how to develop and commercialize Increlex™ in all countries of the world except the United States, Japan, Canada, Taiwan and certain of the countries in the Middle East and North Africa, for all indications, other than treatment of central nervous system indications and diabetes indications. If Tercica subsequently obtains for itself the right to pursue diabetes indications from its licensor, Genentech, Inc. (“Genentech”), pursuant to a license agreement between Tercica and Genentech (the “Genentech License”), such excluded indications may then be sublicensed to Ipsen under certain circumstances. The rights licensed to Ipsen would also include improved products and combination products (subject to certain limitations imposed pursuant to the Genentech License) jointly developed by the parties or solely developed by Tercica or Ipsen pursuant to the Increlex License and Collaboration Agreement. Ipsen’s territory would expand, subject to Genentech’s approval, to include Taiwan and any of the excluded countries of the Middle East or North Africa upon termination or expiry of certain third-party distribution agreements in such countries. All licenses granted to Ipsen under the Increlex License and Collaboration Agreement would be subject to certain retained rights by Genentech. In addition, for a period of six years, Ipsen would have the right of first negotiation to develop and commercialize, in Ipsen’s territory, other products subsequently acquired or owned by Tercica in the field of endocrinology. Tercica would also grant to Ipsen and its affiliates an exclusive royalty bearing license right, with the right to grant sub-licenses, to use and exploit the “INCRELEX” and “STAVERSA” trademarks on and solely in connection with the development and commercialization of the Increlex™ products throughout Ipsen’s territory, for the licensed indications.

Governance. The collaboration would be overseen by a Joint Steering Committee (the “Increlex JSC”), consisting of an equal number of representatives of each party. The Increlex JSC would meet at least twice per year for so long as the parties are carrying out joint development of any licensed product. The Increlex JSC would make decisions unanimously, and any deadlock would be referred to the senior executives of the parties for resolution. Tercica would have the tie-breaking vote for persisting deadlock, unless the matter in dispute relates to each party’s development costs, payments, audits, certain patent litigation matters or the manufacture, supply or marketing of any licensed product in Ipsen’s territory, or if such tie-breaking vote would result in the elimination or reduction of Tercica’s obligation to participate and fund the development activities under the initial or any subsequent development plan. The parties would also establish a Joint Finance Committee (the “Increlex JFC”), consisting of one representative of each party, to oversee the parties’ development costs and certain payment and audit matters. The Increlex JFC would operate by consensus and would refer any dispute to the Increlex JSC for resolution.

Development. Tercica would be solely responsible for the completion of its ongoing development at its own cost with a view to obtain the target label for Increlex™ in the countries of the European Union. The parties would engage in certain initial co-development activities for Increlex™ pursuant to an initial development plan, and Tercica would be responsible for 60% of the development costs relating to such activities under the initial development plan, while Ipsen would be responsible for the remaining 40%. Either party may propose to the other party subsequent development plans encompassing development activities for any improved product or combination product. If any such subsequent development plan is agreed upon, the parties would conduct such co-development jointly pursuant to such plan. In the event the parties do not agree on any subsequent development plan for an improved product or combination product, the party proposing such subsequent development plan may choose to perform the development activities on its own, with the other party having the right to opt-in at various time points during the development and through regulatory approval of such product by paying the other party an amount equal to a certain multiple of its allocated percentage of all past development expenses and sharing future expenses and profits for such product.

Regulatory Affairs and Commercialization. Tercica would be responsible for all regulatory affairs relating to obtaining the initial European Union marketing authorization, and Ipsen would be responsible for regulatory affairs in all other countries of its territory. Upon obtaining marketing authorization, Tercica would appoint Ipsen as its agent to take over responsibilities of a marketing authorization holder in countries of Ipsen’s territory. The parties would cooperate with each other in submission of data or documents and would enter into a safety data exchange agreement to govern pharmacovigilance matters. Ipsen would be solely responsible at its own cost for establishing resale pricing and acquiring reimbursement for Increlex™ in Ipsen’s territory. Ipsen would be solely responsible and is obligated to use diligent efforts to commercialize Increlex™ in Ipsen’s territory pursuant to the commercialization plan. Specifically, Ipsen would commit to an annual minimum sales requirement in each country. Ipsen’s failure to meet such minimum sales requirement for three consecutive years, or for two consecutive years if coupled with its failure to undertake and fund a certain level of promotional efforts, would give Tercica the right to terminate the Increlex License and Collaboration Agreement with respect to such country.

Manufacture and Supply. Tercica would manufacture and supply Increlex™ to Ipsen (through its third-party manufacturers) for Ipsen’s clinical development needs at cost and for Ipsen’s commercial needs at a per unit cost equal to 20% of the average net selling price in Ipsen’s territory, and the parties would agree on the manufacture and supply of any improved product or combination product. In the event Tercica fails to meet its supply obligations, Ipsen would have the right to exercise its exclusive option to manufacture Increlex™ on its own or engage a third-party manufacturer to do so.

Payments. In consideration of the rights granted to Ipsen under the Increlex License and Collaboration Agreement, Ipsen would pay Tercica an upfront payment of €10,000,000 and, upon obtaining marketing authorization of Increlex™ in the European Union for the target label (or for a label which provides access to an agreed upon number of patients), a milestone payment of €15,000,000. If marketing authorization is obtained but the target label or access to the agreed upon patient population is not approved within three years from the date of obtaining such initial marketing authorization, such €15,000,000 milestone amount would not be owed. Ipsen would also pay Tercica royalties on a sliding scale from 15% to 25% of net sales in each country, depending on the annual net sales for Ipsen’s territory. These royalty rates would continue for so long as Ipsen maintains market exclusivity in such country with respect to Increlex™ under patent protection, orphan drug status or regulatory protection. The royalty would be reduced for the existence of market competition, lack of valid claims covering the product or third-party royalty payments, with a royalty floor for such reductions equaling to the minimum royalty payable by Tercica to Genentech on such sales. Royalties are owed for the longer of market exclusivity or fifteen years after the first commercial sale in such country.

Termination Rights. The Increlex License and Collaboration Agreement, once entered into, would be effective on a product-by-product and country-by-country basis until the expiration of the royalty term with respect to such product in such country. Upon expiration of the royalty term with respect to a given Increlex™ product, in a given country, Ipsen would be granted a fully paid-up, irrevocable and perpetual non-exclusive license under Tercica’s patents and know how and trademarks with respect to such Increlex™ product. The Increlex License and Collaboration Agreement could be terminated by either party for the other party’s uncured material breach or insolvency. Subject to certain conditions, Tercica could terminate the Increlex License and Collaboration Agreement if Ipsen elects not to exercise its opt-in rights with respect to a subsequent development plan and/or fails to pay Tercica the relevant opt-in payment amount unless Ipsen does elect to opt-in. Ipsen may terminate the Increlex License and Collaboration Agreement in the event that Tercica’s upstream licenses from either Genentech or Fujisawa terminate. In addition, if Ipsen undergoes a change of control and the acquiring entity is a pharmaceutical company with products that compete with those of Tercica in any country, Tercica has the right to terminate the license. If such change of control does not involve a competitor, Tercica also has the right to terminate the license, but in that event, Tercica would be required to pay to Ipsen the fair market value of Increlex™ in Ipsen’s licensed territory as measured at that time by a third-party valuation expert.

Somatuline License and Collaboration Agreement.

License Grant. Ipsen would grant to Tercica and its affiliates the exclusive right under Ipsen’s patents and know-how to develop and commercialize Somatuline® Autogel® in the United States and Canada, for all indications other than opthalmic indications. The licensed rights would also include improved products and combination products jointly developed by the parties or solely developed by Tercica pursuant to the Somatuline License and Collaboration Agreement. In addition, for a period of six years, Tercica would have the right of first negotiation to develop and commercialize, in Tercica’s territory, other products subsequently acquired or owned by Ipsen in the field of endocrinology. Ipsen would also grant to Tercica and its affiliates an exclusive royalty bearing license right, with the right to grant sub-licenses, to use and exploit the “SOMATULINE”, “AUTOGEL” and “SOMATULINE AUTOGEL” trademarks on and solely in connection with the development and commercialization of the Somatuline® Autogel® products in Tercica’s territory, for the licensed indications.

Governance. The collaboration would be overseen by a Joint Steering Committee (the “Somatuline JSC”), consisting of an equal number of representatives of each party. The Somatuline JSC would meet at least twice per year for so long as the parties are carrying out joint development of any licensed product. The Somatuline JSC would make decisions unanimously, and any deadlock would be referred to the senior executives of the parties for resolution. Ipsen would have the tie-breaking vote for persisting deadlock, unless the matter in dispute relates to each party’s development costs, payments, audits, certain patent litigation matters or the manufacture, supply or marketing of any licensed product in Tercica’s territory, or if such tie-breaking vote would result in the elimination or reduction of Ipsen’s obligation to participate and fund the development activities under the initial or any subsequent development plan. The parties would also establish a Joint Finance Committee (the “Somatuline JFC”), consisting of one representative of each party, to oversee the parties’ development costs and certain payment and audit matters. The Somatuline JFC would operate by consensus and would refer any dispute to the Somatuline JSC for resolution.

Development. Ipsen would be solely responsible for the completion of its ongoing development at its cost with a view to obtaining marketing authorization in the target label in Tercica’s territory. The parties would engage in certain initial co-development activities for Somatuline® Autogel® in Tercica’s territory pursuant to an initial development plan, and Ipsen would be responsible for 40% of the development costs relating to such activities under the initial development plan, while Tercica would be responsible for the remaining 60% (provided that under certain conditions, this allocation may be different). Either party may propose to the other party subsequent development plans encompassing development activities for any improved product or combination product. If any such subsequent development plan is agreed upon, the parties would conduct such co-development jointly pursuant to such plan. In the event the parties do not agree on any subsequent development plan for an improved product or combination product, the party proposing such subsequent development plan may choose to perform the development activities on its own, with the other party having the right to opt-in at various time points during the development and through regulatory approval of such product by paying the other party an amount equal to a certain multiple of its allocated percentage of all past development expenses and sharing future expenses and profits for such product.

Regulatory Affairs and Commercialization. Ipsen would be solely responsible for all regulatory affairs related to obtaining regulatory authorization to sell Somatuline® Autogel® in Tercica’s territory. Upon obtaining marketing authorization, Ipsen would appoint Tercica as its agent to take over responsibilities of a marketing authorization holder in countries of Tercica’s territory. The parties would cooperate with each other in the submission of data or documents and would enter into a safety data exchange agreement to govern pharmacovigilance matters. Tercica would be solely responsible at its own cost for establishing resale pricing and acquiring reimbursement for Somatuline® Autogel® in Tercica’s territory.

Tercica would be solely responsible and would be obligated to use diligent efforts to commercialize Somatuline® Autogel® in Tercica’s territory pursuant to the commercialization plan. Specifically, Tercica would commit to an annual minimum sales requirement in each country. Tercica’s failure to meet such minimum sales requirement for three consecutive years, or for two consecutive years if coupled with its failure to undertake and fund a certain level of promotional efforts, would give Ipsen the right to terminate the Somatuline License and Collaboration Agreement with respect to such country.

Manufacture and Supply. Ipsen would manufacture and supply Somatuline® Autogel® to Tercica for Tercica’s clinical needs at cost and for Tercica’s commercial needs at a per unit cost equal to 20% of the average net selling price in Tercica’s territory, and the parties would agree on the manufacture and supply of any improved product or combination product.

Payments. In consideration of the rights granted to Tercica under the agreement, Tercica would pay Ipsen upfront payments of $25,037,000, which Tercica would satisfy through issuance of the First Convertible Note, and, upon obtaining marketing authorization of Somatuline® Autogel® in the United States for the target label (or for a label which provides access to an agreed upon number of patients), milestone payments of €30,000,000, which Tercica would satisfy through the issuance of the Second Convertible Note. If marketing authorization is obtained but the target label or access to the agreed upon patient population is not approved within three years from the date of obtaining such initial marketing authorization, such milestone amount would not be owed. Tercica would also pay Ipsen royalties on a sliding scale from 15% to 25% of net sales in each country, depending on the annual net sales for Tercica’s territory. These royalty obligations will continue for so long as Tercica maintains market exclusivity in such country with respect to Somatuline® Autogel® under patent protection, orphan drug status or regulatory protection. The royalty would be reduced for the existence of market competition, lack of valid claims covering the product or third-party royalty payments. Royalties are owed for the longer of market exclusivity or fifteen years after the first commercial sale.

Termination Rights. The Somatuline License and Collaboration Agreement, once entered into, would be effective on a product-by-product and country-by-country basis until the expiration of the royalty term with respect to such product in such country. Upon expiration of the royalty term with respect to a given Somatuline® Autogel® product, in a given country, Tercica would be granted a fully paid-up, irrevocable and perpetual non-exclusive license under Ipsen’s patents and know how and trademarks with respect to such Somatuline® Autogel® product. The Somatuline License and Collaboration Agreement could be terminated by either party for the other party’s uncured material breach or insolvency. Subject to certain conditions, Ipsen could terminate the Somatuline License and Collaboration Agreement if Tercica elects not to exercise its opt-in rights with respect to a subsequent development plan or fails to pay Ipsen the relevant opt-in payment amount where Tercica does elect to opt-in. In addition, if Tercica undergoes a change of control and the acquiring entity is a pharmaceutical company with products that compete with those of Ipsen in any country, Ipsen has the right to terminate the license. If such change of control does not involve a competitor, Ipsen also has the right to terminate the license, but in that event Ipsen would be required to pay to Tercica the fair market value of Somatuline® Autogel® in Tercica’s licensed territory as measured at that time by a third-party valuation expert.

RIGHTS AGREEMENT

The terms of the Rights Agreement are described under the caption “Proposal 4—Approval of the Adoption of the Rights Agreement.”

USE OF PROCEEDS

Tercica expects to use the funds that it will receive from the issuance of the Shares, the Warrant Shares and the Third Convertible Note for general corporate purposes. Tercica will not receive any material proceeds from the issuance of the First Convertible Note or the Second Convertible Note since these notes would be offset by amounts due to Ipsen for upfront and milestone payments under the Somatuline License and Collaboration Agreement.

OVERALL EFFECT OF PROPOSAL 1

The issuance of securities as described in this Proposal 1 would result in a significant increase in the number of shares of Tercica common stock outstanding on a fully diluted basis, and, if the transaction is completed, current stockholders would own a smaller percentage of Tercica’s outstanding common stock. Ipsen, as the holder of the Convertible Notes, would have claims on Tercica’s assets and other rights superior to holders of Tercica common stock as fully described in this Proposal 1.

IMPACT OF THE TRANSACTIONS ON EXISTING STOCKHOLDERS—ADVANTAGES AND DISADVANTAGES

Before voting, each stockholder should consider the following advantages and disadvantages of the transactions contemplated by the Purchase Agreement and the other transaction documents.

Advantages.

The transactions contemplated by the Purchase Agreement would provide Tercica with substantial and necessary capital, particularly at a time when Tercica has a need for immediate financing. The cash flows from product sales under the License Agreements and the equity investment by Ipsen would offer a comprehensive financing solution to Tercica’s short-term and long-term operating goals, while at the same time enabling Tercica to maintain an independent and entrepreneurial culture, and affording current stockholders the opportunity to continue to participate as investors in Tercica. If the transactions are completed, Tercica would gain an attractive commercial partner for the Increlex™ product outside of the United States, particularly in Europe where Ipsen has a strong endocrine franchise. With the addition of Somatuline® Autogel®, Tercica would have an attractive late-stage endocrinology product in Tercica’s strategic area of expertise that would, assuming the receipt of U.S. regulatory approval, enable Tercica to leverage its existing sales and marketing infrastructure in the endocrine marketplace. In addition, following the completion of the transactions contemplated by the Purchase Agreement, Tercica would have the enhanced potential for strategic opportunities and alternatives that the proposed transactions would provide to Tercica for building upon the Ipsen relationship on a going-forward basis, such as expanding Tercica’s commercial focus into the adult endocrinology market, accessing Ipsen’s global commercial infrastructure for Tercica’s future products in development, and gaining access to Ipsen’s rich endocrine pipeline. In short, Tercica believes that the transactions would significantly enhance Tercica’s competitive positioning and growth prospects.

If the transactions contemplated by the Purchase Agreement and the other transaction documents are not consummated in a timely manner, or at all, Tercica’s launch of the Increlex™ product in Europe would be significantly delayed, and Tercica would have lost other potential strategic partnering or business development opportunities during the pendency of the transactions. Tercica would also need to enter into alternative financing transactions that would likely be dilutive to its stockholders and that would likely not be on favorable terms. Tercica may also be required to pay to Ipsen a termination fee under the circumstances described under the caption “Stock Purchase and Master Transaction Agreement—Effect of Termination.”

Disadvantages.

The issuance of the securities to Ipsen will have a highly dilutive effect on Tercica’s current stockholders. The Shares that Tercica would issue to Ipsen at the First Closing, together with the Note Shares and the Warrant Shares, would enable Ipsen to acquire an ownership interest in Tercica of up to approximately 40% on a post-transaction, fully diluted basis, with the opportunity to increase its ownership position to 60% or greater through market purchases as described above under the caption “Affiliation Agreement—Standstill Period; Regulated Purchase Period.” As of the First Closing, the Shares alone would constitute approximately 25% of Tercica’s outstanding common stock on a post-closing basis. In addition, the Exercise Price of the Warrant and the Conversion Price of each of the Convertible Notes would be subject to weighted-average price-based antidilution adjustments as described above. These terms of the Warrant and the Convertible Notes may entitle Ipsen to acquire a greater number of shares of Tercica common stock than was anticipated at the time of the execution of the Purchase Agreement. In addition, all of the shares of Tercica common stock that would be acquired by Ipsen would be eligible for sale in the public market after the first anniversary of the First Closing, subject to compliance with applicable securities laws, and Tercica may be required to file registration statements registering the offer and sale of these shares. Sales of a substantial number of shares of Tercica common stock by Ipsen in the public market, or the perception that such sales are likely to occur, could adversely affect the market price of Tercica common stock.

Assuming the consummation of the transactions contemplated by the Purchase Agreement, Tercica’s resulting relationship with Ipsen will limit its ability to enter into transactions and pursue opportunities in conflict with Ipsen. In fact, after the First Closing, and for a potentially indefinite period, the approval of Ipsen would be required for Tercica to take the actions described under the caption “Affiliation Agreement—Matters Requiring Ipsen Approval,” which would include entering into certain material transactions or agreements, issuing or selling shares of its capital stock (subject to certain exceptions) or entering into any transaction that results in competition with Ipsen. These provisions may limit Tercica’s ability to enter into transactions otherwise viewed as beneficial to Tercica. In addition, Ipsen would become Tercica’s largest stockholder, and Tercica’s other stockholders may be unable to prevent Ipsen from exercising its rights in a manner that is contrary to Tercica’s goals or strategies or the interests of other stockholders. Moreover, persons who are directors and/or officers of Ipsen and who also serve on the Board may decline to take action in a manner that might be favorable to Tercica but adverse to Ipsen.

Even if the transactions contemplated by the Purchase Agreement are consummated, Tercica may not ultimately realize the anticipated benefits from these transactions. For example, Somatuline® Autogel® may not receive U.S. regulatory approval in a timely manner, for the label that Tercica anticipates, or at all, and even if Somatuline® Autogel® receives U.S. regulatory approval, the approval may not be maintained. In addition, revenues from sales of Somatuline® Autogel® in the United States and Canada may not meet Tercica’s expectations, including as a result of competing products or unavailable or limited reimbursement by third-party payers. It is also possible that Ipsen will not successfully market and sell Increlex™ in the licensed territories, in which case Tercica would not receive royalties to the extent that it currently anticipates. Tercica also may not be able to successfully develop additional products or improvements to, or new indications for, Somatuline® Autogel® and/or Increlex™ or share the costs of such developments in a manner that is commercially feasible for Tercica. The License Agreements would also be terminable by Ipsen under certain circumstances, including certain change of control transactions related to Ipsen. Furthermore, if Ipsen (or any subsequent holders) elects not to convert any of the Convertible Notes that Tercica may issue, Tercica would be required to pay to Ipsen (or the other holders thereof) the principal amount of the Convertible Notes plus accrued interest at maturity. If Tercica is required to pay any of the Convertible Notes in cash, Tercica would likely need to raise such amounts from the capital markets or through a strategic transaction, and there can be no assurance that Tercica would be able to do so in a timely manner or on reasonable terms, if at all. In any such or similar events, Tercica may not realize the anticipated benefits from the transactions contemplated by the Purchase Agreement.

OPINION OF TERCICA’S FINANCIAL ADVISOR

On July 17, 2006, Lehman Brothers orally delivered to the Board the basis for its opinion, which opinion was subsequently confirmed in writing as of July 18, 2006, to the effect that, as of such date and based upon and subject to factors and assumptions described at the meeting of the Board on July 17, 2006 and set forth in the written opinion, from a financial point of view, the consideration to be received by Tercica for the issuance of the Shares, the Warrant and the Convertible Notes was fair to Tercica.

The consideration addressed in Lehman Brothers’ opinion consists of:

•	the $77,318,944.23 in cash that Tercica would receive for issuing 12,527,245 shares of Tercica common stock and a warrant to purchase up to 4,948,795 shares of Tercica common stock, subject to adjustment as provided in the Warrant;

•	the $25,037,000 in upfront payments pursuant to the Somatuline License and Collaboration Agreement that Tercica would not be required to make as a result of its agreement instead to issue a convertible note in the principal amount of $25,037,000;

•	the €30,000,000 in milestone payments pursuant to the Somatuline License and Collaboration Agreement that Tercica would not be required to make as a result of its agreement instead to issue a convertible note in the principal amount of €30,000,000; and

•	the $15,000,000 in cash that Tercica would receive for issuing a convertible note in the principal amount of $15,000,000.

The full text of Lehman Brothers’ written opinion, dated July 18, 2006, is attached hereto as Appendix A-3. Stockholders are urged to read this opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers’ opinion and the methodologies that Lehman Brothers used to render its fairness opinion. The following summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the proposed transaction. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote in connection with the proposed transaction or any other matter. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, Tercica’s underlying business decision to proceed with or effect the proposed transaction or the commercial terms of any of the agreements to be entered into in connection with the proposed transaction, including the Increlex License and Collaboration Agreement and the Somatuline License and Collaboration Agreement.

In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the Purchase Agreement and related exhibits, including the License Agreements, and the specific terms of the proposed transaction;

•	publicly available information concerning Tercica that Lehman Brothers believed to be relevant to its analysis, including Tercica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	financial and operating information with respect to Tercica’s business, operations and prospects furnished to Lehman Brothers, including Tercica’s financial estimates and forecasts prepared by Tercica’s management;

•	financial and operating information with respect to the business, operations and prospects of Somatuline® Autogel® in the United States and Canada furnished to Lehman Brothers by Tercica, including financial estimates and forecasts for Somatuline® Autogel® in the United States and Canada prepared by Tercica’s management;

•	the trading history of Tercica common stock from July 13, 2005 to July 14, 2006;

•	a comparison of Tercica’s historical financial results and present financial condition with those of other companies that Lehman Brothers deemed relevant;

•	published estimates of independent research analysts with respect to ratings and future price targets of Tercica common stock;

•	the potential pro forma impact of the proposed transaction on Tercica’s future financial condition and performance, and the anticipated impact of the proposed transaction on Tercica’s pro forma cash balance;

•	the strategic benefits expected by Tercica’s management to result from the Increlex License and Collaboration Agreement and the Somatuline License and Collaboration Agreement;

•	the results of Lehman Brothers’ efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of or combination with Tercica;

•	other capital raising alternatives that Tercica may utilize in order to raise cash proceeds; and

•	a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

In addition, Lehman Brothers had discussions with Tercica’s management concerning Tercica’s business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of Tercica’s management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to forecasts and estimates prepared by Tercica’s management, upon Tercica’s advice, Lehman Brothers assumed that these forecasts and estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Tercica’s management as to the future financial performance of Tercica and Somatuline® Autogel® in the United States and Canada. In rendering its opinion, Lehman Brothers expresses no view as to the reasonableness of such forecasts and estimates, or the assumptions on which they are based. Lehman Brothers also assumed that Tercica and Somatuline® Autogel® in the United States and Canada will perform substantially in accordance with these forecasts and estimates. Lehman Brothers also assumed that that the representations and warranties of Tercica and Ipsen contained in the Purchase Agreement and the other transaction documents are true and correct, that Tercica and Ipsen will each perform all of the covenants and agreements to be performed under these agreements and that all conditions to the obligations of each of Tercica and Ipsen to consummate the proposed transaction will be satisfied without any waiver thereof.

In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities and did not make or obtain any evaluations or appraisals of Tercica’s assets or liabilities. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of Lehman Brothers’ opinion. Lehman Brothers expressed no opinion as to the prices at which shares of Tercica common stock will trade at any time following the announcement or the consummation of the proposed transaction. Although Lehman Brothers evaluated the fairness, from a financial point of view, to Tercica of the consideration to be received by Tercica in the proposed transaction, Lehman Brothers was not requested to, and did not, recommend the specific consideration to be received in the proposed transaction, which was determined through negotiations between Tercica and Ipsen.

In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to Tercica, but rather made its determination as to the fairness, from a financial point of view, to Tercica of the consideration to be received by Tercica on the basis of financial, comparative and other analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Tercica. Because these assumptions are inherently subject to uncertainty, none of Tercica, Lehman Brothers or any other person assumes responsibility if future results are materially different from those forecast. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the Board. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the results of Lehman Brothers’ opinion.

Premiums Paid Analysis. Lehman Brothers calculated the implied transaction prices of the securities involved in the transaction.

Initial Equity Price. Lehman Brothers calculated the stock price at which Ipsen would acquire a 25% equity stake in Tercica as a 30% premium to the volume weighted average price, or VWAP, of Tercica’s closing stock prices for the 15 days prior to and including July 14, 2006, the last trading day prior to the date of Lehman Brothers’ presentation to the Board. This implied a stock price of $5.95.

Convertible Notes Conversion Price. Lehman Brothers calculated the stock price at which the Convertible Notes would convert into common stock as a 20% premium to the initial equity price. This implied a conversion price of $7.14. For the purpose of Lehman Brothers’ analysis, Lehman Brothers assumed that annual interest expense would be paid in additional shares of Tercica common stock, which would reduce the effective conversion price to $6.31 per share.

Warrant Exercise Price. Lehman Brothers calculated the exercise price of the Warrant as a 20% premium to this initial equity price. This implied an exercise price of $7.14.

Weighted Average Transaction Price. Lehman Brothers calculated the average price of the initial equity price, the Convertible Notes conversion price and the Warrant exercise price by weighting each of the prices by the relative size of the security. This implied a weighted average transaction price of $6.24.

Lehman Brothers analyzed the various transaction prices to derive premiums to the stock price of Tercica on July 14, 2006 as well as the VWAP of Tercica for the 15 and 20 days prior to and including July 14, 2006. Lehman Brothers then compared the implied premiums in the proposed transaction to nine transactions in the biotechnology sector that Lehman Brothers deemed relevant to this analysis because the acquirer purchased less than 50% of the target company. The results of this analysis are set forth below.

	Effective Price	Implied Premium / (Discount)
		1 day	15 day VWAP	20 day VWAP
Proposed Transaction:
Initial Equity Price	$5.95	40.0%	30.0%	38.4%
Convertible Notes Conversion Price	$6.31	48.5%	37.9%	46.8%
Warrant Exercise Price	$7.14	68.0%	56.0%	66.0%
Weighted Average Transaction Price	$6.24	46.9%	36.4%	45.2%

Comparable Premiums:
Low	—	(4.6)%	(4.8)%	(1.9)%
Mean	—	37.4%	41.1%	41.6%
Median	—	38.3%	47.9%	49.5%
High	—	68.4%	78.4%	79.2%

Comparable Company Analysis.

In order to assess how the public market values shares of similar publicly-traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to Tercica and seven other companies that Lehman Brothers deemed relevant. For Tercica, Lehman Brothers used estimates and forecasts prepared by Tercica management, which were adjusted, by Tercica management, for the proposed transaction. For the other companies, Lehman Brothers used publicly available information. Lehman Brothers calculated and analyzed the ratios of each company’s enterprise value to its estimated revenues in 2006, 2007, 2008 and 2009. The enterprise value of each company was obtained by adding its short-term and long-term debt to, and subtracting its cash from, the sum of the market value of its diluted common equity as of July 14, 2006, the value of any preferred stock (at liquidation value), the book value of any minority interests and the value of any material debt-equivalent liabilities. For Tercica, Lehman Brothers calculated the diluted common equity and enterprise value using the weighted average transaction price of $6.24 and adjusting Tercica’s short-term debt, long-term debt and cash for the proposed transaction.

However, given the inherent differences between the business, operations and prospects of Tercica and the business, operations and prospects of the companies included in the comparable company analysis, Lehman

Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Tercica and the companies included in the comparable company analysis that would affect the public trading values of each. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Tercica and the selected comparable companies. The results of this analysis are set forth below.

Enterprise Value / Revenue
	2006	2007	2008	2009
Selected Biotechnology Companies:
Low	4.0x	0.9x	0.4x	0.4x
Mean	9.4x	4.1x	3.0x	2.2x
Median	7.4x	4.5x	3.0x	2.3x
High	19.5x	6.6x	4.7x	3.5x
Proposed Transaction—Weighted Average Transaction Price	157.3x	26.6x	5.7x	2.2x

Comparable Transaction Analysis.

Lehman Brothers reviewed eight acquisitions of companies that Lehman Brothers, based on its experience with merger and acquisition transactions, deemed comparable to the proposed transaction. Lehman Brothers selected the transactions used in the comparable transaction analysis based on the similarity of the target companies in the transactions to Tercica with respect to size, business mix, margins and other characteristics of their businesses.

Based on publicly available information, Lehman Brothers considered, among other things, the enterprise values of each target company as a multiple of the estimated revenues for each of the four years following the date that the transaction was announced. The following table sets forth the results of this analysis.

Enterprise Value / Revenue
	2006	2007	2008	2009
Selected Biotechnology Transactions:
Low	2.1x	2.7x	2.4x	2.1x
Mean	17.5x	9.1x	3.9x	2.9x
Median	5.0x	4.5x	4.0x	2.8x
High	96.9x	40.1x	6.0x	3.6x
Proposed Transaction—Weighted Average Transaction Price	157.3x	26.6x	5.7x	2.2x

Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction, and because of the inherent differences between the businesses, operations and prospects of Tercica and the businesses, operations and prospects of the acquired companies included in the comparable transaction analysis, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transaction analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Tercica and the companies included in the comparable transaction analysis that would affect the transaction values of each.

Equity Research Analysts. Lehman Brothers considered publicly available price targets and revenue estimates published by various firms that publish independent research on Tercica. The following table shows the range of the equity research price targets compared to the weighted average transaction price for the proposed transaction.

Range of Equity Research Price Targets	$2.50 – $18.00
Weighted Average Transaction Price	$6.24

Comparable Fund Raising Analysis.

Lehman Brothers analyzed other financing alternatives available to Tercica, including an equity offering and a convertible debt offering, and compared potential terms of those two alternatives to the proposed transaction. Lehman Brothers assumed that the shares issued in an equity offering would be priced at a 10%-20% discount to Tercica’s stock price. This assumption was based upon a review of recent equity offerings in the biotechnology sector as well as Lehman Brothers’ experience and expertise in the equity capital markets. For the convertible debt offering, Lehman Brothers reviewed the terms of selected convertible debt offerings for biotechnology companies since January 2005. The following tables set forth the results of this analysis.

				Proposed Transaction
	Marketed Equity Offering			Initial Equity Price	Weighted Average Transaction Price
1-day Premium / (Discount)	(10)%	(15)%	(20)%	40.0%	46.9%
Effective Stock Price	$3.83	$3.61	$3.40	$5.95	$6.24

	Convertible Debt Offering	Proposed Transaction Convertible Notes
Coupon	6.9%	2.5%
One day conversion premium	19.8%	68.0%
Maturity	3.6 years	5.0 years

Pro Forma Analysis. Lehman Brothers analyzed the pro forma impact of the proposed transaction on the future financial condition and performance of Tercica. For purposes of this analysis, Lehman Brothers used estimates and forecasts prepared by Tercica management for Tercica. This analysis indicated that the proposed transaction would increase Tercica’s revenues, gross profit and operating income in 2010 by 105.0%, 79.8% and 142.6%, respectively, above estimated revenues, gross profit and operating income for 2010 on a status quo basis, as if the proposed transaction had not taken place. Lehman Brothers also noted that as a result of the proposed transaction, Tercica expects to have sufficient cash funds through 2009. The financial forecasts and assumptions that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

Discounted Cash Flow Analysis.

Lehman Brothers performed a discounted cash flow analysis of Tercica to calculate the estimated present values of Tercica common stock on both a status quo basis and as adjusted for the proposed transaction. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors applicable to a particular asset. The estimated present value of Tercica common stock was calculated by adding the present values of the estimated free cash flow estimates for the fiscal years 2006 through 2010 for Tercica. The cash flow estimates were based on estimates and forecasts prepared by Tercica management.

To estimate the residual value of Tercica at the end of the forecast period, or terminal value, Lehman Brothers applied a range of terminal value multiples based on estimated 2010 revenues of 4.5x to 6.0x and discount rates ranging from 17.5% to 22.5%. The discount rates used were based on an analysis of Tercica’s weighted average cost of capital and those of other comparable companies.

Based upon these terminal values and discount rates, Lehman Brothers calculated a range of implied equity values per share of Tercica on both a status quo basis and as adjusted for the proposed transaction. Based on these implied per share values Lehman Brothers calculated the difference between the two values to determine the per share value that was created as a result of the proposed transaction. The following table sets forth the results of this analysis.

Implied Equity Value Per Share
Tercica—status quo	$ 4.27 – $ 6.98
Tercica—as adjusted for the proposed transaction	$ 7.18 – $10.44
Value creation	$ 2.91 – $ 3.46

Illustrative Trading Prices Analysis. Lehman Brothers calculated illustrative stock prices of Tercica in 2010 on both a status quo basis and as adjusted for the proposed transaction. For the status quo case, Lehman Brothers used estimates and forecasts prepared by Tercica management, which assumed $47 million and $50 million equity offerings in 2006 and 2007, respectively, and applied a multiple of 5.5x to estimated 2010 revenues to derive an illustrative stock price in 2010 of $13.01. For the case that adjusts for the proposed transaction, Lehman Brothers used estimates and forecasts prepared by Tercica management and applied a multiple of 5.0x to estimated 2010 revenues to derive an illustrative stock price in 2010 of $22.85, which is 75.6% higher than the 2010 status quo illustrative stock price.

Miscellaneous.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Board selected Lehman Brothers because of its expertise, reputation and familiarity with Tercica and the biotechnology industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the proposed transaction.

As compensation for its services in connection with the proposed transaction, Tercica has agreed to pay Lehman Brothers a fee of $2 million, a portion of which was due upon delivery of Lehman Brothers’ opinion and the remainder of which is contingent upon the consummation of the proposed transaction. In addition, Tercica has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify Lehman Brothers for liabilities that may arise out of its engagement by Tercica and the rendering of Lehman Brothers’ opinion.

Lehman Brothers has also performed various investment banking services for Tercica and Ipsen in the past and expects to perform various investment banking services for Tercica and Ipsen in the future and has received, and expects to receive, customary fees for such services. In the ordinary course of its business, Lehman Brothers may actively trade in the debt and equity securities of Tercica and Ipsen for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

VOTE REQUIRED AND BOARD RECOMMENDATION

Stockholder approval of this Proposal 1 requires a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Special Meeting on this Proposal 1 (which shares voting “For” also constitute at least a majority of the required quorum).

The approval of Proposal 1 is a condition to the closing of the proposed transactions with Ipsen. If Proposal 1 is not approved by the stockholders, Tercica would be required to pay a termination fee to Ipsen. See “Proposal 1—Approval of the Securities Issuance—Summary of the Purchase Agreement and Other Transaction Documents—Stock Purchase and Master Transaction Agreement—Effect of Termination.” In addition, if Proposal 1 is not approved, Tercica will not implement any of the other proposals set forth in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL 2

APPROVAL OF THE SUPERMAJORITY CHARTER AMENDMENTS

The Board is asking for your approval to amend Tercica’s amended and restated certificate of incorporation and amended and restated bylaws to eliminate Tercica’s classified board of directors and certain other anti-takeover protections. Pursuant to Tercica’s amended and restated certificate of incorporation and amended and restated bylaws, approval of these proposed amendments requires the affirmative vote of holders of at least 80% of the issued and outstanding Tercica common stock. As a result, these proposed amendments are referred to in this proxy statement as the “Supermajority Charter Amendments.” The following summary of the Supermajority Charter Amendments is qualified in its entirety by the Supermajority Charter Amendments, which are attached hereto as Appendix A-4.

Introduction.

As discussed previously under the caption “Proposal 1—Approval of the Securities Issuance,” in connection with the proposed transactions with Ipsen, Tercica entered into the Purchase Agreement. Under the Purchase Agreement, Tercica agreed to seek stockholder approval of the Supermajority Charter Amendments. Specifically, the Supermajority Charter Amendments provide for:

•	the elimination of Tercica’s classified board of directors;

•	the right of any stockholder who holds 15% or more of the issued and outstanding shares of Tercica common stock to request that a special meeting of stockholders be called;

•	the right of the stockholders to remove a director by an affirmative vote of at least 60% of the issued and outstanding shares of Tercica common stock entitled to vote at an election of directors;

•	the reduction and/or elimination of the supermajority votes required to amend certain provisions of Tercica’s amended and restated certificate of incorporation;

•	the exemption of Ipsen from the advance notice requirements for director nominations;

•	if the Board does not nominate Ipsen’s designees for election as directors, then Tercica will be governed by a committee consisting of Tercica’s directors and Ipsen’s designees until the next annual meeting of stockholders; and

•	the exclusive authority of Ipsen’s designees on the Board to take any action in contravention of certain of Tercica’s obligations specified in the Affiliation Agreement.

On July 17, 2006, the Board unanimously adopted the Supermajority Charter Amendments and directed that the Supermajority Charter Amendments be submitted to Tercica’s stockholders for their approval.

The approval of the Supermajority Charter Amendments is not a closing condition to the transactions contemplated by the Purchase Agreement.

Reasons for and Effect of the Supermajority Charter Amendments. The Supermajority Charter Amendments are designed to eliminate Tercica’s classified board of directors and other anti-takeover protections in Tercica’s amended and restated certificate of incorporation and amended and restated bylaws. Given the proposed strategic partnership between Tercica and Ipsen, the Board believes that these anti-takeover provisions in Tercica’s amended and restated certificate of incorporation and amended and restated bylaws are no longer appropriate. As discussed previously under the caption “Proposal 1—Approval of the Securities Issuance,” the Board believes that it is in the best interests of Tercica and Tercica’s stockholders for Ipsen to continue its investment in, and collaboration with, Tercica in the near future. The anti-takeover provisions currently in place may hinder Ipsen’s continuing investment and the resulting increase in Ipsen’s representation on the Board by imposing unnecessary cost burden and time delay. In order to induce Ipsen to enter into the Purchase Agreement,

Tercica agreed to seek stockholder approval of the Supermajority Charter Amendments. In addition, stockholders should note that the elimination of Tercica’s classified board of directors and other anti-takeover provisions would put more control in the hands of Tercica’s stockholders by, for example, allowing stockholders to vote on all directors on an annual basis and to remove directors without cause, and allowing significant stockholders to act independently of management by having the ability to call special meetings of stockholders.

Elimination of Classified Board. The Board is asking the stockholders to amend Article VI of Tercica’s amended and restated certificate of incorporation. Article VI of Tercica’s amended and restated certificate of incorporation currently provides that the Board is to be classified into three classes with the number of directors in each class elected to hold office for a three-year term. If the stockholders approve this Proposal 2, Tercica’s classified board of directors would be eliminated and directors would thereafter be elected for one year terms at each annual meeting of stockholders beginning at the 2007 Annual Meeting of Stockholders. However, the term of a director elected prior to the filing of the Certificate of Amendment giving effect to the Supermajority Charter Amendments with the Delaware Secretary of State would not be affected by the Supermajority Charter Amendments. Each of these directors would continue to serve until his or her respective current term of office expires. Any new directors appointed by the Board by reason of a vacancy, whether due to the death, resignation or removal of a director, or due to an increase in the size of the Board, would be appointed only to serve until the next annual meeting of stockholders and until his or her successor is elected and has qualified.

The purpose of a classified board is to make it more difficult for a potential hostile acquirer to take control of the Board by means of a proxy contest, as the potential hostile acquirer would need to be successful in two proxy contests before the potential hostile acquirer would have elected a majority of the directors to the Board. This Proposal 2 would eliminate this anti-takeover provision.

In addition to the reasons discussed above, the Board believes that the stockholders should have an opportunity to vote on all directors every year and that this would be an effective way to maintain and enhance the accountability of the directors to Tercica’s stockholders. The Supermajority Charter Amendments, if approved, would replace current Article VI of Tercica’s amended and restated certificate of incorporation with a new Article VI. It would also replace Article X, Section 1 of Tercica’s amended and restated certificate of incorporation and the second paragraph of Section 3.3 of Tercica’s amended and restated bylaws with a new paragraph to reflect the conforming change in the term of office of a director elected to fill a Board vacancy as a result of the elimination of the classified board of directors.

Stockholders’ Right to Call a Special Meeting. Currently, Article XII, Section 2 of Tercica’s amended and restated certificate of incorporation and Section 2.3 of Tercica’s amended and restated bylaws permit a special meeting of the stockholders to be called only by the Board, the chairman of the Board or Tercica’s chief executive officer (or president in the absence of a chief executive officer). Tercica’s stockholders do not currently have the right to call a special meeting. The Supermajority Charter Amendments, if approved, would also allow any stockholder who holds at least 15% of Tercica’s issued and outstanding common stock to call a special meeting.

The Delaware General Corporation Law permits the calling of a special meeting by any persons as may be authorized by the certificate of incorporation or the bylaws. The Board believes that a stockholder, such as Ipsen following the transaction, with a 15% or more share ownership has a sufficient stake in Tercica that should entitle it to act independently of management by having the right to call a special meeting of the stockholders. The prohibition against a stockholder’s right to call a special meeting is essentially an anti-takeover measure that is no longer appropriate given the strategic partnership between Tercica and Ipsen as discussed elsewhere in this proxy statement. The Supermajority Charter Amendments, if approved, would amend and restate Article XII, Section 2 of Tercica’s amended and restated certificate of incorporation and would amend and restate Section 2.3 of Tercica’s amended and restated bylaws.

Removal of Director Without Cause. Currently, Article X, Section 2 of Tercica’s amended and restated certificate of incorporation and Section 3.4 of Tercica’s amended and restated bylaws permit removal of a director from the Board only for cause by an affirmative vote of the holders of at least a majority of Tercica’s issued and outstanding common stock. Directors may not be removed without cause. The Supermajority Charter Amendments, if approved, would allow the removal of directors without cause if at least 60% of Tercica’s issued and outstanding common stock vote in favor of such removal.

The Delaware General Corporation Law permits any director or the entire board of a corporation to be removed, with or without cause, except that in the case of a corporation whose board is classified, stockholders may effect such removal only for cause unless the certificate of incorporation otherwise provides. The Board believes that the stockholders should have the right to remove a director for any reason to maintain and enhance the accountability of the directors to Tercica’s stockholders. The Supermajority Charter Amendments, if approved, would amend and restate Article X, Section 2 of Tercica’s amended and restated certificate of incorporation and would amend and restate Section 3.4 of Tercica’s amended and restated bylaws.

Reduction or Elimination of Supermajority Voting Requirement. Currently, specified provisions of Tercica’s amended and restated certificate of incorporation and amended and restated bylaws may only be amended or repealed upon the affirmative vote of the holders of at least 80% of Tercica’s issued and outstanding common stock. These provisions relate to Tercica’s classified board of directors, the votes required to amend or repeal certain anti-takeover provisions in Tercica’s amended and restated bylaws, the filling of vacancies on the Board and removal of directors, advance notice of new business and stockholder nominations for election of directors, actions by written consent of the stockholders, the calling of a special meeting of the stockholders, notice requirements for meetings of stockholders and the votes required to amend or repeal the provision that requires the 80% stockholder vote for the preceding matters itself.

The Supermajority Charter Amendments, if approved, would: (i) reduce the voting threshold to amend or repeal the provisions relating to the advance notice of new business and stockholder nominations for election of directors from 80% to 66 2/3% and reduce the voting threshold requirement to amend or repeal the provision that requires the 66 2/3% vote for the preceding matters from 80% to 66 2/3% and (ii) eliminate the supermajority voting requirement to amend or repeal the provisions relating to Tercica’s classified board of directors, the votes required to amend or repeal certain anti-takeover provisions in Tercica’s amended and restated bylaws, the filling of vacancies on the Board and removal of directors, actions by written consent of the stockholders, the calling of a special meeting of the stockholders, and notice requirements for meetings of stockholders. Instead, the vote required to amend or repeal these provisions would be the requisite vote to amend Tercica’s amended and restated certificate of incorporation or amended and restated bylaws, as applicable, under the Delaware General Corporation Law and Tercica’s amended and restated bylaws. Under the Delaware General Corporation Law and Tercica’s amended and restated bylaws, the amendment of Tercica’s amended and restated certificate of incorporation requires the affirmative vote of at least a majority of the issued and outstanding shares of Tercica common stock, and the amendment of Tercica’s amended and restated bylaws do not require stockholder approval unless specified otherwise in Tercica’s amended and restated certificate of incorporation.

The Supermajority Charter Amendments, if approved, would reduce or otherwise eliminate certain voting rights that Tercica’s stockholders currently have. However, most of the provisions that require supermajority votes, such as those relating to Tercica’s classified board of directors, the votes required to amend or repeal certain anti-takeover provisions in Tercica’s amended and restated bylaws, removal of directors and the calling of a special meeting of stockholders, would be eliminated or modified if the Supermajority Charter Amendments are approved, and therefore render the supermajority vote requirements to amend such provisions unnecessary. The other provisions that require a supermajority vote are similar anti-takeover provisions that the Board believes should be amended or repealed by the Board and/or by the vote of a majority of the issued and outstanding shares of Tercica common stock. The Supermajority Charter Amendments, if approved, would amend and restate Article VII, Section 2 and Article XIII of Tercica’s amended and restated certificate of incorporation, and amend and restate Article X of Tercica’s amended and restated bylaws. In the event that Proposal 3 is adopted, Article XIII of Tercica’s amended and restated certificate of incorporation would be renumbered as Article XIV.

Exemption of Ipsen from Advance Notice Requirements for Director Nominations. Tercica’s amended and restated bylaws currently require that a stockholder give notice to Tercica no less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders if the stockholder intends to nominate directors for election to the Board at an annual meeting, or, in the case of a special meeting called for the purpose of electing directors, 10 days following the day on which notice of the date of a special meeting was mailed or on which the date of such special meeting was publicly disclosed (whichever occurs first), each subject to specified exceptions. The notice is required to include information as specified in Section 2.16 of Tercica’s amended and restated bylaws. The Supermajority Charter Amendments, if approved, would exempt Ipsen from these advance notice requirements.

The Board believes that such advance notice requirements would no longer be necessary with respect to Ipsen because similar requirements are separately imposed on Ipsen under the terms of the Affiliation Agreement. Under the Affiliation Agreement, after the First Closing, Ipsen would have the right to designate nominees for election as directors by giving notice of the identity of such director(s) at least 90 days prior to each annual meeting of stockholders or 30 days prior to the date on which Tercica sends a notice for any other meeting of its stockholders at which directors are to be elected. The Supermajority Charter Amendments, if approved, would add a provision to Section 2.16 of Tercica’s amended and restated bylaws exempting Ipsen from these advance notice requirements.

Ipsen’s Designees’ Power if not Nominated and the Exclusive Authority of Ipsen’s Designees with Respect to Certain Matters. Currently, Article VII, Section 1 of Tercica’s amended and restated certificate of incorporation and Section 3.1 of Tercica’s amended and restated bylaws provides that the business and affairs of Tercica shall be managed by or under the direction of the Board. As previously described under the caption “Proposal 1—Approval of the Securities Issuance—Summary of the Purchase Agreement and Other Transaction Documents—Affiliation Agreement,” after the First Closing, Ipsen would have the right to designate nominees for election as directors of Tercica, as set forth in the Affiliation Agreement. These designees are referred to in this proxy statement as the “Ipsen Designees.” Each Ipsen Designee is required to be recommended for nomination by the current Corporate Governance and Nominating Committee of the Board, or such other nominating committee of the Board responsible for recommending the nomination of directors to the Board in accordance with the Affiliation Agreement (the “Nominating Committee”).

The Supermajority Charter Amendments provide that, for so long as Ipsen is entitled to designate one or more directors for election to the Board, in the event that the Nominating Committee fails to nominate the Ipsen Designees, the business of Tercica would be managed by Tercica’s directors and the Ipsen Designees, even if such Ipsen Designees have not been nominated for election as directors, until the next annual meeting of Tercica’s stockholders.

In addition, the Supermajority Charter Amendments provide that, for so long as Tercica is obligated not to take certain actions without the consent of Ipsen as specified in the Affiliation Agreement, the Ipsen Designees have the exclusive authority otherwise conferred upon the Board to take any action in contravention of these obligations, regardless of whether they have been elected as directors. These obligations consist of the obligations of Tercica not to, during the period specified in the Affiliation Agreement, without Ipsen’s prior consent:

•	adopt, amend, waive or otherwise terminate any takeover defense measures, including the Rights Agreement (other than the adoption of the Rights Agreement described under the caption “Proposal 4—Approval of the Adoption of the Rights Agreement”);

•	adopt, amend, waive or otherwise terminate any change of control provisions in contracts that would reasonably be expected to have a material impact on Tercica’s operations, prospects or financial condition or the value of Ipsen’s holdings in Tercica in the event that Ipsen were to increase its holdings in Tercica; or

•	support, recommend or endorse any offer by any person or group to acquire beneficial ownership of more than 9.9% of Tercica’s then-outstanding common stock or increase the percentage of Tercica’s outstanding common stock currently beneficially owned by such person or group if such person or group currently holds more than 9.9%, unless Tercica has given Ipsen at least 30 days notice of its intention to do so and, during such 30 day period, the Board has used its reasonable best efforts to discuss and negotiate in good faith with Ipsen an alternative offer by Ipsen.

The above amendments are intended to secure Tercica’s compliance with its obligations under the Affiliation Agreement. As previously described under the caption “Proposal 1—Approval of the Securities Issuance,” the Board believes that the strategic partnership with Ipsen and Ipsen’s continuing investment in Tercica are in the best interests of Tercica and Tercica’s stockholders. The Supermajority Charter Amendments described above are necessary to incentivize Ipsen to enter into the strategic partnership with, and to continue its investment in, Tercica in the near future. The Supermajority Charter Amendments, if approved, would amend and restate Article VII, Section 1 of Tercica’s amended and restated certificate of incorporation and Section 3.1 of Tercica’s amended and restated bylaws.

The exclusive authority of the Ipsen Designees with respect to the matters discussed above may have an anti-takeover effect against a third-party acquirer since the Ipsen Designees alone would have the power to prevent the adoption, waiver or amendment of any takeover defense measures or contractual change of control provisions that make a proposal to acquire Tercica difficult or costly. In addition, Tercica’s obligation to give 30 days’ notice to, and to negotiate an alternative offer with, Ipsen may deter an acquirer from making a takeover bid due to the time delay such obligation imposes and the uncertainty of Tercica choosing to accept any alternative offer made by Ipsen. However, the Board believes that the exclusive authority of the Ipsen Designees with regard to these matters would not prevent potential acquirers from making offers. The exclusive authority afforded to the Ipsen Designees does not in any way detract from or lessen their fiduciary duty as members of the Board to act honestly and in good faith in the best interests of Tercica and to consider and accept an offer in accordance with that duty. In addition, a takeover bid from a third party would provide Tercica with the opportunity of reaching an alternative arrangement with Ipsen under more favorable terms than the strategic partnership currently contemplated. In the event that the alternative arrangement is not more favorable than the offer from the third party, Tercica would be able to accept such third party offer after 30 days.

The Board is not seeking your approval of the Supermajority Charter Amendments discussed above in response to or in anticipation of any pending or threatened takeover bid or offer for Tercica common stock. The Board does not have any current intention of implementing any other proposal having an anti-takeover effect except for the adoption of the Rights Agreement described under the caption “Proposal 4—Approval of the Adoption of the Rights Agreement.” See the caption “Proposal 4— Approval of the Adoption of the Rights Agreement” for a description of the inter-relationship between the Supermajority Charter Amendments discussed above and the Rights Agreement.

Vote Required and Board Recommendation.

Stockholder approval of this Proposal 2 requires a “For” vote at the Special Meeting from at least 80% of the issued and outstanding shares of Tercica common stock.

If this Proposal 2 is not approved, Tercica will not amend the provisions of Tercica’s amended and restated certificate of incorporation and amended and restated bylaws as set forth under this Proposal 2. Instead, Tercica has agreed to submit the amendments to Tercica’s amended and restated certificate of incorporation and amended and restated bylaws as described in this Proposal 2 to its stockholders for approval at the next annual meeting of Tercica’s stockholders. The approval of this Proposal 2 by the stockholders is not a condition to the closing of the proposed transactions with Ipsen. Regardless of whether Proposal 2 is approved, Tercica may implement Proposals 1, 3 and 4 if those proposals are approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL 3

APPROVAL OF THE MAJORITY CHARTER AMENDMENT

The Board is asking for your approval to amend Tercica’s amended and restated certificate of incorporation to waive the corporate opportunity provisions under Delaware law and the corporate opportunity doctrine with respect to opportunities of which Ipsen and the Ipsen Designees may become aware as a result of their affiliation with Tercica. Approval of this proposed amendment requires a vote at the Special Meeting from at least a majority of the issued and outstanding shares of Tercica common stock. As a result, this proposed amendment is referred to as the “Majority Charter Amendment.” The following summary of the Majority Charter Amendment is qualified in its entirety by the Majority Charter Amendment, which is attached hereto as Appendix A-5.

Introduction.

As discussed previously under the caption “Proposal 1—Approval of the Securities Issuance,” in connection with the proposed transactions with Ipsen, Tercica entered into the Purchase Agreement. Under the Purchase Agreement, Tercica is obligated to obtain stockholder approval of the Majority Charter Amendment on or prior to the First Closing. The Affiliation Agreement includes provisions similar to the Majority Charter Amendment. Specifically, the Majority Charter Amendment provides for the adoption of a new Article XIII to Tercica’s amended and restated certificate of incorporation that provides for:

•	the waiver of the corporate opportunity provisions under Delaware law with respect to opportunities of which Ipsen and the Ipsen Designees may become aware as a result of Ipsen’s affiliation with Tercica; and

•	the waiver of the corporate opportunity doctrine with respect to opportunities of which Ipsen and the Ipsen Designees may become aware as a result of Ipsen’s affiliation with Tercica.

In addition, this Proposal 3 would also cause current Article XIII of Tercica’s amended and restated certificate of incorporation to be renumbered as Article XIV.

The approval of the Majority Charter Amendment is a condition to the closing of the transactions contemplated by the Purchase Agreement. As a result, if the stockholders do not approve this Proposal 3, Ipsen is not obligated to complete the transactions unless it waives the approval of the Majority Charter Amendment as a closing condition.

On July 17, 2006, the Board unanimously adopted the Majority Charter Amendment and directed that the Majority Charter Amendment be submitted to Tercica’s stockholders for their approval.

Reasons for and Effect of the Majority Charter Amendment. Currently, Tercica’s amended and restated certificate of incorporation does not provide for a waiver of the corporate opportunities provisions under Delaware law or the corporate opportunity doctrine with respect to any stockholder. In anticipation that Ipsen would become a stockholder of Tercica and its designees would be nominated for election to the Board upon the completion of the transaction, the Board believes that such a waiver would be necessary due to the fact that Tercica and Ipsen may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities. Following the strategic partnership with Ipsen, it is possible that Tercica and Ipsen would continue to compete in the same or similar subsets of their mutual industry. As a result, Ipsen may develop or receive confidential information that constitutes corporate opportunities for Tercica. Also, the Ipsen Designees, as a result of their positions as the officers, directors or employees of Ipsen or otherwise, may obtain confidential information that constitutes corporate opportunities for Tercica.

Delaware Law on Corporate Opportunity. Under Delaware law, officers and directors of a corporation owe a fiduciary duty to the corporation in which they serve and its stockholders. One of the well-recognized common-law principles is the corporate opportunity doctrine whereby a corporate officer or director, in order to fulfill his or her fiduciary duties, may not appropriate to himself or herself a business opportunity properly belonging to the corporation. A corporate officer or director who obtains such business opportunity may be required to disclose that opportunity to the corporation. If an officer or director breaches its fiduciary duty to the corporation, he or she may be liable for damages and any property or profit so acquired becomes subject to a constructive trust for the benefit of the corporation. Although corporate opportunity cases ordinarily involve directors or officers, some Delaware cases have held that comparable duties and standards should be imposed on a dominant or controlling stockholder who preempts an opportunity that rightfully belongs to the corporation.

Section 122(17) of the Delaware General Corporation Law, however, allows a corporation to renounce in advance, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Majority Charter Amendment. The Majority Charter Amendment, if approved, would, until Ipsen no longer has the right to designate at least one nominee for director of Tercica and no person who is a director or officer of Tercica is also a director or officer of Ipsen:

•	exempt Ipsen and its officers or directors from liability to Tercica or its stockholders for breach of any fiduciary duty by reason of any activities of Ipsen or of such officer or director’s participation, except as Ipsen may otherwise agree in writing;

•	impose no duty on Ipsen to offer, or communicate knowledge of, a potential transaction or matter to Tercica that may be a corporate opportunity for both Ipsen and Tercica;

•	exempt Ipsen from liability to Tercica or its stockholders for breach of any fiduciary duty by reason of the fact that Ipsen pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not communicate information regarding, or offer, such corporate opportunity to Tercica;

•	provide an Ipsen Designee on the Board with the sole discretion to offer such corporate opportunity, other than one learned solely as a result of his or her position as an director, officer or employee of Tercica, to Tercica or to Ipsen as such Ipsen Designee deems appropriate under the circumstances; and

•	exempt the Ipsen Designees from liability to Tercica or Tercica’s stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Tercica or the derivation of any improper personal benefit by reason of disclosure of such opportunity to Ipsen, non-disclosure of such corporate opportunity to Tercica, or Ipsen’s pursuit or acquisition of such corporate opportunity or non-disclosure of such corporate opportunity to Tercica (unless an Ipsen Designee acquired knowledge of such opportunity solely as a result of his or her position as a director, officer or employee of Tercica, in which case, the Ipsen Designee would not be exempted from liability).

In addition, pursuant to Section 122(17) of the Delaware General Corporation Law, Tercica would, to the fullest extent permitted by Section 122(17), renounce any interest or expectancy of Tercica in, or in being offered an opportunity to participate in, any such corporate opportunity and any other potential transaction or matter that may be a corporate opportunity for Tercica and Ipsen of which Ipsen acquires knowledge, except to the extent that a director, officer or employee of Ipsen acquires such knowledge solely as a result of his or her position as a director, officer or employee of Tercica.

The Board believes that the Majority Charter Amendment is necessary to maintain the benefits to be derived by Tercica through its contractual, corporate and business relations with Ipsen, and in particular, to leverage the expertise and service of officers and directors of Ipsen who would serve as directors of Tercica. As discussed above, since Tercica and Ipsen are likely to continue to engage in the same or similar lines of business, Ipsen and the Ipsen Designees would face difficulties in fulfilling their fiduciary obligations to Tercica and its stockholders on the one hand, and to Ipsen and its stockholders on the other hand. The determination of the full scope of such duties in any particular situation would be extremely difficult and time consuming. Ipsen and the Ipsen Designees would face significant exposure to potential liabilities which would deter Ipsen from continuing its investment in Tercica and the Ipsen Designees from serving on the Board.

The Board believes that the Majority Charter Amendment is reasonable in scope and duration. Please also note that the waiver of the corporate opportunity doctrine does not apply to situations where an Ipsen Designee obtains information relating to the corporate opportunity solely as a result of his or her position as a director, officer or employee of Tercica. In addition, such waiver would expire if Ipsen no longer has the right to designate at least one nominee for director of Tercica and no person who is a director or officer of Tercica is also a director or officer of Ipsen.

The Majority Charter Amendment, if approved, would add a new Article XIII to Tercica’s amended and restated certificate of incorporation. Article XIII of Tercica’s amended and restated certificate of incorporation would be replaced by Article XIV only if the Supermajority Charter Amendments have not been approved. Otherwise, Article XIII would be renumbered as Article XIV.

Vote Required and Board Recommendation.

Stockholder approval of this Proposal 3 requires a “For” vote at the Special Meeting from at least a majority of the issued and outstanding shares of Tercica common stock.

If this Proposal 3 is not approved, Tercica will not amend the provisions of Tercica’s amended and restated certificate of incorporation as set forth in this Proposal 3. Stockholder approval of Proposal 3 is a condition to the closing of the transactions with Ipsen, as described in Proposal 1. As a result, if Proposal 3 is not approved, Ipsen is not obligated to complete the transactions and the transactions will not be completed unless Ipsen waives the approval of Proposal 3 by the stockholders and the implementation of the amendment to Tercica’s amended and restated certificate of incorporation as a closing condition. Tercica would be required to pay a termination fee to Ipsen if Proposal 3 is not approved by Tercica’s stockholders and, as a result, Ipsen exercises its right to terminate the proposed transactions. See “Proposal 1—Approval of the Securities Issuance—Summary of the Purchase Agreement and Other Transaction Documents—Stock Purchase and Master Transaction Agreement— Effect of Termination.” If Ipsen waives the approval of Proposal 3 as a closing condition and Proposal 1 is approved, Tercica will implement Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

PROPOSAL 4

APPROVAL OF THE ADOPTION OF THE RIGHTS AGREEMENT

The Board has determined to ask for your approval to adopt a stockholder rights plan, commonly referred to as a “poison pill.” The stockholder rights plan is contained in a Rights Agreement to be entered into between Tercica and Computershare Trust Company, N.A. as rights agent. The following summary of the provisions of Rights Agreement is qualified in its entirety by the Rights Agreement, which is attached hereto as Appendix A-6.

Background and Reasons for the Rights Agreement.

As described previously under the caption “Proposal 1—Approval of the Securities Issuance,” in connection with the proposed transactions with Ipsen, Tercica entered into the Purchase Agreement. Under the Purchase Agreement, Tercica is obligated to adopt the Rights Agreement on or before the First Closing. In addition, under the Affiliation Agreement, Tercica would covenant not to adopt, amend, waive or otherwise terminate any takeover defense measures, including the Rights Agreement, during a specified period without the prior consent of Ipsen. If Proposal 2 is adopted, the Ipsen Designees would have the exclusive authority otherwise conferred upon the Board to take any action in contravention of the foregoing.

On August 14, 2006, the Board unanimously approved the adoption of the Rights Agreement and directed that the Rights Agreement be submitted to the stockholders for their approval. If the stockholders approve the adoption of the Rights Agreement at the Special Meeting, or Tercica otherwise determines to do so in connection with the transactions contemplated in the Purchase Agreement, Tercica would enter into the Rights Agreement with the rights agent in connection with the First Closing.

The Rights Agreement is designed to protect Tercica’s stockholders from coercive or otherwise abusive tactics to acquire Tercica, such as partial tender offers and other takeover tactics that are designed to gain control of Tercica without paying all of the stockholders the fair value of their shares. The Rights Agreement, if adopted, would effectively prevent an acquirer from taking advantage of the onset of adverse market conditions or short-term declines in share prices, or anticipated improvements in operating results before such improvements are fully reflected in Tercica’s share price, to acquire Tercica at a price that does not reflect Tercica’s intrinsic value or long-term prospects.

The adoption of the Rights Agreement is particularly important to the full realization of the benefits that Tercica is to obtain from its strategic partnership with Ipsen. The Rights Agreement is designed to facilitate Tercica’s strategic partnership with Ipsen.

Stockholder approval of the adoption of the Rights Agreement is not a condition to the closing of the transactions contemplated by the Purchase Agreement. Tercica has, and notwithstanding the solicitation of stockholder approval of the Rights Agreement in this proxy statement preserves, the ability to implement the Rights Agreement even if Proposal 4 is not approved by the stockholders. Although stockholder approval of the Rights Agreement is not a condition to the closing of the transactions contemplated by the Purchase Agreement, the implementation of the Rights Agreement is a condition to Ipsen’s obligation to close the transactions.

None of Tercica’s amended and restated certificate of incorporation, amended and restated bylaws or applicable law require stockholder approval of a rights plan or any similar arrangement. However, the Board has elected to request stockholder approval of the Rights Agreement as a matter of good corporate practice, consistent with the 2006 Corporate Governance Policy issued by Institutional Shareholder Services.

The Board is not seeking your approval of the adoption of the Rights Agreement in response to or in anticipation of any pending or threatened takeover bid or offer for the common stock of Tercica. The Board does not have any current intention of implementing any other proposal having an anti-takeover effect, although certain provisions of Tercica existing and proposed amendments to Tercica’s amended and restated certificate of incorporation may have such an effect. See the caption “Certain Provisions of Tercica’s Certificate of Incorporation and Bylaws” below.

Effect of the Rights Agreement.

As described in more detail below under the caption “Summary of the Rights Agreement,” under the Rights Agreement, preferred share purchase rights, or the rights, would be issued to all stockholders of record on the record date, which, if triggered, entitle the holders to acquire additional shares of Tercica at a considerable discount. The record date, for these purposes, would be the date 15 calendar days after the implementation of the Rights Agreement, or such later date as may be determined by a special committee of the Board. The Rights Agreement, if adopted, would (subject to certain exceptions described below) effectively preclude stockholders other than Ipsen from acquiring more than 9.9% of the shares of Tercica’s outstanding common stock, unless shares are acquired from Ipsen, in which case the limit would be 14.9%.

Because the Rights Agreement may increase the price to be paid by an acquirer to obtain control of Tercica and may discourage certain transactions, adoption of the Rights Agreement may reduce the likelihood of a takeover bid being made for the outstanding Tercica common stock. Accordingly, the Rights Agreement may deter some takeover bids that stockholders might wish to receive and may make the replacement of management less likely.

In considering the adoption of the Rights Agreement, the Board is mindful of the above disadvantages of adopting the Rights Agreement. The Board believes, however, based on its collective experience and the advice of outside experts, that the Rights Agreement would not prevent potential acquirers from making offers or prevent all takeover, mergers or similar transactions. In addition, the Rights Agreement would not interfere with the Board’s continuing fiduciary obligation to consider in good faith any proposal to acquire Tercica. Instead, the Rights Agreement, if adopted, would provide a means for the Board to fulfill its fiduciary duty by encouraging an acquirer to negotiate with the Board, and by providing the Board with a greater opportunity to carefully and thoroughly evaluate any proposal to acquire Tercica, which would strengthen the Board’s bargaining position with any such bidder. An acquirer seeking to persuade the Board to terminate the Rights Agreement or redeem the rights may propose a higher takeover price, may make an offer for all shares rather than a partial offer, or may offer better takeover terms than would be proposed if the Rights Agreement were not in place. If upon thorough review and evaluation the Board believes that a takeover proposal is in the best interest of Tercica’s stockholders and would provide them with the full value of their shares, the Board, with the consent of Ipsen if required pursuant to the terms of the Affiliation Agreement, can amend or terminate the Rights Agreement or redeem the rights in order to permit the consummation of such a transaction.

Summary of the Rights Agreement.

The following is a summary of the material terms of the Rights Agreement.

Issuance. One right to buy 1/100 of a share of a new series of junior participating preferred stock of Tercica, or the preferred stock, would be issued as a dividend on each share of Tercica common stock outstanding on the record date. Until the rights become exercisable, all further issuances of common stock, including common stock issuable upon the exercise of outstanding options and warrants, would carry the rights.

Term. The term of the Rights Agreement would be ten years from date of distribution of the dividend.

Exercise Price. The exercise price would be $40.00 per 1/100 of a share of preferred stock. The exercise price would be subject to certain antidilution adjustments for stock splits, stock dividends, combinations and the like.

Requisite Percentage. As a general matter, the “requisite percentage” under the Rights Agreement would be 9.9% of Tercica’s outstanding common stock. However, with respect to (i) MPM Capital L.P. and its affiliates so long as they do not acquire any additional shares, the “requisite percentage” would be the greater of 9.9% and the percentage owned by MPM Capital L.P. and its affiliates; (ii) Ipsen, so long as it does not acquire beneficial ownership of any shares other than shares acquired pursuant to the terms of the Purchase Agreement and the other documents contemplated by the Purchase Agreement, the “requisite percentage” would be the greater of 9.9% and the percentage owned by Ipsen; and (iii) any entity that acquires shares from Ipsen, such entity’s “requisite percentage” would be 14.9%.

Acquiring Person. Subject to specified exceptions, an acquiring person would be any person who, together with its affiliates and associates, is or becomes the beneficial owner of the requisite percentage.

Authority of the Board. The Rights Agreement provides that, if Ipsen’s approval is required under the Affiliation Agreement prior to Tercica taking certain actions, then the Board may only take action with respect to the Rights Agreement with the concurrence of Ipsen. All references to the Board taking action following adoption of the Rights Agreement are subject to this proviso.

Rights Detach and Become Exercisable. Immediately upon the first to occur of (i) ten business days following the public announcement that a person or group has acquired beneficial ownership of the requisite percentage or more of Tercica common stock or (ii) ten business days (or such later date as may be chosen by the Board so long as the requisite percentage threshold has not been crossed) after such time as a person or group commences or announces its intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by such person or group of the requisite percentage or more of Tercica common stock, the rights would detach and become exercisable. This date is referred to as the “distribution date.” Prior to such time, the rights would not be exercisable and would not be transferable apart from Tercica common stock. As soon as practicable after the rights become exercisable, separate right certificates would be issued and the rights would become transferable apart from Tercica common stock. After such detachment, the rights would continue, until a triggering event as described below, to be exercisable for the purchase of 1/100 of a share of the preferred stock per right at the exercise price of $40.00 per 1/100 of a share.

“Flip-In.” If a person or group acquires the requisite percentage or more of Tercica common stock, then each right would “flip in” and become a right to receive upon payment of the exercise price that number of shares of common stock having a market value of two times the exercise price of the right. The acquirer that triggered the rights would be excluded from the “flip-in.” Thus, as a result of the flip-in, each rightholder would be entitled to purchase shares of common stock having a market value of $80.00 at an exercise price of $40.00. If Tercica did not have sufficient shares of authorized common stock available for the complete exercise of the “flip-in” rights, Tercica could satisfy its obligations to rights holders by issuing preferred stock, cash, debt or equity securities, property or a combination thereof. This flip-in right would terminate 60 days after the date on which the “flip-in” rights were triggered (and could be exercised pursuant to an effective registration statement).

Exchange. At any time after a person becomes an acquiring person and until such acquiring person has acquired beneficial ownership of 50% or more of Tercica’s outstanding common stock, the Board could cause the exchange of the rights (other than rights owned by the acquirer, which would have become void), in whole or in part, for shares of Tercica common stock at an exchange ratio of one share of Tercica common stock for each right (or, if insufficient shares are available, Tercica may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the rights).

“Flip-Over.” If, after the rights have detached and become exercisable, an acquiring company were to merge or otherwise combine with Tercica, or Tercica were to sell 50% or more of its assets or earning power, each right then outstanding would “flip over” and become a right to buy that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right. Thus, as a result of the flip-over, each rightholder would be entitled to purchase shares of the acquiring company’s common stock having a market value of $80.00 at an exercise price of $40.00.

Redemption. The rights would be redeemable by the Board at a price of $0.001 per right, or the redemption price, at any time prior to the earlier of (i) the distribution date or (ii) the expiration of the rights ten years after adoption of the Rights Agreement. The rights are also redeemable thereafter in connection with certain “white knight” transactions.

Terms of the Preferred Stock. The preferred stock issuable upon exercise of the rights would be non-redeemable and rank junior to any other series of Tercica preferred stock. The dividend, liquidation and voting rights of the preferred stock are designed so that the value of 1/100 of a share of preferred stock would approximate the value of one share of common stock. Each share of preferred stock would be entitled to receive a quarterly preferential dividend of $1 per share but would be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on Tercica common stock. In the event of liquidation, the holders of the preferred stock would be entitled to receive a minimum preferential liquidation payment of $100 per share, but would be entitled to receive, in the aggregate, a liquidation payment equal to 100 times the payment made per share of common stock. Each share of preferred stock would have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of preferred stock would be entitled to receive 100 times the amount received per share of Tercica common stock. Since the rights would not be exercisable immediately, registration of the preferred stock issuable upon exercise of the rights with the Securities and Exchange Commission is not required until the rights become exercisable.

Voting. The rights would not have any voting rights.

Amendment. The rights could be amended in any respect by the Board at any time before the rights are distributed. Thereafter the rights may be amended only in a manner that does not adversely affect the holders of the rights (excluding any acquiring person or its affiliates and associates). Friendly acquisitions generally involve the amendment of the rights to make them inapplicable to the particular acquisition.

Federal Income Tax Consequences.

The federal income tax consequences of a stockholder rights plan have not been definitively established by Congress or the courts, and the only revenue ruling issued by the Internal Revenue Service to date addresses the adoption of a stockholder rights plan, but not any later tax consequences. The following discussion of probable tax consequences is subject to changes in the law as well as clarification and interpretation of existing law that may have retroactive as well as prospective effect.

Under Revenue Ruling 90-11, the adoption of the Rights Agreement and the subsequent distribution of the rights to stockholders would not be a taxable event for Tercica or its stockholders under federal income tax laws. Although not addressed in the revenue ruling, the physical distribution of rights certificates upon the rights becoming exercisable should not result in any tax.

After such physical distribution, the rights would probably be treated for tax purposes as capital assets in the hands of most stockholders and each right would probably have a basis of zero and a holding period which relates back to the holding period of the stock with respect to which such rights were issued. Upon the rights becoming rights to purchase an acquirer common stock, holders of rights probably would be taxed even if the rights were not exercised. Upon the rights being redeemed for cash or the rights being exchanged for stock of Tercica, holders of the rights would probably have a taxable event. Upon the rights becoming rights to purchase Tercica common stock, holders of rights would probably not have a taxable event. The rights may have an impact on tax-free reorganizations involving Tercica. Several types of tax-free transactions can still be structured, although the rights may be treated as taxable “boot.”

Accounting Treatment. The initial issuance of the rights has no accounting or financial reporting impact. Since the rights would be “out of the money” when issued, they would not dilute earnings per share. Because the redemption date of the rights is neither fixed nor determinable, the accounting guidelines do not require the redemption amount to be accounted for as a long-term obligation of Tercica.

Certain Provisions of Tercica’s Certificate of Incorporation and Bylaws.

Provisions of Tercica’s amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire Tercica, even if doing so would benefit Tercica’s stockholders. These provisions:

•	establish a classified board of directors so that not all members of the Board may be elected at one time;

•	authorize the issuance of “blank check” preferred stock that could be issued by the Board to increase the number of outstanding shares and hinder a takeover attempt;

•	limit who may call a special meeting of stockholders;

•	prohibit stockholder actions by written consent, thereby requiring all stockholder actions to be taken at a meeting of Tercica’s stockholders;

•	establish advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon at stockholder meetings; and

•	do not permit cumulative voting for the election of directors.

The Supermajority Charter Amendments, if approved, would provide the Ipsen Designees with the exclusive authority to take any action in contravention of Tercica’s obligations under the Affiliation Agreement, including the obligations not to terminate or modify any anti-takeover measures or contractual change of control provisions, and to give 30 days notice to Ipsen before recommending an offer from a third-party acquirer and to negotiate with Ipsen for an alternative offer during such 30-day period. However, the Supermajority Charter Amendments, if approved, would eliminate Tercica’s classified board of directors and certain other anti-takeover measures in Tercica’s amended and restated certificate of incorporation and amended and restated bylaws, by, for example, providing for the right of any stockholder who holds 15% or more of the outstanding shares of Tercica common stock to call a special meeting and providing for the right of holders of at least 60% of the outstanding shares of Tercica common stock to remove directors without cause. See the caption “Proposal 2—Approval of the Supermajority Charter Amendments” for a description of the Supermajority Charter Amendments.

In addition, Section 203 of the Delaware General Corporation Law, which prohibits business combinations between Tercica and one or more significant stockholders unless specified conditions are met, may discourage, delay or prevent a third party from acquiring Tercica.

Vote Required and Board Recommendation.

Stockholder approval of this Proposal 4 requires a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the Special Meeting on this Proposal 4 (which shares voting “For” also constitute at least a majority of the required quorum).

Stockholder approval of this Proposal 4 is not a condition to the closing of the transactions contemplated by the Purchase Agreement, but the implementation of the Rights Agreement is a condition to Ipsen’s obligation to close the transactions, as further described in Proposal 1. Tercica has, and notwithstanding the solicitation of stockholder approval of the Rights Agreement in this proxy statement preserves, the ability to implement the Rights Agreement even if Proposal 4 is not approved by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Tercica common stock as of July 31, 2006 (except as otherwise noted) by: (i) each of Tercica’s directors; (ii) Tercica’s Chief Executive Officer and its four other most highly paid executive officers during the fiscal year ended December 31, 2005; (iii) all of Tercica’s executive officers and directors as a group; and (iv) each person or group of affiliated persons known by Tercica to be the beneficial owner of more than five percent of its common stock.

	Beneficial Ownership(1)
	Shares	Percent of Total
5% Stockholders:
Ipsen, S.A. Suraypharm S.A.S.(2)	15,319,021	39.9%
Entities affiliated with MPM Capital L.P.(3)	6,904,268	18.3%
Entities affiliated Prospect Management Co. II, LLC(4)	3,063,540	8.2%
Entities affiliated Rho Capital Partners, Inc.(5)	3,004,951	8.0%
MedImmune, Inc.(6)	2,996,250	8.0%
State of Wisconsin Investment Board(7)	2,652,498	7.1%

Directors and Executive Officers:
John A. Scarlett, M.D.(8)	1,320,904	3.5%
Ross G. Clark, Ph.D.(9)	723,729	1.9%
Stephen N. Rosenfield(10)	343,333	*
Thorsten von Stein, M.D., Ph.D.(11)	220,000	*
Andrew Grethlein, Ph.D.(12)	270,364	*
Michael J. Astrue(13)	33,750	*
Alexander Barkas, Ph.D.(14)	3,162,579	8.4%
Karin Eastham(15)	45,000	*
Dennis Henner, Ph.D.(16)	6,904,268	18.3%
Mark Leschly(17)	3,049,951	8.1%
David L. Mahoney(18)	45,000	*
Thomas Wiggans(19)	33,840	*
All directors and executive officers as a group (15 persons)(20)	16,797,515	42.1%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and Forms 13F filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Tercica believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,581,734 shares outstanding on July 31, 2006, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2)	Represents 14,500,271 shares held by the Supporting Stockholders and options to purchase 818,750 shares of common stock held by the Supporting Stockholders that may be exercised pursuant to early exercise agreements, of which 593,750 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006. All of these shares are subject to the Voting Agreements Ipsen and Suraypharm entered into with each of the Supporting Stockholders as described under the caption “Proposal 1—Approval of the Securities Issuance—Voting Agreements.” As a result of the Voting Agreements, Ipsen and Suraypharm may be deemed to be the beneficial owner of these shares and to share the power to vote or to direct the vote of these shares. Each of Ipsen and Suraypharm expressly disclaims beneficial ownership of these shares. The address for Ipsen and Suraypharm is 42, rue du Docteur Blanche, 75016 Paris, France.

(3)	Represents 383,776 shares held by MPM BioVentures III, L.P., 5,707,936 shares held by MPM BioVentures III-QP, L.P., 172,441 shares held by MPM BioVentures III Parallel Fund, L.P., 482,343 shares held by MPM BioVentures III GmbH & Co. Beteiligungs KG, 112,772 shares held by MPM Asset Management Investors 2002 BVIII LLC, and options to purchase 45,000 shares of common stock granted to Dr. Henner, one of Tercica’s directors, that may be exercised pursuant to early exercise agreements, of which 18,750 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006. Dr. Henner is obligated to transfer any shares issued pursuant to the exercise of such options to MPM BioVentures III, L.P. Dr. Henner is a general partner at MPM BioVentures III, and holds voting and dispositive power for the shares held of record by the stockholders listed above. Dr. Henner disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. MPM Capital L.P. is the management company affiliated with the stockholders listed above. The address for MPM Capital L.P. is 200 Claredon Street, 54th Floor, Boston, MA 02116.

(4)	Represents 3,017,588 shares held by Prospect Venture Partners II, L.P. and 45,952 shares held by Prospect Associates II, L.P. Dr. Barkas, one of Tercica’s directors, is a managing member of Prospect Management Co. II, LLC, the General Partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., and, together with the other managing members of Prospect Management Co. II, LLC, holds voting and dispositive power for the shares held of record by the stockholders listed above. Dr. Barkas disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for Prospect Management Co. II, LLC is 435 Tasso Street, Suite 200, Palo Alto, CA 94301.

(5)	Represents 374,629 shares held by Rho Ventures IV, L.P., 881,971 shares held by Rho Ventures IV (QP), L.P., 919,141 shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG and 829,210 shares held by Rho Management Trust I. These stockholders are affiliated with the management company, Rho Capital Partners, Inc. Mr. Leschly, one of Tercica’s directors, is a managing member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a managing director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a managing partner of the investment advisor to Rho Management Trust I. Mr. Leschly disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address of Rho Capital Partners, Inc. is Carnegie Hall Tower, 152 West 57th Street, 23rd Floor, New York, NY 10019.

(6)	Represents shares held by MedImmune Ventures, Inc., a wholly-owned venture capital subsidiary of MedImmune, Inc. Wayne T. Hockmeyer is the president of MedImmune Ventures, Inc. and is on an investment committee that holds voting and dispositive power over these shares owned by MedImmune Ventures, Inc. Dr. Hockmeyer resigned from Tercica’s Board of Directors effective April 13, 2005. Dr. Hockmeyer disclaims beneficial ownership of these shares. The address for MedImmune, Inc. is One MedImmune Way, Gaithersburg, MD 20878.

(7)	Based solely on a Form 13F filed with the Securities and Exchange Commission on August 10, 2006, reporting beneficial ownership as of June 30, 2006. Pursuant to the Form 13F, the State of Wisconsin Investment Board holds sole voting and dispositive power over such shares. The address of the State of Wisconsin Investment Board is 121 East Wilson Street, Madison, WI 53702.

(8)	Includes 602,352 shares purchased pursuant to early exercised options, of which 20,053 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006, options to purchase 400,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 343,750 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006, 153,651 shares of common stock held by The John A. Scarlett 1999 Trust U/A dtd November 26, 1999, and 154,901 shares held by The Susan E. Scarlett 1999 Trust U/A dtd November 26, 1999.

(9)	Represents 62,847 shares purchased pursuant to early exercised options, of which 8,594 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006, 4,490 shares acquired through Tercica’s 2004 Employee Stock Purchase Plan, options to purchase 100,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 81,250 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006, and 556,392 shares held by Boat Harbour Ltd.

(10)	Includes options to purchase 333,333 shares of common stock that may be exercised pursuant to early exercise agreements, of which 214,792 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006.

(11)	Represents options to purchase 220,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 174,167 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006.

(12)	Represents 3,698 shares acquired through Tercica’s 2004 Employee Stock Purchase Plan and options to purchase 266,666 shares of common stock that may be exercised pursuant to early exercise agreements, of which 150,001 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006.

(13)	Represents an option to purchase 33,750 shares of common stock that may be exercised pursuant to early exercise agreements, of which 26,250 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006.

(14)	Includes options to purchase 81,250 shares of common stock that may be exercised pursuant to early exercise agreements, of which 33,750 will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006, and the shares described in Note (4) above. Dr. Barkas disclaims beneficial ownership of shares described in Note (4) above, except to the extent of his pecuniary interest therein.

(15)	Includes options to purchase 35,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 18,750 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006.

(16)	Represents the shares listed in Note (3) above. Dr. Henner disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(17)	Represents options to purchase 45,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 18,750 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006, and the shares described in Note (5) above. Mr. Leschly disclaims beneficial ownership of the shares described in Note (5) above, except to the extent of his pecuniary interest therein.

(18)	Represents options to purchase 45,000 shares of common stock that may be exercised pursuant to early exercise agreements, of which 26,250 will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006.

(19)	Includes an option to purchase 33,750 shares of common stock that may be exercised pursuant to early exercise agreements, of which 26,250 will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006.

(20)	Includes 13,235 shares acquired through Tercica’s 2004 Employee Stock Purchase Plan, 675,199 shares purchased pursuant to early exercise agreements, of which 28,647 shares will be unvested and subject to Tercica’s right of repurchase within 60 days of July 31, 2006, and options to purchase 2,277,499 shares of common stock, of which 1,641,044 shares will be unvested and subject to Tercica’s right of repurchase if such options are either exercised or early exercised pursuant to option agreements within 60 days of July 31, 2006.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Under the “householding” process, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Tercica that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement in the future you may (i) notify your broker; (ii) direct your written request to: Investor Relations, Tercica Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005; or (iii) contact Tercica’s Investor Relations department at (650) 624-4949. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Tercica will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

INCORPORATION BY REFERENCE

Tercica files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document Tercica files at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission, including Tercica. The Securities and Exchange Commission’s internet site can be found at http://www.sec.gov.

The Securities and Exchange Commission allows Tercica to “incorporate by reference” information into this proxy statement, which means that Tercica can disclose important information to you by referring you to other documents that Tercica has filed separately with the SEC. This proxy statement incorporates by reference Items 7, 7A, 8 and 9 of Tercica’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and Items 1, 2 and 3 of Part I of Tercica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which contain important information about Tercica’s financial condition that is not set forth in this proxy statement.

Tercica will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this proxy statement but not delivered with the proxy statement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Investor Relations, Tercica, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005, telephone: (650) 624-4949.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stephen N. Rosenfield

Secretary

                , 2006

Appendix A-1

THIS STOCK PURCHASE AND MASTER TRANSACTION AGREEMENT (the Agreement) is made as of July 18, 2006,

BETWEEN:

(1) TERCICA, INC. (the Company), a corporation organized under the laws of the State of Delaware, with its principal offices at 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005, USA; and

(2) IPSEN, S.A., a société anonyme organized under the laws of France with its registered address at 42, rue du Docteur Blanche, 75016 Paris, France (the Purchaser).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 In this Agreement, the following words and expressions have the following meaning:

(a) Affiliate means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise;

(b) Affiliation Agreement means the affiliation agreement between the Company and the Purchaser substantially in the form attached hereto as Exhibit A;

(c) BIP means Beaufour Ipsen Pharma, a company incorporated under the laws of France with offices at 24 rue Erlanger, 75016 Paris, France;

(d) Business Day means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close;

(e) Bylaw Amendments means the amendments to the bylaws of the Company substantially in the form attached hereto as Exhibit M;

(f) Certificate of Incorporation Amendments means the amendments to the certificate of incorporation of the Company substantially in the forms attached hereto as Exhibit K and Exhibit L;

(g) Change in Recommendation shall have the meaning ascribed to it in Section 5.4 of this Agreement;

(h) Closing means the First Closing and/or the Second Closing, as applicable;

(i) Closing Date means the day on which the First Closing and/or the Second Closing occurs, as applicable;

(j) COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

(k) Code means the Internal Revenue Code of 1986, as amended;

(l) Common Stock means the Company’s common stock, par value $0.001 per share;

(m) Company Balance Sheet means the balance sheet of the Company contained in the Company SEC Report for the quarter ended March 31, 2006;

(n) Company Board Recommendation shall have the meaning ascribed to it in Section 5.3(f) of this Agreement;

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(o) Company Business Plan means the Company Business Plan in the form provided to the Purchaser on the date hereof, certified by an officer of the Company as being the Company’s current business plan;

(p) Company Financials means each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports;

(q) Company Indemnified Parties means the Company and its Affiliates, and their respective officers, directors, stockholders, partners, managers, members, employees, agents, and representatives;

(r) Company Plans means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA) and (ii) all employment, consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, health, life insurance and educational assistance plan, policies, agreements or arrangements with respect to which the Company has any material obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company;

(s) Company SEC Reports shall have the meaning ascribed to it in Section 3.17(a) of this Agreement;

(t) Company Stockholders’ Meeting shall have the meaning ascribed to it in Section 5.3(a) of this Agreement;

(u) Competing Transaction shall have the meaning ascribed to it in Section 5.4 of this Agreement;

(v) Convertible Notes means collectively, the First Convertible Note, the Second Convertible Note and the Third Convertible Note;

(w) Covered Stockholders means each of: (i) MPM BioVentures III, L.P., MPM BioVentures III-QP, L.P., MPM BioVentures III Parallel Fund, L.P., MPM BioVentures III Gmbh & Co. Beteiligungs KG and MPM Asset Management Investors 2002 BVIII LLC; (ii) Prospect Associates II, L.P. and Prospect Venture Partners II, L.P.; (iii) Rho Ventures IV, L.P., Rho Ventures IV (QP), L.P., Rho Ventures IV GmbH & Co. Beteiligungs KG and Rho Management Trust I; (iv) John A. Scarlett, III, The John A. Scarlett III, 1999 Trust and The Susan E. Scarlett 1999 Trust; and (v) Ross G. Clark and Boat Harbour Ltd.;

(x) DGCL means the Delaware General Corporation Law;

(y) Disclosure Schedule means that certain disclosure schedule delivered by the Company to the Purchaser concurrently herewith and identified as the “Disclosure Schedule”;

(z) Employees means employee (current, former or retired) of the Company;

(aa) ERISA means the Employee Retirement Income Security Act of 1974, as amended;

(bb) ERISA Affiliate shall have the meaning ascribed to it in Section 3.15(d) of this Agreement;

(cc) Exchange Act means the Securities and Exchange Act of 1934, as amended;

(dd) FDA means the United States Food and Drug Administration;

(ee) FDCA means the federal Food, Drug and Cosmetic Act;

(ff) First Closing shall have the meaning ascribed to it in Section 2.2(a);

(gg) First Closing Date means the date on which the First Closing occurs;

(hh) First Convertible Note means the convertible note issued by the Company in favor of the Purchaser substantially in the form attached hereto as Exhibit C;

(ii) First Convertible Note Amount means $25,037,000;

(jj) GAAP means generally accepted accounting principles in the United States;

(kk) Governmental Entities means any foreign or United States federal, state, county, local municipal or other governmental, regulatory or administrative authority, agency, commission or other instrumentality, any court, tribunal or arbitral body with competent jurisdiction, or any national securities exchange or automated quotation service;

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(ll) HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations and rules issued pursuant to that Act;

(mm) Increlex License means the license and collaboration agreement between the Company and BIP regarding Increlex substantially in the form attached hereto as Exhibit J;

(nn) Initial Securities means collectively, the Shares, the Warrants and the Convertible Notes;

(oo) Intellectual Property Rights means all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, Patents); (B) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing, (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefor (collectively, Copyrights); (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, ideas and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, Trade Secrets); and (E) all applications, registrations and permits related to any of the foregoing clauses (A) through (D);

(pp) Knowledge means, with respect to a Person, the actual knowledge of any of its executive officers;

(qq) Law means any judgment, order, statute, law (including common law), ordinance, rule, permit or regulation applicable to a Person or its business, properties or assets;

(rr) Losses means collectively, all claims, liabilities, obligations, costs, damages, losses and expenses (including reasonable attorneys fees) of any nature;

(ss) Material Adverse Effect, with respect to a Person, means: (i) a material adverse effect on the financial condition, properties, business or results of operations of such Person and its Subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of such Person to perform its material obligations under this Agreement or the other Transaction Documents; provided that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect on any Person: (a) any adverse effect resulting from or arising out of general economic conditions to the extent that such conditions do not disproportionately affect such Person and its Subsidiaries, taken as a whole, (b) any adverse effect resulting from or arising out of general conditions in the industries in which such Person and its Subsidiaries operate to the extent that such conditions do not disproportionately affect such Person and its Subsidiaries, taken as a whole, (c) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof to the extent they do not disproportionately affect such Person and its Subsidiaries, taken as a whole, (d) any adverse change in reported financial results to the extent such change results from or arises out of changes (after the date of this Agreement) in GAAP or applicable Laws, (e) a reduction in market price of such Person’s common stock on the stock markets on which it trades to the extent such reduction is not related to factors that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, or (f) any adverse effect resulting from or arising out of the failure of such Person to achieve projected financial results except to the extent that such failure is related to operational issues or other factors that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect;

(tt) Milestone Event has the meaning assigned to it in the Somatuline Autogel License;

(uu) New York Courts means the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York;

(vv) Non-Disclosure Agreement means the Non-Disclosure Agreement between Ipsen and the Company dated September 9, 2005;

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(ww) Note Shares means the shares of Common Stock issuable upon the issuance and subsequent conversion of the Convertible Notes pursuant to the terms and conditions of the Convertible Notes;

(xx) Order shall have the meaning ascribed to it in Section 6.1(g) of this Agreement;

(yy) Person means any individual or any corporation, limited liability company, partnership, trust, association or other entity of any kind;

(zz) Preferred Stock means shares of preferred stock, par value $0.001 per share;

(aaa) Proxy Statement shall have the meaning ascribed to it in Section 5.3(a) of this Agreement;

(bbb) Purchaser Indemnified Parties means the Purchaser and its Affiliates, and their respective officers, directors, stockholders, partners, managers, members, employees, agents, and representatives;

(ccc) Purchase Price means $77,318,944.23;

(ddd) Registration Rights Agreement means the registration rights agreement between the Company and the Purchaser substantially in the form attached hereto as Exhibit F;

(eee) Requisite Stockholder Vote means the approval from the Company’s stockholders of (i) the issuance of the Shares, the Convertible Notes, the Warrant, the Note Shares and the Warrant Shares as required by Marketplace Rule 4350(i) of the National Association of Securities Dealers, Inc., and (ii) the Certificate of Incorporation Amendments attached hereto as Exhibit K as required by the DGCL and the Amended and Restated Certificate of Incorporation of the Company as of the date of this Agreement;

(fff) Retiree Benefits shall have the meaning ascribed to it in Section 3.15(e) of this Agreement;

(ggg) Rights shall have the meaning ascribed to it in the Rights Agreement.

(hhh) Rights Agreement means that certain Rights Agreement, to be effective as of the First Closing Date, by and between the Company and Computershare Trust Company, N.A. substantially in the form attached hereto as Exhibit H;

(iii) SCRAS means SCRAS, a company incorporated under the laws of France with offices at 42 rue du Docteur Blanche, 75016 Paris;

(jjj) SEC means the United States Securities Exchange Commission;

(kkk) Second Closing shall have the meaning ascribed to it in Section 2.2(b) of this Agreement;

(lll) Second Closing Date means the date on which the Second Closing occurs;

(mmm) Second Convertible Note means the convertible note issued by the Company in favor of the Purchaser substantially in the form attached hereto as Exhibit D;

(nnn) Second Convertible Note Amount means €30,000,000;

(ooo) Securities Act means the Securities Act of 1933, as amended;

(ppp) SEC Website means the website maintained by the SEC at http://www.sec.gov;

(qqq) Shares shall mean Twelve Million, Five Hundred and Twenty Seven Thousand and Two Hundred and Forty Five (12,527,245) shares of Common Stock;

(rrr) Somatuline Autogel License means the license and collaboration agreement between SCRAS, BIP and the Company regarding Somatuline Autogel substantially in the form attached hereto as Exhibit I;

(sss) Stockholder Approval means the Requisite Stockholder Approval and the approval from the Company’s stockholders of the Certificate of Incorporation Amendments set forth in Exhibit L, the Bylaw Amendments and the Rights Agreement;

(ttt) Subsidiary means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the securities (or other interests having by their terms ordinary

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voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization) is directly or indirectly owned or controlled by the relevant Person or (ii) the relevant Person (or any other subsidiary of the relevant Person) is a general partner;

(uuu) Superior Proposal means a bona fide proposal for a Competing Transaction that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation) and the Person making the proposal and, if consummated, is reasonably likely to result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated hereby;

(vvv) Suraypharm means a Société par Actions Simplifiée organized under the laws of France with its registered address at 42, rue du Docteur Blanche, 75016 Paris, France;

(www) Termination Fee has the meaning assigned to it in Section 8.2(b) of this Agreement;

(xxx) Third Convertible Note means the convertible note issued by the Company in favor of the Purchaser substantially in the form attached hereto as Exhibit E;

(yyy) Third Convertible Note Amount means $15,000,000;

(zzz) Transaction means, the issue, sale and purchase of the Shares and the issue and delivery of the Warrant and the First Convertible Note;

(aaaa) Transaction Documents means this Agreement, the Warrant, the Convertible Notes, the Registration Rights Agreement, the Affiliation Agreement, the Voting Agreements, the Somatuline Autogel License, the Increlex License, the Rights Agreement, the Bylaw Amendments, the Certificate of Incorporation Amendments and any other document or instrument contemplated hereby or thereby;

(bbbb) Voting Agreement means the voting agreements between the Purchaser and the Covered Stockholders, each substantially in the form attached hereto as Exhibit G;

(cccc) Warrant means the warrant to be issued by the Company substantially in the form of Exhibit B attached hereto; and

(dddd) Warrant Shares means the shares of Common Stock issuable upon exercise of the Warrant pursuant to the terms and conditions of the Warrant.

1.2 Interpretation and Construction. In this Agreement:

(a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e) any definition of or reference to any contract, agreement, document, instrument, commitment, license, undertaking or other record herein shall be construed as referring to such contract, agreement, document, instrument, commitment, license, undertaking or other record as from time to time amended, supplemented, restated or otherwise modified;

(f) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

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(h) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections, Exhibits and Schedules to, this Agreement; and

(i) the headings and captions used in this Agreement are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

ARTICLE 2

PURCHASE AND SALE OF INITIAL SECURITIES

2.1 Agreement to Issue, Sell and Purchase the Initial Securities. Subject to the terms and the conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company or cause an Affiliate of the Purchaser to purchase from the Company, upon the terms and conditions hereinafter set forth, the Shares, the Warrant and the Third Convertible Note for the Purchase Price, the First Convertible Note for the First Convertible Note Amount and the Second Convertible Note for the Second Convertible Note Amount.

2.2 Closing and Delivery of the Initial Securities.

(a) First Closing. The closing of the Transaction (the First Closing) shall occur at the offices of Cooley Godward LLP (at the address set forth in the notice provisions of Section 10.4 below), or at such other place as agreed between the parties on the third Business Day following the date of the receipt of the Requisite Stockholder Vote, or, if all other conditions contained in Article 6 have not been satisfied or waived on such date in accordance with the terms of this Agreement, the third Business Day after the date on which all of the conditions contained in Article 6 have been satisfied or waived in accordance with the terms of this Agreement (other than such conditions which shall be satisfied on the First Closing Date), or at such other place, time, or date as may be mutually agreed to in writing by Purchaser and the Company.

(b) First Closing Deliverables. At the First Closing, the Company shall (i) deliver or cause to be conveyed by the Company’s transfer agent for delivery to the Purchaser one or more stock certificates in respect of the Shares in the name of the Purchaser or a designated Affiliate thereof (including, if the Company has caused such stock certificates to be conveyed by the Company’s transfer agent, evidence reasonably satisfactory to the Purchaser that the Company has provided irrevocable delivery instructions in respect of such stock certificates to the Company’s transfer agent) and (ii) duly executed copies of the Affiliation Agreement, the Registration Rights Agreement, the Increlex License, the Somatuline Autogel License, the Warrant and the First Convertible Note, and the Purchaser shall (i) deliver to the Company (or cause an Affiliate to deliver to the Company) by wire transfer of same day funds in the amount of the Purchase Price and the First Convertible Note Amount and (ii) deliver to the Company (or cause an Affiliate to deliver to the Company to the extent permitted under the Transaction Documents) duly executed copies of the Affiliation Agreement, the Registration Rights Agreement, the Increlex License, the Somatuline Autogel License, the Warrant and the First Convertible Note. It is the current intent of the parties that Suraypharm will be the Purchaser’s designated Affiliate purchasing the Shares.

(c) Second Closing and Second Closing Deliverables. The closing of the issue and delivery by the Company of the Second Convertible Note and the Third Convertible Note to the Purchaser (the Second Closing) shall occur on the third Business Day following the date on which all of the conditions contained in Article 7 have been satisfied or waived in accordance with the terms of this Agreement. At the Second Closing, the Company shall deliver to the Purchaser or a designated Affiliate thereof the Second Convertible Note and the Third Convertible Note and the Purchaser shall deliver to the Company (or cause an Affiliate to deliver to the Company) by wire transfer of same day funds in the amount of the Second Convertible Note Amount and the Third Convertible Note Amount.

(d) Proceedings at First and Second Closing. All actions to be taken and all documents not attached as exhibits to this Agreement to be executed and delivered by the Company in connection with the

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consummation of the transactions contemplated at the First Closing and Second Closing shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all actions to be taken and all documents not attached as exhibits to this Agreement to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated at the First Closing and Second Closing shall be reasonably satisfactory in form and substance to the Company and its counsel. All actions to be taken and all documents to be executed and delivered by all parties hereto at the First Closing and Second Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed, and delivered. Each closing shall be deemed to have occurred when all conditions have been met or waived and all deliverables have been delivered.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that, except as set forth in the Disclosure Schedule, the following are true and correct:

3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company.

3.2 Authorized Capital Stock. The Company’s authorized capital stock consists of (i) 100,000,000 shares of Common Stock, of which as of June 30, 2006 (A) 37,581,734 shares were issued and outstanding and (B) 6,801,813 shares were reserved for issuance upon exercise of options under the Company’s 2004 Stock Plan, 2002 Stock Plan, 2002 Executive Stock Plan and 2004 Employee Stock Purchase Plan, including outstanding options for the purchase of 4,086,784 shares of Common Stock, and (ii) 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. The Company has not issued any shares since June 30, 2006 other than pursuant to employee or director equity incentive plans or purchase plans approved by the Board of Directors of the Company. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth in Section 3.2 of the Disclosure Schedule or as contemplated by this Agreement or the other Transaction Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock and there are no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company. Except as set forth in Section 3.2 of the Disclosure Schedule or as contemplated by this Agreement, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.

3.3 No Interest in any Person. The Company does not own, directly or indirectly, any capital stock, membership interests, partnership interest, joint venture interest or other equity interest (or interest that is convertible into, or exchangeable or executable for, any of the foregoing) in any Person.

3.4 Issuance, Sale and Delivery of Initial Securities. Except as contemplated by Section 6.1(e) hereof, the Bylaw Amendments and the Rights Agreement, the issuance, sale and delivery of the Shares, the Warrant Shares and the Note Shares have been duly authorized by all necessary corporate action and, when issued, delivered and paid for in accordance with the terms hereof and of the Warrant and the Convertible Notes, respectively, the

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Shares, the Warrant Shares and the Note Shares respectively, will be duly authorized, validly issued, fully paid and nonassessable. No further approval or authorization of the Board of Directors of the Company, the stockholders of the Company (other than as contemplated by Section 6.1(e) hereof and except for the approval by the Company’s stockholders of the Rights Agreement) or any other Person will be required for the issuance and sale of any securities to be issued and sold by the Company as contemplated herein or in the Warrant or the Convertible Notes.

3.5 Due Execution, Delivery and Performance of the Transaction Documents. Except as contemplated by Section 6.1(e) and for the approval by the Company’s stockholders of the Certificate of Incorporation Amendments set out in Exhibit L, the Bylaw Amendments and the Rights Agreement, the Company has full legal right, corporate power and authority to enter into the Transaction Documents, issue the Shares, the Warrant, the Warrant Shares, the Convertible Notes and the Note Shares and perform the transactions contemplated by the Transaction Documents. Each of the Transaction Documents will upon delivery be duly authorized, executed and delivered by the Company. Subject to the approval of the Company’s stockholders as contemplated by Section 6.1(e) hereof and the approval by the Company’s stockholders of the Certificate of Incorporation Amendments set out in Exhibit L, the Bylaw Amendments and the Rights Agreement, the making, issuing and performance of the Transaction Documents by the Company and the consummation of the transactions therein contemplated will not (i) violate any provision of the organizational documents of the Company in a manner that would reasonably be expected to have a Material Adverse Effect, (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give any person any rights of termination, amendment, acceleration or cancellation of, any agreement, commitment, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument (A) to which the Company is a party or by which the Company or its properties may be bound or affected and (B) which individually or in the aggregate would be reasonably likely to result in a material liability of the Company or have a Material Adverse Effect, or (iii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties in a manner that would reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by the Company of the Transaction Documents or the consummation by the Company of the transactions contemplated thereby, other than such as have been made or obtained and except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Initial Securities, the Note Shares and the Warrant Shares. Upon their execution and delivery, and assuming the valid execution thereof by the Purchaser and the other parties thereto, the Transaction Documents will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.6 Board Approval. The Board of Directors of the Company has, at a meeting duly called and held, duly adopted resolutions to (i) approve the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance of the Initial Securities, the Note Shares and the Warrant Shares), (ii) approve the Purchaser as a party and the transactions contemplated hereby for the purposes of Section 203 of the DGCL, (iii) direct that the matters subject to the Stockholder Approval be submitted to a vote of the Company’s stockholders, and (iv) recommend that the Company’s stockholders give the Stockholder Approval.

3.7 Valid Offering. Assuming the accuracy of the representations and warranties of Purchaser set forth in Article 4, the offer, sale, and issuance of the Initial Securities, the Note Shares and the Warrant Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities Laws.

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3.8 No Defaults. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or, except as to defaults, violations and breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound and has not received any written notice of termination under any such documents, which termination would reasonably be expected to have a Material Adverse Effect on the Company; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

3.9 No Material Change. Between March 31, 2006 and the date hereof, (i) the Company has not incurred, other than in the ordinary course of business, any material liabilities or obligations which would be required under GAAP to be set forth on the Company’s balance sheet, except for legal, banking and accounting costs in connection with the negotiation, execution and delivery by the Company of the Transaction Documents, (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity not covered by insurance, (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, (iv) the Company is not in default in the payment of principal or interest on any outstanding debt obligations, (v) there has not been any change in the capital stock of the Company other than the issuance of shares or options pursuant to employee or director equity incentive plans or purchase plans approved by the Company’s Board of Directors or upon the exercise of options and warrants outstanding on such date, or indebtedness material to the Company (other than in the ordinary course of business), (vi) the Company has not entered into any employment contract (other than providing solely for at-will employment of non-executive officers) or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement, (vii) the Company has not granted any increase in the base compensation of any of its directors, officers and employees outside the ordinary course of business, (viii) the Company has not entered into, adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Company Plan), outside the ordinary course of business, and (ix) there have been no events or occurrences which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

3.10 Intellectual Property.

(a) The Company is the sole and exclusive owner of, or has valid and continuing rights to use, sell or license, all Intellectual Property Rights necessary to conduct the Company’s business as presently conducted, free and clear of all rights, liens, charges, encumbrances or claims of others. The use, practice or other commercial exploitation of the Intellectual Property Rights owned by or licensed to the Company and the operation of the Company’s business does not infringe, constitute an unauthorized use of or misappropriate any rights owned or controlled by any third Person including Intellectual Property Rights of any third Person in a way that would be reasonably likely to create a material liability of the Company or to have a Material Adverse Effect on the Company. The Company is not a party to or the subject of any pending or, to the Company’s Knowledge, threatened suit, action, investigation or proceeding which involves a claim against the Company, of infringement, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenges the ownership, use, validity or enforceability of any Intellectual Property Rights or contests the right of the Company to use, exercise, license, transfer or dispose of any Intellectual Property Rights owned by or licensed to the Company, or any products, processes or materials covered thereby in any manner.

(b) To the Company’s Knowledge, no Person (including employees and former employees of the Company) is infringing, violating, misappropriating or otherwise misusing any Intellectual Property Rights owned by or licensed to the Company, and the Company has not made any such claims against any Person (including employees and former employees of the Company).

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(c) No Trade Secret or any other non-public, proprietary information which is material to the business of the Company as presently conducted has been authorized to be disclosed or, to the Company’s Knowledge, has been actually disclosed by the Company to any employee or any third Person other than (i) pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use of the Intellectual Property Rights owned by or licensed to the Company, or (ii) to such employees or third persons who otherwise have a duty of confidentiality to the Company.

(d) The Company has taken all commercially reasonable steps to protect and preserve the confidentiality and value of all Intellectual Property Rights and any other confidential information owned by or licensed to the Company.

3.11 Compliance.

(a) The Company has complied in all material respects with each Law binding on it or on any of its assets or properties and is not currently in violation of any such Law, and the Company has not received any written notices or orders of noncompliance issued to the Company under or in respect of any such Law, in the case of all of the foregoing, the noncompliance with which would reasonably be expected to result in Material Adverse Effect on the Company.

(b) The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as presently conducted, except for such of the foregoing, the failure to possess which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(c) The Company, as well as, to the Company’s Knowledge, the Company’s manufacturers, suppliers, distributors or other third party contractors, manufacture, market and distribute, and for the three years prior to the date hereof, have manufactured, marketed and distributed, the Company’s products in compliance in all material respects with all applicable federal statutes and rules and regulations promulgated by the FDA and with applicable laws, rules, regulations and standards of any comparable state authority or foreign regulatory authority, including, but not limited to, the FDCA and its implementing regulations at 21 C.F.R. Parts 801, 803, 806, 807, 814 and 820, as applicable, and the Company’s quality control procedures in effect at the time of any such manufacture. All of the products currently marketed by the Company in the United States have been approved or cleared for sale by the FDA and all other applicable federal and state regulatory agencies. For all of the products currently marketed by the Company or its distributors outside the United States, the Company has obtained all material necessary regulatory approvals from all applicable foreign regulatory authorities. The Company has not received any notice from, or otherwise have Knowledge of, the FDA or any other federal, state or foreign regulatory authority, questioning its manufacturing practices, or threatening to limit, suspend, or revoke any product marketing clearance or approval, change the marketing classification or labeling of, or otherwise require market removal or withdrawal of any of the Company’s products. The Company has not received, nor have Knowledge of any facts that furnish any basis for the issuance of, any Form FDA-483 inspectional observations or untitled or warning letters from the FDA, or any other similar communications from the FDA, or any applicable state or foreign governmental regulatory authority; and there have been no voluntary or involuntary recalls, corrective actions, removals, field notifications, import alerts, product detentions, product seizures, governmental investigations, or civil or criminal enforcement action initiated, proposed, requested, or threatened relating to the products or the Company. The Company does not have Knowledge of any false information or significant omission in any product application, registration, report, or other submission or communication to the FDA or comparable foreign regulatory authority.

(d) All pre-clinical trials and clinical trials conducted by or on behalf of the Company have been, and are being, conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable federal statutes and rules and regulations promulgated by the FDA relating thereto, including without limitation the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56 and 812 and any other comparable applicable Law.

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(e) No officer, employee or agent of the Company has committed any act, made any statement, or failed to make any statement, that would be reasonably expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

(f) The Company, and the officers, employees and agents of the Company, have not been convicted of any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or threatened against the Company, or the officers, employees or agents of the Company.

3.12 Product Information. The Company does not have Knowledge of any event or development relating to product safety or efficacy that would reasonably be expected to have a material adverse effect on the likelihood or timing of regulatory approvals for the Company’s products.

3.13 Litigation. Except as set forth in Section 3.13 of the Disclosure Schedule, the Company has not been delivered notice of the assertion of, been threatened with or otherwise gained Knowledge of facts reasonably likely to result in, any action, suit, proceeding, claim, arbitration or investigation, before any Governmental Entity against the Company: (i) the defense of which would reasonably be expected to have a material cost to the Company, or (ii) which would reasonably be expected to result in a material liability to, or have a Material Adverse Effect on, the Company in the event of an adverse outcome or that in any manner challenges or seeks to or would otherwise prevent, enjoin, alter or delay any of the transactions contemplated by the Transaction Documents. There is no order of any governmental entity binding on the Company or any of its assets or properties.

3.14 Labor. The Company is not a party to any labor or collective bargaining agreement, and no employees of the Company are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Company’s Knowledge, there have been no organizing activities involving the Company in respect of any group of employees of Company. There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations, or material grievances or other material labor disputes pending or, to the Company’s Knowledge, threatened against or involving the Company.

3.15 Employee Benefits.

(a) The Company Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and any other applicable Laws.

(b) Neither the Company nor any “party in interest” or “disqualified person” with respect to the Company Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA for which the Company could incur a material liability. No fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan for which the Company could incur a material liability.

(c) The Company Plans intended to qualify under Section 401 or other tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Company Plans that could cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d) Neither the Company nor any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them

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under Section 414(b), (c), (m) or (o) of the Code (ERISA Affiliate) has ever contributed or ever been obligated to contribute to an “employee benefit plan” subject to Title IV of ERISA or a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(e) Except as set forth on Section 3.15(e) of the Disclosure Schedule, none of the Company Plans provides for post-employment life or health insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA or any analogous provisions of state law (Retiree Benefits).

(f) All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the First Closing Date.

(g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or by law (without regard to any waivers granted under Section 412 of the Code), have been timely made, and all contributions for any period ending on or before the First Closing Date which are not yet due will have been paid or accrued on the balance sheet on or prior to the First Closing Date.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in this Agreement will (i) result in any payment becoming due to any Employees, (ii) increase any benefits otherwise payable under any Company Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

3.16 Corrupt Practices. Neither the Company nor, to the Company’s Knowledge, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.17 SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports and documents required to be filed with the SEC, except to the extent that failure to so file would not reasonably be expected to be material to an investor. Such filings are available to the Purchaser on the SEC Website. All required forms, reports and documents are referred to herein collectively as the Company SEC Reports. In addition, all exhibits to the Company SEC Reports are available on the SEC Website, except to the extent of Confidential Treatment Requests granted by the SEC. All documents required to be filed as exhibits to the Company SEC Reports have been so filed, and all material contracts that were filed as exhibits to the Company’s most recent Form 10-K filing are in full force and effect, except those which have expired in accordance with their terms or whose failure to be so would not reasonably be expected to have a Material Adverse Effect on the Company, and the Company is not in default thereunder, except where any such default has not resulted in or would not reasonably be expected to result in a Material Adverse Effect on the Company. As of their respective filing dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has provided the Purchaser with copies of all comment letters from the SEC relating to any Company SEC Reports received subsequent to the effective date of the Company’s Registration Statement in connection with its initial public offering.

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(b) The Company Financials (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented the financial position of the Company as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were reasonably expected to be subject to normal and recurring year-end adjustments which would not be material in amount. There has been no material change in the Company’s accounting policies except as described in the notes to the Company Financials. As of the date of the Company Financials, the Company did not have any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except liabilities (x) provided for in the Company Balance Sheet or (y) which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(c) No material event or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, which under applicable Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed because the report or announcement is not yet filed or made.

(d) The Company has heretofore made available to the Purchaser complete and correct copies of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

3.18 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for all material assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the Act). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required under Sections 302 and 906 of the Act and the related rules and regulations promulgated thereunder.

3.19 Corporate Records. The Company has delivered or made available to Purchaser true and complete copies of the Certificate of Incorporation and bylaws (in each case as amended to the date of this Agreement) of the Company. The minute books of the Company previously made available to Purchaser contain complete and accurate minutes of all meetings of the Board of Directors of the Company (and all committees thereof) ratified as of the date hereof and accurately reflect all other corporate action of the stockholders and Board of Directors of the Company (and all committees thereof) to the date hereof, including all amendments and corrections.

3.20 Nasdaq Compliance and Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Market, and the Company has taken no action that is designed to, or is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or

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delisting the Common Stock from the Nasdaq Global Market. The Company shall comply in all material respects with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Initial Securities, the Note Shares and the Warrant Shares and the listing of the Shares, the Note Shares and the Warrant Shares on the Nasdaq Global Market.

3.21 Reservation of Common Stock. As of the date hereof, the Company has available (and will keep available at all times), free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Shares, the Warrant Shares and the Note Shares.

3.22 Broker’s Fee. There are no brokers or finders entitled to compensation in connection with the sale of the Initial Securities, the Note Shares and the Warrant Shares to the Purchaser.

3.23 Fairness Opinion. The Company has received an opinion from Lehman Brothers, dated as of the date hereof, to the effect that as of such date, from a financial point of view, the consideration to be received by the Company for the issuance of the Shares, the Warrant and the Convertible Notes is fair to the Company.

3.24 Company Business Plan. The Company Business Plan has been prepared by the Company’s management in good faith and represents the Company’s current business plan.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE

PURCHASER

The Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

4.1 Organization and Qualification. The Purchaser is société anonyme duly organized, validly existing and in good standing under the laws of France and, together with its Subsidiaries, has all requisite corporate power and authority to own, lease and operate its and its Subsidiaries’ properties and to carry on its and its Subsidiaries’ business as presently conducted.

4.2 Investment Representations and Covenants. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities, including the Initial Securities, and (without limiting any representation or warranty provided by the Company herein) has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Initial Securities, the Note Shares and the Warrant Shares. The Purchaser is acquiring the Initial Securities for its own account for investment only and with no present intention of distributing any of such Initial Securities (or, following conversion of the Convertible Notes or exercise of the Warrant, the Note Shares or the Warrant Shares) or any arrangement or understanding with any other persons regarding the distribution of such Initial Securities, the Note Shares or the Warrant Shares, within the meaning of Section 2(11) of the Securities Act. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser understands that none of the Shares, the Convertible Notes, the Note Shares, the Warrant or the Warrant Shares has been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

4.3 Authorization; Due Execution, Delivery and Performance of the Transaction Documents. The Purchaser has full legal right, corporate power and authority to enter into the Transaction Documents and perform the transactions contemplated thereunder. Each of the Transaction Documents upon delivery will be duly authorized, executed and delivered by the Purchaser. The making, issuing and performance of the Transaction Documents by the Purchaser and the consummation of the transactions therein contemplated will not: (i) violate any provision

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of the organizational documents of the Purchaser, (ii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other Governmental Entity applicable to the Purchaser, or (iii) violate any material contract, agreement, or instrument to which the Purchaser is a party or by which it is bound, that would reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under the Transaction Documents. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by the Purchaser of the Transaction Documents or the consummation by the Purchaser of the transactions contemplated thereby, other than such as have been made or obtained. Upon their execution and delivery, and assuming the valid execution thereof by the Company and the other parties thereto, the Transaction Documents will constitute the valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 No Legal or Tax Advice. The Purchaser understands that nothing in the Transaction Documents, the Company SEC Reports or any other materials presented to the Purchaser in connection with the purchase and sale of the Initial Securities, the Note Shares and the Warrant Shares constitutes legal or tax advice. The Purchaser has consulted such legal and tax advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Initial Securities.

4.5 Board Approval. The Board of Directors of the Purchaser has, at a meeting duly called and held, duly adopted resolutions to approve the Transaction Documents and the consummation of the transactions contemplated thereby (including the purchase of the Initial Securities).

4.6 No Defaults. Neither the Purchaser nor any of its Subsidiaries is in violation or default of any provision of its organizational documents or any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound, and has not received any written notice of termination under any such material documents, and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Purchaser or any of its Subsidiaries as defined in such documents, in each case which would reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under the Transaction Documents.

4.7 Compliance. The Purchaser and each of its Subsidiaries have complied in all material respects with each Law binding on it or on any of its assets or properties and is not currently in violation of any such Law, and there have been no written notices or orders of noncompliance issued to the Purchaser or its Subsidiaries under or in respect of any such Law, in each case the noncompliance with which would reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under the Transaction Documents.

4.8 Product Information. The Purchaser does not have Knowledge of any event or development relating to product safety or efficacy that would reasonably be expected to have a material adverse effect on the likelihood or timing of regulatory approvals for Somatuline Autogel.

4.9 Litigation. Neither the Purchaser nor any of its Subsidiaries has been delivered notice of the assertion of, been threatened with or otherwise gained knowledge of facts reasonably likely to result in, any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity against the Purchaser or any of its Subsidiaries or order of any Governmental Entity binding on the Purchaser, its Subsidiaries or any of their respective assets or properties, in the case of all the foregoing, which would reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under the Transaction Documents.

4.10 Restrictive Legend. The Purchaser understands that, until such time as a registration statement covering the Shares, the Note Shares and the Warrant Shares has been declared effective or the Common Stock associated

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with such Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares, the Note Shares and the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares, the Note Shares and the Warrant Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

ARTICLE 5

COVENANTS

5.1 Efforts. The Company and the Purchaser will each use all commercially reasonable efforts to cause the conditions specified in Article 6 hereof to be satisfied as soon as practicable. At and from time to time after the First Closing, at the request of any party hereto, the other party shall execute and deliver such additional certificates, instruments, and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.

5.2 Conduct of the Business.

(a) Between the date hereof and the First Closing Date, except for matters permitted or contemplated by the Transaction Documents, set forth in Section 5.2 of the Disclosure Schedule or as required by applicable Law, the Company will (i) conduct the business of the Company only in the ordinary course of business consistent with past practice in all material respects, (ii) use all commercially reasonable efforts to maintain in good repair all of the material assets and properties of the Company consistent with past practices, and (iii) use all commercially reasonable efforts to preserve intact in all material respects the current business operations of the Company, keep available the services of the officers and employees of the Company, and preserve the Company’s relationships with customers, suppliers, licensors, and others having business relationships with the Company, consistent with past practices.

(b) Without limiting the generality of Section 5.2(a) hereof, and except as otherwise expressly provided in this Agreement or as required by applicable Law, between the date hereof and the First Closing Date, the Company will not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

(i) authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any stock of any class or series or any other securities convertible into or exercisable or exchangeable for any stock or any equity equivalents (other than the grant of employee or director stock options and other equity awards in the ordinary course of business and the issuance of stock upon the exercise thereof or upon exercise of options or warrants outstanding on the date hereof);

(ii) (A) split, combine, or reclassify any shares of its capital stock; (B) declare, set aside, or pay any dividend or make any other distribution or payment (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (C) make any other actual, constructive, or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (D) redeem, repurchase, or otherwise acquire any securities of the Company other than acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company;

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(iii) fail to comply with (A) any Law, the noncompliance of which would reasonably be expected to result in a Material Adverse Effect on the Company or (B) any SEC filing requirements, the effect of which non-compliance would be material to an investor;

(iv) adopt or become obligated to contribute to (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (iii) any “welfare benefit plan” (as defined in Section 3(1) of ERISA) providing for Retiree Benefits;

(v) take any action that would require consent of the Purchaser under the terms of any of the Transaction Documents;

(vi) intentionally or negligently take any action, or knowingly omit to take any action, that would or would reasonably be expected to result in (i) any representation or warranty of the Company set forth in Article 3 becoming untrue, or (ii) any of the conditions to the obligations of Purchaser set forth in Section 6.2 hereof not being fully satisfied; or

(vii) agree or commit to agree (in writing or otherwise) to do any of the foregoing.

(c) Neither the Company nor any Person acting on its behalf will knowingly take any action that would cause the loss of any exemption referenced in Section 3.7 hereof.

5.3 Preparation of Proxy Statement; Stockholders Meeting.

(a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement (as amended or supplemented, the Proxy Statement) to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval (the Company Stockholders’ Meeting). The Company and the Purchaser shall cooperate in the preparation of the Proxy Statement. The information supplied by the Company for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Company Stockholders’ Meeting and at the First Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the First Closing, any event or information should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Purchaser. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Purchaser which is contained in the Proxy Statement.

(b) The Company shall present in the Proxy Statement as separate proposals for separate votes by the Company’s stockholders each item requiring a separate vote threshold and shall segregate proposals seeking stockholder approval of Bylaw Amendments and Certificate of Incorporation Amendments that are subject to different stockholder approval thresholds.

(c) The Company shall use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC and its staff under the Exchange Act, as promptly as practicable after such filing. The Company shall cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after Proxy Statement is cleared by the SEC. Without limiting any other provision herein, the Proxy Statement will contain such information and disclosure so that the Proxy Statement conforms in all material respects to the requirements of the Exchange Act.

(d) The Company shall promptly notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply the Purchaser with copies of all correspondence between the

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Company or any of its representatives and the SEC or its staff. The Company and the Purchaser shall cooperate with each other and provide to each other all information necessary in order to prepare the Proxy Statement as expeditiously as practicable.

(e) If at any time prior to the Company Stockholders’ Meeting there shall occur any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, which event is required to be described in an amendment of or a supplement to the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company.

(f) The Company shall, as soon as practicable following the date hereof, duly call, give notice of, convene and hold the Company Stockholders’ Meeting for the purpose of seeking the Stockholder Approval. The Company shall engage a nationally recognized proxy solicitation firm for the purposes of seeking the Stockholder Approval and shall instruct such firm to solicit proxies in a manner that is designed to obtain such approval within a 20 Business Day solicitation period, taking into account all relevant facts and circumstances. The Company shall, through its Board of Directors, recommend to its stockholders that they give the Stockholder Approval (the Company Board Recommendation), except to the extent that the Company’s Board of Directors shall have withdrawn or modified its recommendation of this Agreement pursuant to Section 5.4 below.

(g) The information supplied by the Purchaser for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Company Stockholders’ Meeting and at the First Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the First Closing, any event or information should be discovered by the Purchaser which should be set forth in a supplement to the Proxy Statement, the Purchaser shall promptly inform the Company of the same. Notwithstanding the foregoing, the Purchaser makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

(h) The Company Stockholders’ Meeting shall be held no later than October 15, 2006, unless the SEC and its staff have not cleared the Proxy Statement under the Exchange Act by September 5, 2006.

5.4 No Shop Agreement. Until the earlier of the termination of this Agreement in accordance with Article 8 or the First Closing Date, except as provided by Section 5.4 of the Disclosure Schedule, the Company will not, and will not cause nor permit any of its Affiliates or any of its or their directors, officers, employees, agents or representatives to: (a) negotiate, authorize, recommend, enter into or propose to enter into, with any person other than the Purchaser or persons designated by the Purchaser, any transaction involving (directly or indirectly) an issuance, sale or acquisition of any class or series of securities of the Company (other than employee, director and consultant stock option grants consistent with past custom and practice, Employee Stock Purchase Plan transactions and shares issued upon exercise of (A) warrants in existence as of the date hereof or (B) options granted to employees, directors or consultants of the Company and its Subsidiaries and that are either in existence as of the date hereof or that have been granted consistent with past custom and practice), a sale or lease of material assets by the Company (other than product sales in the ordinary course of business), or any merger, recapitalization, business combination, strategic alliance, joint venture or similar transaction involving the Company (a Competing Transaction), (b) continue to engage in any pending discussions or negotiations with any third party concerning any previously proposed Competing Transaction, (c) knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals, indications of interest or offers in respect of a Competing Transaction, or (d) knowingly furnish or cause to be furnished to any person any information in furtherance of a Competing Transaction. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Company’s Board of Directors between the date of this Agreement and prior to the date of the Company Stockholders’ Meeting from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written proposal for a Competing Transaction; (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written proposal for a

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Competing Transaction; or (C) withdrawing the Company Board Recommendation or modifying the Company Board Recommendation in a manner adverse to the Purchaser (any such action, a Change in Recommendation); (D) terminating this Agreement pursuant to and subject to the terms of Section 8.1 hereof, and/or (E) taking any action that any court of competent jurisdiction orders the Company or the Board of Directors of the Company to take, if and only to the extent that, (i) in each such case referred to in clause (B) (to the extent that activities exceed such level of discussion as is reasonably necessary to obtain sufficient information to assess the likely value of such proposal) or (C) above, the failure to take such action would be reasonably likely to result in a breach of the directors’ fiduciary duties under applicable law, (ii) in each such case referred to in clause (A) or (B) above, the Company’s Board of Directors also determines in good faith that such proposed Competing Transaction constitutes or would reasonably be expected to lead to a Superior Proposal, and (iii) in the case referred to in clauses (C) or (D) above, (x) the Company’s Board of Directors has given the Purchaser two (2) Business Days’ prior written notice of its intention to take such action, (y) the Company’s Board of Directors has considered any changes to this Agreement (if any) proposed by the Purchaser, and (z) if such action is in connection with a Superior Proposal, the Company’s Board of Directors has determined in good faith and by a majority vote of the Board, after consultation with the Company’s outside legal counsel, that any applicable unsolicited proposal remains a Superior Proposal even after the changes proposed by the Purchaser. Nothing contained in this Agreement shall prevent the Company or the Company’s Board of Directors from complying with its disclosure obligations under Rule 14d-9 or 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to a proposed Competing Transaction. If the Company receives any inquiry, proposal, indication of interest or offer with respect to a Competing Transaction, the Company will promptly notify the Purchaser of the same and the terms thereof in writing.

5.5 Injunctive Relief. Each party acknowledges that any breach or threatened breach of the provisions of Sections 5.3(f) or 5.4 of this Agreement will cause irreparable injury to the other party for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval) obtain injunctive relief, without necessity of posting a bond, restraining the breaching party from committing such breach or threatened breach. The right provided under this Section 5.5 shall be in addition to, and not in lieu of, any other rights and remedies available to the parties.

5.6 Cooperation.

(a) Except to the extent otherwise allowed by Section 5.4, each party hereto shall cooperate with the other to fulfill the closing conditions set forth in Article 6 and Article 7, including delivery of all documents set forth in such conditions.

(b) Without limiting the foregoing, each party hereto shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and shall use all commercially reasonable efforts to obtain, as promptly as practicable, all authorizations, consents, orders and approvals of all Governmental Entities that may be or become necessary for such party’s execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents, including under the HSR Act. Each party hereto shall make all necessary filings to be made by them, and thereafter make any other required or appropriate submissions, with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby required under the HSR Act and each party shall make, as soon as reasonably practicable, all other necessary filings to be made by it, and thereafter make any other required or appropriate submissions, with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, following approval by the Company’s stockholders, the filing by the Company of the Certificate of Incorporation Amendments with the State of Delaware, Department of State: Division of Corporations. Each party will cooperate fully (including, without limitation, by providing all information and reasonable assistance as the other party requests in connection with its preparation of any filing or submission that is necessary under the HSR Act) with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

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(c) Each party hereto shall promptly inform the other party of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity in respect of the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

5.7 Pre-Closing Information Rights. Until the earlier of the termination of this Agreement pursuant to Article 8 or the First Closing Date, the Company will permit the authorized representatives of the Purchaser full and free access, at all times during regular working hours, and upon reasonable advance notice, to any of the properties of the Company, including its books and records, and to discuss its affairs, finances and accounts with the Company’s officers, agents and representatives; provided that the Company may restrict the foregoing access to the extent that (i) any Law applicable to the Company requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) such disclosure would, based on the advice of the Company’s counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information, or (iii) the disclosure of such information to the Purchaser would violate confidentiality obligations owed to a third party and such confidentiality obligations were in effect prior to the execution and delivery of this Agreement. The Purchaser shall hold any information obtained pursuant to this Section 5.7 in confidence to the extent set forth in accordance with, and such information shall otherwise be subject to the provisions of, the Non-Disclosure Agreement which shall continue in full force and effect until the occurrence of the First Closing, at which point the Non-Disclosure Agreement shall terminate. Any investigation pursuant to this Section 5.7 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No information or Knowledge obtained in any investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

5.8 Corporate Existence. The Company shall take all necessary steps to preserve and continue the existence of the Company.

5.9 Notice of Certain Events. Each party shall, promptly after it obtains Knowledge thereof, notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and the other Transaction Documents;

(b) any notice or other communication from any Governmental Entity in connection with the review, clearance or approval of the transactions contemplated by this Agreement and the other Transaction Documents;

(c) any legal proceeding commenced or threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed or that relates to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; and

(d) any matter (including a breach of covenant or a representation or warranty contained herein) that would reasonably be expected to lead to the non-satisfaction of any of the conditions to closing in Article 6.

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ARTICLE 6

CONDITIONS TO FIRST CLOSING

6.1 The Company’s obligations set forth in Section 2.2(b) of this Agreement shall be subject to the following conditions, any one or more of which may be waived by the Company (to the extent legally permissible):

(a) Representations and Warranties True. The representations and warranties made by the Purchaser in Article 4 hereof shall be true and correct in all material respects (and any representations and warranties qualified by materiality shall be true and correct in all respects) as of the date of this Agreement, except to the extent such representations and warranties expressly related to any earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date;

(b) No Material Adverse Condition. No event, occurrence or circumstance shall exist that has had or would reasonably be expected to have a material adverse effect on the ability of the Purchaser and its Affiliates to perform their obligations under the Somatuline Autogel License or the Increlex License; provided that none of the adverse effects or events identified in clauses (a) through (f) of the definition of Material Adverse Effect shall be deemed either alone or in combination to constitute, and none of the foregoing shall be taken into account in determining whether there has been or would be, such a material adverse effect;

(c) Compliance with Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or before the First Closing;

(d) Litigation. No action, suit or proceeding shall have been initiated or threatened with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated hereby and by the other Transaction Documents or seeking (with the probable or reasonably likely effect of receiving) material damages on account the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(e) Stockholder Approval. The Company shall have the received the Requisite Stockholder Vote;

(f) HSR Act. All applicable waiting periods, if any, in respect of the transactions contemplated hereby and by the other Transaction Documents under the HSR Act shall have expired or terminated;

(g) Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered any Law, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement or the other Transaction Documents or materially modifies any material term of this Agreement or the other Transaction Documents or the related transactions contemplated hereby and thereby (collectively, an Order), and no Governmental Entity shall have instituted any proceeding seeking any such Order;

(h) Other Authorizations, Consents etc. All other material authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby and by the other Transaction Documents shall have been obtained or filed, or shall have occurred; and

(i) Certificate. The Purchaser shall have delivered to the Company a certificate executed by an officer of the Purchaser, dated as of the First Closing Date, as to the matters set forth in this Sections 6.1(a), 6.1(b) and 6.1(c) of this Agreement.

6.2 The Purchaser’s obligation set forth in Section 2.2(b) of this Agreement shall be subject to the following conditions, any one or more of which may be waived by the Purchaser (to the extent legally permissible):

(a) Representations and Warranties True. The representations and warranties of the Company in Article 3 hereof shall be true and correct in all material respects (and any representations and warranties

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qualified by materiality shall be true and correct in all respects) as of the date of this Agreement, except to the extent such representations and warranties expressly related to any earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date;

(b) No Material Adverse Condition. No event, occurrence or circumstance shall exist that has had or would reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under the Somatuline Autogel License or the Increlex License; provided that none of the adverse effects or events identified in clauses (a) through (f) of the definition of Material Adverse Effect shall be deemed either alone or in combination to constitute, and none of the foregoing shall be taken into account in determining whether there has been or would be, such a material adverse effect;

(c) Compliance with Covenants. The Company shall have performed and complied with in all material respects all covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or before the First Closing;

(d) Litigation. No action, suit, or proceeding shall have been initiated or threatened with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated hereby and by the other Transaction Documents or seeking (with the probable or reasonably likely effect of receiving) material damages on account the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(e) Stockholder Approval. The Company shall have received the Requisite Stockholder Vote;

(f) HSR Act. All applicable waiting periods, if any, in respect of the transactions contemplated hereby and by the other Transaction Documents under the HSR Act shall have expired or terminated;

(g) Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered any Order, and no Governmental Entity shall have instituted any proceeding seeking any such Order;

(h) Board Appointments. The Board of Directors of the Company shall consist of a total of nine members, and all necessary action shall have been taken by the Parties and/or the Company to appoint two Persons designated by the Purchaser as two of the nine directors of the Company, such appointment to be effective as of the First Closing Date;

(i) Adoption of Rights Agreement. The Company shall have adopted the Rights Agreement and the Rights Agreement shall be in full force and effect and the Purchase Price (as defined in the Rights Agreement) has been set at a price that is reasonably recommended by the Company’s financial advisor and that is consistent with market practice;

(j) Other Authorizations, Consents etc. All other material authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby and by the other Transaction Documents shall have been obtained or filed, or shall have occurred; and

(k) Certificate. The Company shall have delivered to the Purchaser a certificate executed by an officer of the Company, dated the First Closing Date, as to the matters set forth in Sections 6.2(a), 6.2(b) and 6.2(c) above.

ARTICLE 7

CONDITIONS TO SECOND CLOSING

7.1 The Company’s obligation to complete the issue and delivery of the Second Convertible Note and the Third Convertible Note to the Purchaser at the Second Closing shall be subject to the following conditions, any one or more of which may be waived by the Company (to the extent legally permissible):

(a) First Closing. First Closing having been consummated;

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(b) Milestone Event. The Milestone Event having occurred;

(c) No Breach. There shall have been no material breach by Purchaser of any Transaction Documents, except for this Agreement;

(d) Somatuline Autogel License. The Somatuline Autogel License has not been terminated, in accordance with its terms or by operation of Law, for any reason whatsoever; and

(e) Certificate. The Purchaser shall have delivered to the Company a certificate executed by an officer of the Company, dated the Second Closing Date, as to the matters set forth in Section 7.1(c) above.

7.2 The Purchaser’s obligation to pay the principal amount under each of the Second Convertible Note and the Third Convertible Note shall be subject to the following conditions, any one or more of which may be waived by the Purchaser (to the extent legally permissible):

(a) First Closing. First Closing having been consummated;

(b) Milestone Event. The Milestone Event having occurred;

(c) No Breach. There shall have been no material breach by Company of any Transaction Documents, except for this Agreement;

(d) Somatuline Autogel License. The Somatuline Autogel License has not been terminated, in accordance with its terms or by operation of Law, for any reason whatsoever; and

(e) Certificate. The Company shall have delivered to the Purchaser a certificate executed by an officer of the Company, dated the Second Closing Date, as to the matters set forth in Section 7.2(c) above.

ARTICLE 8

TERMINATION

8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the First Closing:

(a) by mutual written consent of the Purchaser and the Company;

(b) by the Purchaser, if (i) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Sections 6.2(a) or 6.2(c) of this Agreement would not be satisfied, the Purchaser shall have given notice of such breach to the Company at least ten (10) Business Days prior to termination and such breach is incapable of being cured by the date this Agreement could be terminated pursuant to Sections 8.1(d)(i), 8.1(d)(ii) or 8.1(d)(iii) (as applicable) hereof or (ii) the condition set forth in Section 6.2(b) would not be satisfied by the date this Agreement could be terminated pursuant to Sections 8.1(d)(i), 8.1(d)(ii) or 8.1(d)(iii) (as applicable) hereof and the Purchaser shall have given the Company notice of such non-satisfaction of the condition set forth in Section 6.2(b) and the Purchaser’s intended termination of this Agreement at least ten (10) Business Days prior to such termination and it would be impossible for the Company to satisfy the condition set forth in Section 6.2(b) by the date this Agreement could be terminated pursuant to Sections 8.1(d)(i), 8.1(d)(ii) or 8.1(d)(iii) (as applicable) hereof as of the end of such ten (10) Business Day period;

(c) by the Company, if (i) the Purchaser shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Purchaser set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Sections 6.1(a) or 6.1(c) of this Agreement would not be satisfied, the Company shall have given notice of such breach to the Purchaser at least ten (10) Business Days prior to

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termination and such breach is incapable of being cured by the date this Agreement could be terminated pursuant to Sections 8.1(d)(i), 8.1(d)(ii) or 8.1(d)(iii) (as applicable) hereof or (ii) the condition set forth in Section 6.1(b) would not be satisfied by the date this Agreement could be terminated pursuant to Sections 8.1(d)(i), 8.1(d)(ii) or 8.1(d)(iii) (as applicable) hereof and the Company shall have given the Purchaser notice of such non-satisfaction of the condition set forth in Section 6.1(b) and the Company’s intended termination of this Agreement at least ten (10) Business Days prior to such termination and it would be impossible for the Purchaser to satisfy the condition set forth in Section 6.1(b) by the date this Agreement could be terminated pursuant to Sections 8.1(d)(i), 8.1(d)(ii) or 8.1(d)(iii) (as applicable) hereof as of the end of such ten (10) Business Day period;

(d) by the Purchaser, or the Company, if (i) the First Closing shall not have occurred on or before October 31, 2006 or such other date, if any, as the Purchaser and the Company may agree in writing, unless (A) the First Closing shall not have occurred due to the failure of the conditions set forth in Sections 6.1(f), 6.1(h), 6.2(f) or 6.2(j) hereof or (B) the SEC has not cleared the Proxy Statement by September 22, 2006; (ii) at December 31, 2006, the SEC has not cleared the Proxy Statement or the conditions set forth in Sections 6.1(f), 6.1(h), 6.2(f) or 6.2(j) hereof have not been met; (iii) the First Closing shall not have occurred on or before March 1, 2007 or such other date, if any, as the Purchaser and the Company may agree in writing, (iv) there shall be any Law that makes consummation of the transactions contemplated by the Transaction Documents illegal or otherwise prohibited; or (v) any Order (which Order the parties shall have each used all commercially reasonable efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting consummation of the First Closing shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of, with respect to clauses (i) or (iii) above, the failure of the First Closing to be consummated or, with respect to clause (v) above, such Order having been issued;

(e) by the Purchaser, or the Company, if the Requisite Stockholder Vote has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Company Stockholders’ Meeting (or any adjournment or postponement thereof);

(f) by the Purchaser, if, at any time prior to the Company Stockholders’ Meeting, the Company’s Board of Directors has made a Change in Recommendation; provided that the Purchaser’s right to terminate this Agreement as a result of a Change in Recommendation shall expire 30 Business Days after the date the Company’s Board of Directors has made such Change in Recommendation; or

(g) by the Company, prior to receipt of the Requisite Stockholder Vote, if the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to accept (or to enter into a written agreement for a transaction constituting) a Superior Proposal pursuant to the terms of Section 5.4 hereof, provided that the Company shall have paid any amounts due pursuant to Section 8.2 hereof in accordance with the terms specified therein; provided, further, that (i) the Company notifies the Purchaser, in writing and at least two Business Days prior to such termination, of its intention to terminate this Agreement to accept (or to enter into a binding written agreement concerning a Superior Proposal that constitutes) a Superior Proposal; (ii) the Purchaser does not make prior to such termination a binding, unconditional offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such two Business Day period; and (iii) the Company has paid the fee described in Section 8.2(b)(iii) hereof prior to or simultaneous with its termination of the Agreement.

This Agreement and the transactions contemplated by the Second Closing may not be terminated after the First Closing, other than by mutual written consent of the Purchaser and the Company, provided that in the event that the Milestone Event has not occurred within the timeframe set forth in the Somatuline Autogel License, this Agreement may be terminated by the Purchaser or the Company.

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8.2 Effect of Termination.

(a) In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability or obligation to Purchaser or the Company, including any liability for a breach of this Agreement prior to the effective date of such termination, except as specifically provided in the remaining provisions of this Section 8.2, which shall be the parties’ sole remedy in the event of any termination of this Agreement or if the First Closing does not otherwise occur (whether due to a party’s breach, the failure of a condition to be satisfied or for any other reason). The termination of this Agreement shall not relieve any party from any liability for any willful material breach of any covenant contained in this Agreement arising prior to such termination. The provisions of (i) this Section 8.2, (ii) Section 5.5 (Injunctive Relief), (iii) Article 9 (Indemnification), to the extent this Agreement is terminated after the First Closing in accordance with the proviso in the final sentence of Section 8.1, in respect of claims for indemnification in respect of any breach of the terms and provisions of this Agreement prior to the date of such termination, (iv) Article 10 (Miscellaneous), and (v) the Non-Disclosure Agreement (but only in the event that this Agreement is terminated prior to the occurrence of the First Closing), shall survive any termination hereof pursuant to Section 8.1 hereof.

(b) If this Agreement is terminated: (i) under Section 8.1(e) hereof and the Covered Stockholders have voted in favor of the Stockholder Approval, the Company shall pay to the Purchaser $1,500,000, (ii) under Section 8.1(d)(ii) hereof by either party prior to March 1, 2007, such party shall pay the other party $1,500,000, or (iii) under Sections 8.1(e) of this Agreement, if the Covered Stockholders have not voted in favor of the proposals subject to the Requisite Stockholder Vote, or Sections 8.1(f) or 8.1(g) of this Agreement, the Company shall pay to the Purchaser 3% of the sum of (A) the Purchase Price, (B) the principal amount of the First Convertible Note, (C) the principal amount of the Second Convertible Note and (D) the principal amount of the Third Convertible Note (the Termination Fee).

(c) Any payment of the Termination Fee pursuant to Section 8.2(b) shall be made within three Business Days after the termination of this Agreement. Any such payments shall be made by wire transfer of immediately available funds.

ARTICLE 9

INDEMNIFICATION

9.1 Survival.

(a) The representations and warranties contained herein shall survive the First Closing and shall terminate at the close of business on the date that is 15 months after the First Closing Date; provided that the representations and warranties contained in Sections 3.2, 3.4, 3.5 (first sentence only), 3.17 and 4.3 (first sentence only) hereof shall survive the First Closing and shall not terminate until the expiration of the applicable statute of limitations.

(b) The covenants and agreements contained herein shall survive the Closing and any investigation or finding made by or on behalf of the Purchaser or the Company.

9.2 Indemnification by the Company.

(a) From and after the First Closing Date, the Company shall indemnify and hold the Purchaser Indemnified Parties harmless from and against all Losses arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Company set forth in this Agreement or in the certificate delivered by the Company pursuant to Section 6.2(k) of this Agreement (in each case disregarding for the purpose of determining any Losses, any materiality, Material Adverse Effect or similar qualifiers contained herein or therein).

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(b) The Company shall not be required to indemnify any Purchaser Indemnified Parties, and shall not have any liability under Section 9.2(a) hereof for any breach or violation of the representations and warranties referred to therein, unless the aggregate amount of all Losses for which the Company would, but for this Section 9.2(b), be liable thereunder exceeds (on a cumulative basis) an amount equal to $1,500,000 (the Minimum Amount), in which case the Company shall only be required to indemnify such Purchaser Indemnified Parties for all such Losses in excess of the Minimum Amount; provided that the provisions of this Section 9.2(b) shall not apply to any breach or violation of the representations and warranties set forth in Section 3.17 hereof.

9.3 Indemnification by the Purchaser.

(a) From and after the First Closing Date, the Purchaser shall indemnify and hold the Company Indemnified Parties harmless from and against all Losses arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Purchaser set forth in this Agreement or in the certificate delivered by the Purchaser pursuant to Section 6.1(i) of this Agreement (in each case disregarding for the purpose of determining any Losses, any materiality, material adverse effect or similar qualifiers contained herein or therein).

(b) The Purchaser shall not be required to indemnify any Company Indemnified Parties, and shall not have any liability under Section 9.3(a) hereof for any breach or violation of the representations and warranties referred to therein unless the aggregate amount of all Losses for which the Purchaser would, but for this Section 9.3(b), be liable thereunder exceeds the Minimum Amount, in which case the Purchaser shall only be required to indemnify such Company Indemnified Parties for all such Losses in excess of the Minimum Amount.

9.4 Procedure for Indemnification. Any party making a claim for indemnification hereunder shall promptly notify the indemnifying party of the claim in writing, describing the claim in reasonable detail, an estimate of the amount thereof and the basis therefor; provided that the failure to provide prompt notice shall not relieve the indemnifying party of its indemnification obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such prompt notice. The party from whom indemnification is sought shall respond to each such claim within thirty (30) calendar days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the party seeking indemnification until the expiration of the 30-day response period (unless reasonably necessary to protect the rights of the party seeking indemnification).

9.5 Remedies Exclusive. Subject to Section 5.5 hereof, the remedies provided in this Article 9 shall be the exclusive remedies of the parties hereto after the Closing in connection with the transactions contemplated by this Agreement, including any breach or non-performance of any representation, warranty, covenant or agreement contained herein or in any certificate delivered pursuant to Sections 6.1(i) or 6.2(k) of this Agreement. Subject to Section 5.5 hereof, no party may commence any suit, action or proceeding against any other party hereto with respect to the subject matter of this Agreement, whether in contract, tort or otherwise, except to enforce such party’s express rights under this Article 9. For the avoidance of doubt, the provisions of this Article 9 shall be without prejudice to any remedies to which the parties to any of the other Transaction Documents may be entitled thereunder at law or in equity, including for any breach or non-performance of any representation, warranty, covenant or covenant contained therein.

9.6 No Double Recovery. Notwithstanding the fact that any party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement or another agreement entered into in connection herewith in respect of any fact, event, condition or circumstance, no party shall be entitled to recover the amount of any Losses suffered by such party more than once under all such agreements in respect of such fact, event, condition or circumstance.

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ARTICLE 10

MISCELLANEOUS

10.1 Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto; provided that Purchaser may, without obtaining the prior written consent of the Company, assign, delegate, or otherwise transfer its rights and obligations hereunder to any Affiliate of Purchaser (provided that in such case Purchaser shall not be relieved of its obligations hereunder). The Company shall execute such acknowledgements of such assignments in such forms as the Purchaser may from time to time reasonably request. Any attempted assignment, delegation or transfer in violation of this Section 10.1 shall be void and of no force or effect.

10.2 Waiver. No waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

10.3 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, (a) the legal, accounting, financing and due diligence expenses incurred by the Purchaser in connection with such transactions will be borne by the Purchaser and (b) the legal and other costs and expenses incurred by the Company in connection with the transactions contemplated hereby will be borne by the Company.

10.4 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

USA

Attention: General Counsel

Facsimile: (650) 624-4940

with a copy (which shall not constitute notice) to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto

California 94306

USA

Attention: Suzanne Sawochka Hooper

Facsimile: (650) 849-7400

or to such other person at such other place or to such other facsimile number as the Company shall designate to the Purchaser in writing; and

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(b) if to the Purchaser, to:

Ipsen, S.A.

42, rue du Docteur Blanche

75016 Paris

France

Attention: General Counsel

Facsimile: + 331 44 96 11 88

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

520 Madison Avenue

34th Floor

New York

NY 10022

U.S.A.

Attention: Matthew Jacobson, Esq.

Facsimile: +1 212 277 4001

or at such other person at such other place or to such other facsimile number as the Investor or Ipsen shall designate to the Company in writing.

10.5 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.

10.6 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.7 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.8 Governing Law, Jurisdiction, Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with, and this Agreement and all matters or claims arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement, shall be governed by, the laws of the State of New York. Each of the other Transaction Documents shall be governed by the law of the jurisdiction set forth therein.

(b) Each party irrevocably submits to the exclusive jurisdiction of the New York Courts for the purposes of any proceeding arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement, any Transaction Document or any transaction contemplated hereby or thereby. Each party agrees to commence any such proceeding in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, then in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by registered or certified mail (or any substantially similar form of mail), postage paid, to such party’s respective address set forth in Section 10.4 shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 10.8. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any New York Court, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such New York Court that any such proceeding brought in any such New York Court has been brought in an inconvenient forum, or should be dismissed or transferred on such basis.

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(c) EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THIS AGREEMENT.

10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

10.10 Entire Agreement. This Agreement, the other Transaction Documents, the Disclosure Schedule, the Non-Disclosure Agreement (until the occurrence of the First Closing, at which point the Non-Disclosure Agreement shall terminate) and the other agreements, documents and instruments contemplated hereby and referenced herein contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

10.11 Public Announcements. The Company and Purchaser will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statement in respect of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law.

10.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than the Purchaser Indemnified Parties and the Company Indemnified Parties).

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

TERCICA, INC.

By:	/s/ JOHN A. SCARLETT, M.D.
Name:	John A. Scarlett, M.D.
Title:	President and Chief Executive Officer

PURCHASER:

IPSEN, S.A.

By:	/s/ JEAN LUC BÉLINGARD
Name:	Jean Luc Bélingard
Title:	Président

[Signature Page for Stock Purchase and Master Transaction Document]

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Appendix A-2

[•], 2006

ISPEN, S.A.

SURAYPHARM

and

TERCICA, INC.

AFFILIATION AGREEMENT

CONTENTS

SECTION			PAGE
1.		Definitions	A-2-1

2.		Board Representation	A-2-6

	2.1	Role of the Board	A-2-6

	2.2	Size of Board	A-2-6

	2.3	Appointment of Initial Investor Directors	A-2-6

	2.4	Elections of Directors	A-2-6

	2.5	Board Observer Rights	A-2-7

	2.6	Committees	A-2-8

	2.7	Independent Director Nominations	A-2-9

	2.8	Indemnification and D&O Insurance	A-2-9

	2.9	Duration of Obligations Relating to the Board	A-2-10

	2.10	Corporate Opportunities’ Waiver	A-2-10

3.		Matters Requiring Investor Approval	A-2-11

4.		CEO Termination Consultation	A-2-14

5.		Issue of New Securities	A-2-14

	5.1	Right of First Offer	A-2-14

	5.2	Proceeds of Additional Securities Issued in Connection with the Repayment of the Convertible Notes	A-2-15

6.		Financial Reporting Covenants	A-2-16

	6.1	Reporting Information	A-2-16

	6.2	Purchase Accounting	A-2-16

	6.3	Variable Amount Notification	A-2-16

	6.4	Deadlines for Reporting Information	A-2-16

7.		Covenants of the Investor	A-2-18

	7.1	Lock-up Period	A-2-18

	7.2	Restriction on Block Transfers	A-2-18

	7.3	Compliance with Securities Laws	A-2-18

	7.4	Compulsory Acquisition	A-2-18

	7.5	The Standstill Period	A-2-18

	7.6	The Regulated Purchase Period	A-2-19

8.		Miscellaneous	A-2-19

	8.1	Effectiveness of Agreement	A-2-19

	8.2	Assignment	A-2-19

	8.3	Governing Law	A-2-20

	8.4	Counterparts	A-2-20

	8.5	Titles and Subtitles	A-2-20

	8.6	Notices	A-2-20

A-2-i

SECTION		PAGE
8.7	Costs of Enforcement	A-2-21

8.8	Amendments and Waivers	A-2-21

8.9	Severability	A-2-22

8.10	Entire Agreement	A-2-22

8.11	Delays or Omissions	A-2-22

8.12	No Limitation on Stockholder Rights	A-2-22

8.13	Seeking Approval of Certificate of Incorporation Amendments and Bylaw Amendments	A-2-22

8.14	Specific Performance, Injunctive and Other Equitable Relief	A-2-22

Annex A THE STRATEGIC PLANNING COMMITTEE CHARTER		A-2-24

A-2-ii

THIS AFFILIATION AGREEMENT (this Agreement) is made effective as of the Effective Date, by and between: (1) TERCICA, INC., a Delaware corporation with its principal office at 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005, USA (the Company); (2) SURAYPHARM, a Société par Actions Simplifiée organized under the laws of France with its registered address at 42, rue du Docteur Blanche, 75016 Paris, France (the Investor), which is an assignee of Ipsen (as defined below) under the Purchase Agreement (as defined below) and the purchaser of the Shares (as defined therein); and, solely for purposes of Sections 2.7, 2.9, 2.10, 7 and 8 hereof, (3) IPSEN, S.A., a société anonyme organized under the laws of France with its registered address at 42, rue du Docteur Blanche, 75016 Paris, France (Ipsen).

RECITALS

WHEREAS, the Company and Ipsen are parties to the Stock Purchase and Master Transaction Agreement, dated as of July 18, 2006 (the Purchase Agreement); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce Ipsen or its assignee to invest funds in the Company pursuant to the Purchase Agreement, Ipsen, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to recommend new directors to the Board of Directors of the Company (the Board), to participate in future equity offerings by the Company and certain other matters as set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS

For purposes of this Agreement:

Affiliate means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

Associate shall have the meaning ascribed to it in Rule 12b-2 of the Exchange Act.

Baseline Amount shall have the meaning ascribed to in the Warrant.

A Person shall be deemed the beneficial owner of and to have acquired beneficial ownership of, and shall be deemed to beneficially own any, securities that such Person or any of such Person’s Affiliates or Associates is deemed to “beneficially own” (or which are deemed to be beneficially owned by any Person deemed to be part of a “group” with such person), each within the meaning of Rule 13d-3 of the Exchange Act. Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase, “then-outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

Board shall have the meaning set forth in the recitals.

Bylaw Amendments shall have the meaning ascribed to it in the Purchase Agreement.

Business Day shall have the meaning ascribed to it in the Purchase Agreement.

Certificate of Incorporation Amendments shall have the meaning ascribed to it in the Purchase Agreement.

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Common Stock shall mean shares of the Company’s common stock, par value $0.001 per share.

Company shall have the meaning set forth in the preamble.

Company’s Stockholders’ Meeting shall have the meaning ascribed to it in the Purchase Agreement.

Confidential Information shall mean all material non-public written or verbal information regarding the Company provided to or learned by an Investor Observer in connection with such Investor Observer’s attendance, or an invitation to attend, any meeting of the Board or committee thereof.

Consultation Notice means a notice from Ipsen or an Affiliate thereof to the Company stating its desire to explore a potential acquisition of shares of the Company’s capital stock from other stockholders, and the terms upon which Ipsen or an Affiliate thereof requests that the Company and the Board support and recommend to the Company’s stockholders such an acquisition.

Convertible Notes means, collectively, the First Convertible Note, the Second Convertible Note and the Third Convertible Note.

DGCL means the Delaware General Corporate Law.

Dilution Amount means: (a) two-thirds of the aggregate number of shares of Common Stock (or Common Stock underlying options, warrants or other Common Stock purchase rights) issued after June 30, 2006 to employees or directors of the Company or to consultants of the Company or any of its Subsidiaries pursuant to any plan, agreement, or arrangement approved by the Board minus (b) two-thirds of the aggregate number of shares of Common Stock (or Common Stock underlying options, warrants or other Common Stock purchase rights) covered by clause (a) above which, as at the date of the offers made by the Investor or its Affiliates pursuant to subclause (d) in the definition of Permitted Offers and Acquisitions, (i) are subject to vesting requirements that cannot as at such date be met; and (ii) have been repurchased by the Company or can no longer be issued pursuant to the original option or similar instrument.

Directors mean the members of the Board.

Dollars or $ means dollars in lawful currency of the United States of America.

EBITDA shall have the meaning ascribed to it in the First Convertible Note.

Effective Date means the date of the First Closing.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

First Closing shall have the meaning ascribed to it in the Purchase Agreement.

First Closing Date shall have the meaning ascribed to it in the Purchase Agreement.

First Convertible Note shall have the meaning ascribed to it in the Purchase Agreement.

GAAP shall mean U.S. generally accepted accounting principles.

IFRS shall have the meaning ascribed to it in Section 6.1(g) of this Agreement.

IFRS Review Opinion shall have the meaning ascribed to it in Section 6.4(a) of this Agreement.

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Increlex License has the meaning ascribed to it in the Purchase Agreement.

Indebtedness shall have the meaning ascribed to it in the First Convertible Note.

Independent Director means a Director who is independent for purposes of the listing standards of the Nasdaq Global Market (or such other listing standards that may be applicable to the Company from time to time).

Indication Notice shall have the meaning ascribed to it in Section 5.1(b) of this Agreement.

Investor shall have the meaning set forth in the preamble.

Investor Directors means those Directors that the Investor is entitled to designate pursuant to Section 2 of this Agreement.

Investor Observer shall have the meaning ascribed to it in Section 2.5(a) of this Agreement.

Investor’s Percentage Interest means the percentage of the Company’s actually issued and outstanding stock entitled to vote generally in any election of Directors, of which the ability to vote or control, directly or indirectly, by proxy or otherwise, is held in the aggregate by the Investor and its Affiliates, excluding in all cases shares of the Company’s capital stock issuable, but not actually issued, upon conversion or exercise of the Convertible Notes or the Warrant. Notwithstanding the foregoing, for the purpose of determining the Investor’s Percentage Interest, the shares of the Company’s capital stock subject to the Voting Agreements shall not in any event be deemed to constitute any portion of the Investor’s Percentage Interest.

Ipsen shall have the meaning set forth in the preamble.

Law shall have the meaning ascribed to it in the Purchase Agreement.

Management Director means a Director who is also an employee of the Company or any other Director designated as such by the Nominating Committee in accordance with Section 2.4 of this Agreement.

Milestone Payment shall have the meaning ascribed to it in the Somatuline Autogel License.

Net Indebtedness shall have the meaning ascribed to it in the First Convertible Note.

New Securities shall mean, collectively, any equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

Nominating Committee means the current Corporate Governance and Nominating Committee of the Board, or such other nominating committee of the Board as described in Section 2.6 of this Agreement, which committee may be a standalone committee or part of a broader governance committee.

Non-Investor Director means a Director who is not an Investor Director.

Note Shares shall have the meaning ascribed to it in the Purchase Agreement.

Offer Notice shall have the meaning ascribed to in Section 5.1(a) of this Agreement.

Permitted Indebtedness shall have the meaning ascribed to it in the First Convertible Note.

Permitted Investments shall have the meaning ascribed to it in the First Convertible Note.

A-2-3

Permitted Offers and Acquisitions means any of (a) offers to acquire or acquisitions of securities, rights or options following which the Investor and its Affiliates beneficially own less than or equal to forty percent of the aggregate of (i) the then-outstanding Common Stock plus (ii) the then-unexercised Warrant Shares plus (iii) the then-unconverted Note Shares; provided that for purposes of this subclause (a), the Investor and its Affiliates (A) shall be deemed to beneficially own Note Shares under any unissued Convertible Notes if the Milestone Payment may still be achieved under the terms of the Somatuline Autogel License; (B) shall be deemed to be the beneficial owner only of the Baseline Amount of the Warrant Shares; and (C) shall not be deemed to beneficially own the shares of Company’s capital stock subject to the Voting Agreements; (b) offers to acquire or acquisitions following the offer to acquire, the acquisition or publication of intent or interest in acquiring beneficial ownership of more than 9.9 percent of the then-outstanding Common Stock by any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that is not already the beneficial owner of more than 9.9 percent of the then-outstanding Common Stock if, and only if, (A) such acquisition by such Person or group would result in a distribution of Rights under the Rights Agreement or (B) so long as the provisions of Section 3 hereof remain in effect, the Rights Agreement shall have been amended, terminated, waived or modified without the consent of the Investor; (c) offers to acquire or acquisitions following the offer to acquire, the acquisition or publication of intent or interest in acquiring of shares of Common Stock by a Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) currently beneficially owning more than 9.9 percent of the outstanding Common Stock that would increase the percentage of the outstanding Common Stock currently beneficially owned by such Person or group if, and only if, (A) such acquisition by such Person or group would result in a distribution of Rights under the Rights Agreement or (B) so long as the provisions of Section 3 hereof remain in effect, the Rights Agreement shall have been amended, terminated, waived or modified without the consent of the Investor; and (d) offers to acquire from all stockholders of the Company (though not necessarily all shares of all stockholders) or acquisitions conditioned upon or following such offers (A) initiated at least thirty but not more than 120 days following delivery of an Consultation Notice by the Investor to the Company, and (B) which follow a period of at least thirty days during which the Investor or an Affiliate of the Investor discusses with the Board in good faith the terms upon which it would propose to consummate such acquisition, and (C) in connection with which the Investor or an Affiliate of the Investor exercises the Warrant, or commits to exercise the Warrant prior to its expiration, for the unexercised Baseline Amount and converts or commits to convert any issued and outstanding Convertible Notes in full and commits to convert any unissued Convertible Notes prior to their maturity upon issuance in accordance with the terms of the Purchase Agreement and the Somatuline Autogel License (provided that such commitments to effect such exercise and conversion shall only become effective and irrevocable upon completion of the acquisitions by the Investor and its Affiliates of the Common Stock, as contemplated by subparagraph (D) of this subclause (d)), as applicable, and (D) which result in, either individually or in aggregate with other offers or acquisitions that are a condition to completion of the acquisition, the beneficial ownership by the Investor and its Affiliates of at least such number of shares of Common Stock that equals (i) such number of shares as would result in the Investor and Affiliates owning sixty percent of the then-outstanding Common Stock (such beneficial ownership to be calculated as if all of the Convertible Notes, whether issued as at the relevant date or not, have been issued and converted and the Warrant has been exercised in full for the maximum number of shares for which such Warrant can be exercised at the time of such measurement) minus (ii) the Dilution Amount; provided that, for purposes of this subclause (d), (i) in the event that the Investor and its Affiliates does not accept all shares tendered in a tender offer or other offer pursuant to this subclause (d), then the Investor or its Affiliates will purchase stock from all participating stockholders of the Company on a pro rata basis based on each stockholder’s ownership interest in the Company (it being understood that the Purchaser may enter into agreements that are not part of any such offer but that are conditioned upon such offer provided that purchases of shares pursuant thereto are pro rata based on the stockholder party’s ownership interest in the Company) and (ii) if following completion of such acquisitions by the Investor and its Affiliates, the Investor and its Affiliates gain control of the Board such that they have the power to direct or cause the direction of the management and policies of the Board, the Investor shall not, and shall cause that its Affiliates shall not, cause the Board to waive any commitments entered into by the Investor or any of the Investor’s Affiliates in accordance with subparagraph (C) of this subclause (d).

Permitted Transfer shall have the meaning ascribed to it in the First Convertible Note.

A-2-4

Person means any individual or any corporation, limited liability company, partnership, trust, association or other entity of any kind.

Purchase Agreement shall have the meaning set forth in the recitals.

Publicly Available Securities shall have the meaning ascribed to in Section 5.1(c) of this Agreement.

Regulated Purchase Period shall mean that period beginning upon the expiration of the Standstill Period and expiring on the fourth anniversary of such date.

Reporting Information shall have the meaning ascribed to it in Section 6.1 of this Agreement.

Rights shall have the meaning ascribed to it in the Rights Agreement.

Rights Agreement means that certain Rights Agreement, to be effective as of the First Closing Date, by and between the Company and Computershare Trust Company, N.A.

SEC means the United States Securities Exchange Commission.

Second Closing Date shall have the meaning ascribed to it in the Purchase Agreement.

Second Convertible Note shall have the meaning ascribed to it in the Purchase Agreement.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Series A Junior Participating Preferred means the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Form of Certificate of Designation attached to the Rights Agreement as Exhibit A thereto.

Somatuline Autogel License has the meaning ascribed to it in the Purchase Agreement.

Standstill Period shall mean that period commencing on the First Closing (as defined in the Purchase Agreement) and expiring on the first anniversary of the date of the First Closing.

Subsidiary means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization) is directly or indirectly owned or controlled by the relevant Person or (ii) the relevant Person (or any other Subsidiary of the relevant Person) is a general partner.

Third Convertible Note shall have the meaning ascribed to it in the Purchase Agreement.

Transaction Documents shall have the meaning ascribed to it in the Purchase Agreement.

Triggering Sale means a sale or other transfer of Common Stock by the Investor or its Affiliates to non-Affiliates of the Investor which, aggregated with previous sales or other transfers of Common Stock by the Investor and its Affiliates to non-Affiliates of the Investor, exceeds five percent of the Company’s outstanding Common Stock as of the date of the most recent sale or other such transfer.

Voting Agreements shall have the meaning ascribed to in the Purchase Agreement.

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Warrant shall have the meaning ascribed to in the Purchase Agreement.

Warrant Shares shall have the meaning ascribed to in the Purchase Agreement.

2. BOARD REPRESENTATION

2.1 Role of the Board

Subject to the provisions of this Agreement and the other Transaction Documents and the Company’s Certificate of Incorporation and Bylaws, the fundamental policies and strategic direction of the Company shall be determined by the Board as provided in this Section 2.

2.2 Size of Board

At and after the First Closing, the Board shall be comprised of nine Directors. The number of such Directors may be increased only in accordance with Sections 2.4(e) and 3(m) of this Agreement.

2.3 Appointment of Initial Investor Directors

Immediately following the First Closing, the Board shall elect [•] and [•] as Directors, each of whom has been designated as an initial Investor Director by the Investor (unless either such individual is unable or unwilling to serve, in which case the Company shall elect a substitute nominated by the Investor).

2.4 Elections of Directors

(a) Except as otherwise provided herein, at all times from and after the First Closing, the slate of Directors nominated and recommended by the Company shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board):

(i) the Nominating Committee shall recommend the nomination of no more than two Management Directors, one of which shall be the chief executive officer of the Company;

(ii) the Investor shall have the right to designate two Investor Directors, each of whom shall be recommended for nomination by the Nominating Committee, by giving notice of the identity of the Investor Directors to be recommended for nomination at least (A) 90 days prior to each annual meeting of stockholders at which Directors will stand for election or (B) 30 days prior to the date on which the Company sends a notice for any other meeting of its stockholders at which Persons have been nominated for election as Directors (the Company having given the Investor 30 days prior written notice of its intention to send such a notice), and upon the failure to deliver such notice in subclauses (A) or (B) above, the incumbent Investor Directors shall be recommended for nomination;

(iii) the Nominating Committee shall recommend for nomination the remaining Directors, each of whom (A) shall have an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Company (in applying the foregoing criteria the Nominating Committee shall be guided by the quality of the individuals currently serving as directors of the Company, the Investor and Ipsen) and (B) shall be an Independent Director; and

(iv) the Board shall nominate for election each of the individuals so recommended for nomination by the Nominating Committee and recommend their election to stockholders of the Company.

(b) Notwithstanding anything in the foregoing Section 2.4(a) to the contrary, at any time that the Investor’s Percentage Interest is less than 15 percent but at least 10 percent, the Directors shall be nominated as set forth in paragraph (a) above except that the Investor shall have the right to designate for nomination only one Investor Director. So long as the Investor satisfies the ownership thresholds in this Section 2.4(b), the Company will in all instances nominate the Investor Directors that the Investor has, in accordance with this Section 2.4, designated

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for nomination and include the names of such nominees in the Company’s proxy statement for any meeting for the election of Directors (or any supplement thereto), together with such information about their nominations as the Investor reasonably requests and include such Persons on all ballots with equal prominence to other director nominees.

(c) Notwithstanding Sections 2.4(a) or 2.7 hereof, if at any time the Investor and its Affiliates beneficially own 60 percent or more of the then-outstanding Common Stock, (i) the Investor shall be entitled to nominate or recommend to the Company for nomination an unlimited number of further Directors (or if any then-applicable provisions of the DGCL, the Securities Act, the Exchange Act or the rules and regulations thereunder or of the SEC or the primary exchange upon which the Company is then-listed, or other applicable Law, prevent the nomination of such number of further Directors, up to such maximum lesser number of further Directors as are permitted by such provisions) at any meeting or action for the election of the Directors by notifying the Company in writing the names of such nominees, (ii) the Company agrees that following receipt of such notification it shall call, as soon as reasonably practicable and in accordance with the Company’s bylaws and certificate of incorporation, a special meeting of the stockholders of the Company for the purposes of electing such nominees as Directors and (iii) the Company shall include the names of all such nominees in the Company’s proxy statement for any such meeting (or any supplement thereto), together with such information about their nominations as the Investor reasonably requests and include such Persons on all ballots with equal prominence to other director nominees.

(d) The Investor and the Nominating Committee, respectively, shall have the right to designate any replacement for a Director designated for nomination or recommended for nomination by the Company in accordance with this Section 2.4 by the Investor or the Nominating Committee, respectively, upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. Such replacement for any Independent Director shall also be an Independent Director conforming to the standard set forth in clause (A) of Section 2.4(a)(iii) hereof. The Board shall elect each person so designated.

(e) Without limiting the generality of Section 2.4(a) of this Agreement, in the event that at any time after the First Closing the number of Investor Directors on the Board differs from the number that the Investor has the right to designate pursuant to this Section 2.4, (i) if the number of Investor Directors exceeds such number, the Investor shall at the request of the Company promptly take all appropriate action to cause to resign that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to this Section 2.4 or (ii) if the number of Investor Directors otherwise is less than such number, the Company shall take all necessary action to create sufficient vacancies on the Board to permit the Investor to designate the full number of Investor Directors which it is entitled (and wishes) to designate pursuant to this Section 2.4 (such action to include expanding the size of the Board, seeking the resignation or removal of Directors or, at the request of the Investor, calling a special meeting of the stockholders of the Company for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, the Investor shall designate the person to fill such vacancy in accordance with this Section 2.4, and the Board shall elect each person so designated.

2.5 Board Observer Rights

(a) The Investor Directors shall have the right to invite one representative of the Investor or an Affiliate of the Investor, who is a member of Ipsen’s Executive Committee, to attend, but not vote, as an observer (the Investor Observer) at the open portion of each meeting of the Board, including telephonic meetings.

(b) Notwithstanding Section 2.5(a) of this Agreement, the Investor Observer may be excluded from access to any meetings of the Board or portion thereof if: (i) any Investor Director has excluded himself or herself due to a conflict of interest; or (ii) a majority of the Non-Investor Directors determines, in good faith, that such exclusion is reasonably necessary so as not to have a material adverse effect on the attorney client privilege between the Company and its counsel. The decision of the Non-Investor Directors with respect to the privileged or confidential nature of such information shall be final and binding.

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(c) The Investor hereby agrees that it will not, and will instruct any Investor Observer to not, use (other than for purposes of managing its investment in, or commercial relationship with, the Company) or disclose any Confidential Information to any third party (other than the Investor’s Affiliates and the officers, directors and employees of the Investor and such Affiliates, who shall each be subject to confidentiality obligations to the Investor), other than Confidential Information that: (i) subsequent to its disclosure, becomes publicly available to the Investor, the Investor’s Affiliates or any Investor Observer without any violation of this Agreement by the Investor, the Investor’s Affiliates or any Investor Observer; (ii) becomes legally available to the Investor, the Investor’s Affiliates or any Investor Observer on a non-confidential basis from any third party, the disclosure of which does not violate any contractual or legal obligation such third party has to the Company with respect to such information; (iii) is independently acquired or developed by the Investor, the Investor’s Affiliates or any Investor Observer; (iv) is required to be disclosed by the Investor, the Investor’s Affiliates or any Investor Observer pursuant to law or by order of court of competent jurisdiction, pursuant to the requirements of a stock exchange, bank regulatory or other governmental or regulatory authority or to obtain tax or other clearances or consent of any relevant authority, provided that in the event of a court ordered disclosure or required disclosure by a stock exchange, the Investor will use its reasonable efforts to notify the Company within 15 days prior to such disclosure; or (v) information that is explicitly approved for release by prior written authorization of the Company. The Investor shall be responsible for any breach of this Section 2.5(c) by any of the Investor’s Affiliates or any of the officers, directors or employees of the Investor or such Affiliates.

2.6 Committees

(a) Subject to the general oversight and authority of the full Board, the Board shall establish, empower and maintain the committees of the Board contemplated by this Section 2.6.

(b) The following committees shall be established, empowered and maintained by the Board at all times during the term of this Agreement:

(i) an Audit Committee comprised of Independent Directors, each of whom shall satisfy the criteria for independence set forth in Rule 10A-3(b)(1) of the Exchange Act;

(ii) a Nominating Committee, responsible, among other things, for recommending the nomination of Directors in accordance with Section 2.4 of this Agreement;

(iii) a Strategic Planning Committee having a charter that includes the items set forth in Annex A hereto and comprised of one Management Director (who shall be the chief executive officer of the Company), each Investor Director and two Independent Directors (who shall be designated by a majority of the Independent Directors);

(iv) a Compensation Committee comprised of at least two Independent Directors, with responsibilities substantially similar to those of the current Compensation Committee of the Company; and

(v) such other committees as the Board deems necessary or desirable; provided that such committees are established in compliance with the terms of this Agreement.

(c) An Investor Director shall be entitled to attend, as a non-voting participant, all meetings of the Compensation Committee and shall receive written notice of the time and place of all such meetings (such notice to be received at the same time as members of such committee receive notice of such meetings) and copies of all documents provided to the members of such committee at or in connection with such meetings.

(d) No action by any committee of the Board shall be valid unless taken at a meeting for which adequate notice has been duly given or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all members of the committee are present and consent to the consideration of such other business. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. The Board or, to the extent so permitted under applicable Law, the remaining

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committee members shall designate an Investor Director, Independent Director or Management Director to replace any absent or disqualified Investor Director member, Independent Director member or Management Director member, respectively, of any committee. In the event that any Investor Director or Independent Director ceases to serve on any committee of the Board and, after a reasonable time, no successor to such Director is designated in accordance with the terms hereof to serve on such committee, the number of members of such committee may be reduced if such reduction does not (and no such reduction is intended to) result in a change of the relative authorities within such committee among the Investor Directors (taken as a group), the Independent Directors (taken as a group) and the Management Directors (taken as a group). Each of the committees established by the Board pursuant to this Section 2.6 shall establish such other rules and procedures for its operation and governance (consistent with the terms of this Agreement) as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

2.7 Independent Director Nominations

In the event that the Investor provides notice to the Company, such notice to be provided at least (i) 90 days prior to the first anniversary of the date on which the prior year’s annual meeting of the stockholders of the Company was held or (ii) 30 days prior to the date on which the Company sends a notice for any other meeting of its stockholders at which Persons have been nominated for election as Independent Directors (the Company having given the Investor 30 days prior written notice of its intention to send such a notice), that it seeks to recommend the nomination of Independent Directors at such upcoming meeting of the stockholders of the Company that have not been nominated for election by the Board, the Company shall include the names of such nominees in the Company’s proxy statement for such meeting (or any supplement thereto), together with such information about their nominations as the Investor reasonably requests and include such Persons on all ballots with equal prominence to other director nominees, on the following basis:

(a) until such time as Section 2.7(b) applies, one such nominee pursuant to notice received by the Company from the Investor after the Company’s 2007 annual meeting of its stockholders;

(b) until such time as 2.7(c) applies, two such nominees pursuant to notice received by the Company from the Investor after the Company’s 2008 annual meeting of its stockholders; and

(c) four such nominees pursuant to notice received by the Company from the Investor after the Company’s 2009 annual meeting of its stockholders, such entitlement applying in relation to all annual meetings of the Company’s stockholders or other meetings of its stockholders at which Persons have been nominated for election as Independent Directors that are held after the Company’s 2009 annual meeting of its stockholders.

All nominees recommended by the Investor pursuant to this Section 2.7 hereof shall (i) in the reasonable opinion of the Investor acting in good faith, satisfy the requirements of Section 2.4(a)(iii)(A) hereof and (ii) not be an Affiliate, director, employee or officer of the Investor or a director, employee or officer of any of the Investor’s Affiliates. Nothing in this Section 2.7 shall prevent the Company from nominating additional Independent Directors. Except as set forth in Sections 2.4(a)(ii), 2.4(c) and 2.7 hereof, the Investor and Ipsen agree that neither they nor any of their Affiliates will nominate any further Persons for election as Directors at any time at which the Investor is entitled to recommend the nomination of Independent Directors pursuant to this Section 2.7.

2.8 Indemnification and D&O Insurance

(a) Subject to availability on reasonable terms and at a reasonable cost, for so long as any Investor Director remains on the Board, the Company shall maintain directors’ and officers’ liability insurance with an insurer which maintains a rating of not less than A- by Fitch or A.M. Best with at least the current level of coverage and, in addition, shall consult in good faith with the Investor with respect to (i) the renewal of existing policies and (ii) side A excess terms and conditions coverage in a minimum amount that is reasonably satisfactory to the Investor. Nothing herein shall restrict the Board from obtaining additional side A excess terms and conditions coverage.

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(b) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Company’s Bylaws, Certificate of Incorporation, or elsewhere, as the case may be.

(c) The Company shall indemnify the Investor Directors to the full extent allowed by law.

2.9 Duration of Obligations Relating to the Board

(a) The provisions of Section 2 of this Agreement (other than Section 2.7 for which the provisions in Section 2.9(b) shall apply) shall terminate upon the Investor’s Percentage Interest falling below ten percent; provided that, the provisions of Section 2.8 hereof shall continue until expiration of the longest relevant statute of limitations.

(b) The provisions of Section 2.7 of this Agreement shall terminate upon the Investor’s Percentage Interest falling below 15 percent.

(c) In the event of a Triggering Sale, the provisions of Section 2.7(c) hereof shall terminate and the number of Independent Director nominees that the Investor is entitled to recommend pursuant to Sections 2.7(a) and 2.7(b) hereof shall be amended so that such entitlement shall be for the lesser of (i) two such nominees and (ii) such number of nominees that the Investor is entitled to recommend at the time of the Triggering Sale.

2.10 Corporate Opportunities’ Waiver

(a) Except as Ipsen may otherwise agree in writing, neither Ipsen nor any of its Affiliates nor any of its or their respective directors, officers or employees shall be liable to the Company or the Company’s stockholders for breach of any fiduciary duty by reason of any activities of Ipsen or any of Ipsen’s Affiliates or of such Person’s participation therein. In the event that Ipsen or any of its Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Ipsen (or any of its Affiliates) and the Company, Ipsen and its Affiliates shall have no duty to communicate or offer such corporate opportunity to the Company and shall not be liable to the Company or the Company’s stockholders for breach of any fiduciary duty as a stockholder of the Company or controlling person of a stockholder by reason of the fact that Ipsen or any of Ipsen’s Affiliates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Company.

(b) In the event that a director, officer or employee of the Company who is also a director, officer or employee of Ipsen or any of Ipsen’s Affiliates acquires knowledge, other than solely as a result of his or her position as a director, officer or employee of the Company, of a potential transaction or matter that may be a corporate opportunity for the Company and Ipsen or any of Ipsen’s Affiliates (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer or employee of the Company), such director, officer or employee shall be entitled to offer such corporate opportunity to the Company or to Ipsen or any of Ipsen’s Affiliates as such director, officer or employee deems appropriate under the circumstances in his sole discretion, and no such director, officer or employee shall be liable to the Company or the Company’s stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Company or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to Ipsen or any of Ipsen’s Affiliates (rather than the Company) or did not communicate information regarding such corporate opportunity to the Company or (ii) Ipsen or any of Ipsen’s Affiliates pursues or acquires such corporate opportunity for itself or

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directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Company. To the fullest extent permitted by Section 122(17) of the DGCL, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, (i) any such corporate opportunity, and (ii) any other potential transaction or matter that may be a corporate opportunity for the Company and Ipsen or any of Ipsen’s Affiliates of which Ipsen or any of Ipsen’s Affiliates acquire knowledge, except to the extent that a director, officer or employee of Ipsen or any of Ipsen’s Affiliates acquires such knowledge solely as a result of his or her position as a director, officer or employee of the Company.

(c) The foregoing provisions of this Section 2.10 shall expire on the date on which Ipsen and its Affiliates shall no longer be entitled to designate at least one nominee for director to the Board pursuant to the provisions of Section 2.4 hereof and no Person who is a Director or officer of the Company is also a director or officer of Ipsen or any of Ipsen’s Affiliates. Neither such expiration, nor the alteration, amendment, change or modification of any provision of this Section 2.10 inconsistent with any provision of this Section 2.10 shall eliminate or reduce the effect of this Section 2.10 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 2.10, would accrue or arise, prior to such expiration, alteration, amendment, repeal or adoption.

(d) For the purposes of this Section 2.10 only, “Company” shall mean the Company and all corporations, partnerships, joint ventures, associations and other entities in which the Company beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

3. MATTERS REQUIRING INVESTOR APPROVAL

Unless the Investor shall otherwise consent in writing, the Company hereby covenants and agrees with the Investor that it will not (and will cause its Subsidiaries not to) until the earlier of (i) five years from the First Closing Date if at that time the Convertible Notes have not been converted in full; or (ii) the date of completion of a Triggering Sale (and absent the occurrence of the events in clauses (i) or (ii) of this Section 3, the obligations of the Company set forth in this Section 3 shall continue indefinitely):

(a) make, or permit any Subsidiary to make, any loan or advance to, or own any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company other than Permitted Investments;

(b) adopt any plan or arrangement for the dissolution or liquidation of the Company;

(c) enter into any material transaction or contract unless the transaction or contract would reflect the execution of a board-approved budget and would not be reasonably anticipated to increase future budgets beyond current projections or, where no current projections have been formally prepared, beyond reasonably anticipated growth based on the Company’s recent operating performance;

(d) directly or indirectly acquire, sell, lease or otherwise dispose of any property or assets other than in its ordinary course of business; provided that the Company shall not in any event acquire, sell, lease or dispose of any property or assets with an aggregate value exceeding Five Million Dollars ($5,000,000) without the Investor’s written consent unless it is a Permitted Transfer;

(e) merge into or consolidate with any other Person other than with the Company;

(f) establish or approve an operating budget with anticipated research and development spending per calendar year in excess of the sum of (i) Twenty Five Million Dollars ($25,000,000) (with such research and development spending being determined on a GAAP basis) plus (ii) the amounts approved by the Joint Steering Committee established under the Somatuline Autogel License for spending related to the products of Ipsen or its Affiliates;

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(g) enter into any transaction or agreement that would be reasonably likely to require an increase to research and development spending that would cause such spending to exceed the aggregate amount specified in Section 3(f) hereof;

(h) incur capital expenditures (on a GAAP basis) of more than Two Million Dollars ($2,000,000) in any given calendar year;

(i) make any investment, through the direct or indirect holding of securities or otherwise, other than Permitted Investments;

(j) incur any Indebtedness (including extensions, renewals or refinancings and drawdowns under existing facilities), other than (i) Indebtedness evidenced by the Convertible Notes, and (ii) Permitted Indebtedness; provided that, with respect to (ii), if following the incurrence of such Permitted Indebtedness, the total Indebtedness exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) (excluding trade payables in the ordinary course of business that are not more than 90 days past due), then such Permitted Indebtedness shall not be permitted unless immediately prior and after giving effect to the incurrence of such Permitted Indebtedness, the Company’s ratio of Net Indebtedness to EBITDA shall not exceed 1 to 1;

(k) change the principal business of the Company, enter new lines of business (if such business or businesses are material to the Company or its Subsidiaries), or exit the current line of business of the Company; provided that the Company shall be permitted to make reasonable extensions, developments or expansions to the business of the Company;

(l) declare or pay any cash dividend on or redeem or repurchase any of its capital stock, directly or indirectly, other than acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company;

(m) except as required by any law, rule, regulation or listing standard to which the Company is subject or as contemplated by this Agreement, increase or decrease the authorized number of directors constituting the Board or any committee thereof;

(n) deregister the Common Stock under the Exchange Act;

(o) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company;

(p) enter into any transaction or agreement that would reasonably be determined, or is reasonably likely, to result in competition with any business (other than any businesses to which the Investor and its Affiliates devote de minimis resources) of the Investor or its Affiliates carried on anywhere in the world at the time that such transaction or agreement is entered into by the Company or any of its Subsidiaries;

(q) hire a new chief executive officer;

(r) change the Company’s fiscal year;

(s) adopt, implement, amend, redeem, waive or otherwise terminate or cause to come into effect or fail to apply any takeover defense measures, including without limitation any stockholder rights plan or similar plan or device, including the Rights Agreement, or any change of control provisions in contracts that would reasonably be expected to have a material impact on the Company’s operations, prospects or financial condition or the value of the holding of the Investor or the Investor’s Affiliates in the Company in the event that the Investor and its Affiliates were to increase their aggregate holdings in the Company; provided that notwithstanding the foregoing, the Investor hereby provides its consent to the execution and delivery of the Rights Agreement and the consummation of the transactions contemplated thereby;

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(t) support, recommend or endorse any offer by any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) to acquire either (i) the beneficial ownership of more than 9.9 percent of the then-outstanding Common Stock where such Person or group is not already the beneficial owner of more than 9.9 percent of the then-outstanding Common Stock or (ii) any shares of Common Stock where such Person or group currently beneficially owns more than 9.9 percent of the outstanding Common Stock and where such acquisition would increase the percentage of the outstanding Common Stock currently beneficially owned by such Person or group, unless (A) the Company has at least 30 days prior to such support, recommendation or endorsement being given by the Company, notified the Investor and Ipsen in writing of its intention to give such support, recommendation or endorsement and such notice shall set forth in reasonable detail the terms of such offer and any conditions upon which the Company shall give such support, recommendation or endorsement and (B) for the duration of such 30 day period the Board has used its reasonable best efforts to discuss and negotiate with Ipsen in good faith the terms of an alternative offer by Ipsen and/or its Affiliates;

(u) other than with respect to the Series A Junior Participating Preferred, create any additional class or series of shares of stock unless the same ranks junior to the Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company and with respect to the payment of dividends and redemption rights, or increase the authorized number of shares of Common Stock or increase the authorized number of shares of any additional class or series of shares of stock unless the same ranks junior to the Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company and with respect to the payment of dividends and redemption rights, or create or authorize any obligation or security convertible into shares of any class or series of stock, unless in favor of the Investor, unless the same ranks junior to the Common Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company and with respect to the payment of dividends and redemption rights;

(v) issue, sell, pledge, grant, transfer or otherwise dispose of (or authorize the issuance, sale, pledge, grant, transfer or other disposition) in respect of (A) any shares of the Company’s capital stock or any other securities convertible into or exchangeable or exercisable for any shares of such capital stock (or derivative securities thereof), or (B) any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, other than:

(i) issues or sales of shares of the Company’s capital stock the proceeds of which will be used solely for general working capital and research and development purposes, provided that such issues or sales (A) are made only after the second anniversary of the Effective Date and (B) do not exceed in aggregate Twenty Five Million Dollars ($25,000,000) in cash (except in respect of New Securities issued pursuant to Section 5.1(d)(iii) in connection with strategic transactions involving the Company and other entities, in which case in value) in any three year period;

(ii) issues or sales of shares of the Company’s capital stock after January 1, 2007, the proceeds of which shall be reserved for potential repayment of the Convertible Notes, provided that such issues and sales are made, and the proceeds of which are maintained, in compliance with Section 5.2 of this Agreement;

(iii) issues or sales pursuant to options, warrants or other Common Stock grants or purchase rights issued or to be issued after the date hereof to employees or directors of the Company or any of its Subsidiaries or to consultants of the Company or any of its Subsidiaries (provided that such consultants are not granted options, warrants or other rights exercisable for more than, or Shares of Common Stock greater than, 75,000 shares of Common Stock in aggregate per year and the issuance of such options, warrants, other rights or shares to such consultants shall be for services and in amounts that are consistent with past issuances) pursuant to any plan, agreement, or arrangement approved by the Board; and

(iv) issues or sales pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; or

(w)	grant to any party or issue any security the terms of which contain any preemptive right.

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Notwithstanding the foregoing, in the event that any action set forth in this Section 3 is approved by the Board, including the affirmative vote of the Investor Directors, the Company shall as soon as reasonably practicable following such approval, provide the Investor with written notice of such approval and unless the Investor, within ten (10) Business Days after receipt of such notice, notifies the Company in writing that it does not consent to such action, the Investor’s written consent to such action shall be deemed to have been given.

4. CEO TERMINATION CONSULTATION

Prior to a termination or removal of the chief executive officer of the Company, the Company shall, for so long as the provisions of Section 3 are in effect, provide notice to the Investor of such proposed termination or removal and allow the Investor or an Affiliate of the Investor to send a representative to a meeting of the Board for consultation regarding the reasons for such proposed termination or removal.

5. ISSUE OF NEW SECURITIES

5.1 Right of First Offer

Subject to the terms and conditions specified in this Section 5, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities prior to the earlier of (i) five years from the First Closing Date if at that time the Convertible Notes have not been converted in full and (ii) the date of completion of a Triggering Sale (and absent the occurrence of the events in clauses (i) or (ii) above of this Section 5.1, the obligations of the Company and the rights of the Investor and the Investor’s Affiliates set forth in this Section 5 shall continue indefinitely), the Company shall first make an offering of such New Securities to the Investor in accordance with the following provisions of this Section 5. The Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall deliver a notice, in accordance with the provisions of Section 8.6 hereof, (the Offer Notice) to the Investor stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered and sold, and (iii) the price (or in the case of a proposed public offering the minimum and maximum price in a range not to exceed the greater of $2.00 or 20 percent of the closing price of the Common Stock on the trading day prior to the date of the Offer Notice (the Public Offer Price Range)) and terms, if any, upon which it proposes to offer such New Securities.

(b) By written notification received by the Company, within ten (10) calendar days after mailing of the Offer Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice (or, in the case of a proposed public offering, at the public offering price), up to that portion of such New Securities which equals (1) the number of shares of Common Stock deemed issued and held by the Investor, which shall include all securities issuable to the Investor upon conversion of the Convertible Notes, exercise of the Warrant for the number of Warrant Shares for which the Warrant is then-exercisable, or otherwise exercisable or exchangeable for, shares of Common Stock) divided by (2) the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of the Convertible Notes, the Warrant for the number of Warrant Shares for which the Warrant is then-exercisable and any other vested and in-the-money convertible or exercisable securities), multiplied by (3) the number of New Securities being issued; provided that in the case of a proposed public offering such written notice of the Investor (i) may specify an alternative price range to that of the Public Offer Price Range at which the Investor elects to purchase or obtain such portion of such New Securities so long as such alternative price range falls within the Public Offer Price Range, (ii) may specify varying amounts of such portion of such New Securities that the Investor elects to purchase at various prices that fall within the Public Offer Price Range or such alternative price range and (iii) shall constitute a non-binding indication of its intention to purchase such portion of such New Securities within the Public Offer Price Range or such alternative price range (an Indication Notice) and the Investor shall be under no obligation to provide any commitment regarding its Indication Notice until such time as all participants in the public offering irrevocably commit. For purposes of this Section 5.1(b), “in-the-money” shall mean that the exercise or conversion price per share of such convertible or exercisable securities exceeds the closing sale price of the Common Stock, as

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reported by Bloomberg L.P., on the date of the Offer Notice. In the case of a non-public offering, in no event shall an election by the Investor pursuant to this Section 5.1(b) to purchase or obtain up to such portion of such New Securities commit it to purchase more than its pro rata share (as determined above) of the New Securities sold without the Investor’s consent.

(c) The Company may, during the ninety (90) day period following the expiration of the period provided in Section 5.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (or in the case of a proposed public offering the portion of such New Securities for which the Investor has not indicated an interest pursuant to Section 5.1(b) above) (collectively, the Publicly Available Securities) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Publicly Available Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Publicly Available Securities shall not be offered unless first reoffered to the Investor in accordance with this Section 5.

(d) The right of first offer in this Section 5 shall not be applicable to (i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees or directors of the Company, consultants of the Company or any of its Subsidiaries (provided that such consultants are not granted options, warrants or other rights exercisable for more than, or shares of Common Stock greater than, 75,000 shares of Common Stock in aggregate per year and the issuance of such options, warrants, other rights or shares to such consultants shall be for services and in amounts that are consistent with past issuances) pursuant to any plan, agreement, or arrangement approved by the Board; (ii) shares of Common Stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the right of first offer established by this Section 5 was complied with, waived, or was inapplicable pursuant to any provision of this Section 5.1(d) with respect to the initial sale or grant by the Company of such rights or agreements; (iii) any New Securities issued in connection with strategic transactions involving the Company and other entities, including without limitation, joint venture, licensing, collaboration, manufacturing, development, marketing or distribution arrangements, if (A) the consideration to be paid therefor shall not consist solely of cash and (B) the Company and the Investor shall not, after a period of good faith negotiation, agree on the price to be paid by the Investor for such New Securities in the exercise of the Investor’s right of first offer hereunder; provided that any issuances pursuant to this subclause (iii) shall be without prejudice to any obligation of the Company to obtain the Investor’s consent for such issuances in accordance with Section 3(v) hereof; and (iv) any New Securities issued in connection with any stock split, stock dividend or recapitalization by the Company.

(e) The right of first offer set forth in this Section 5 may not be assigned or transferred except that such right is assignable by the Investor to any Affiliate of the Investor. To the extent that any New Securities are proposed to be issued in a public offering, the New Securities to be purchased by the Investor pursuant to Section 5.1(b) hereof shall be purchased in such public offering to the extent permissible under applicable securities laws or in a related private placement to the extent not so permissible.

5.2 Proceeds of Additional Securities Issued in Connection with the Repayment of the Convertible Notes

On each occasion that the Company issues or sells any shares of the Company’s capital stock pursuant to Section 3(v)(ii) hereof, the proceeds of such issue or sale shall be held in trust for the benefit of the Investor in a separate account, apart from all other funds of the Company, and shall only be released from such account (i) for the purposes of paying, upon demand of the Investor, amounts due and payable under the Convertible Notes in accordance with the terms thereof, (ii) following a Triggering Sale, in accordance with the provisions of Sections 8.1(c), (d), (e) and (f) of the Convertible Notes and (iii) to the Company following each conversion under a Convertible Note, such that following each conversion the amount remaining in such account shall be no less than the aggregate amount (if any) of principal and interest that remains unconverted under the Convertible Notes.

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6. FINANCIAL REPORTING COVENANTS

6.1 Reporting Information

From the First Closing Date until the occurrence of a Triggering Sale (if any), the Company shall provide to the Investor within the deadlines specified in Section 6.4 below the following financial reporting information in relation to the Company, which together shall constitute the Reporting Information:

(a) the Company’s consolidated balance sheet;

(b) the Company’s consolidated income statement;

(c) the Company’s consolidated cash flow statement;

(d) the Company’s statement of changes in stockholders’ equity;

(e) inter-company transactions and balances between the Company and any of its Subsidiaries, on the one hand, and Ipsen and its Affiliates, on the other hand;

(f) all relevant information relating to the Company’s accounting treatment of the Convertible Notes in the Company’s consolidated balance sheet and income statement;

(g) details of any restatements or presentation changes relating to the Company’s transition from GAAP to International Financial Reporting Standards (IFRS);

(h) a statement showing the transition between GAAP and IFRS for the Company’s consolidated balance sheet, consolidated income statement, consolidated cash flow statement and stockholders’ equity statement; and

(i) a statement setting out the then-current Variable Amount (as such term is defined in the Warrant), together with the calculations used by the Company to determine such Variable Amount and such other information and documentation as the Investor may reasonably request to verify such calculations, such statement and calculations to be provided on a quarterly basis.

6.2 Purchase Accounting

No later than 30 Business Days after the First Closing Date, the Company shall provide the Investor with detailed information on the valuation of its assets and liabilities, according to both GAAP and IFRS, as at the First Closing Date to enable the Investor and its Affiliates to perform its purchase accounting. No later than 10 Business Days after the end of each subsequent quarter, the Company shall provide the Investor with sufficient information regarding any material change to such valuations that have occurred as at the end of each such subsequent quarter end to enable the Investor and its Affiliates to book appropriate IFRS compliant adjustments to the fair value of such assets and liabilities.

6.3 Variable Amount Notification; Dilution Amount Notification

(a) No later than 10 Business Days after the end of each quarter, the Company shall provide the Investor with a statement setting out the Variable Amount (as such term is defined in the Warrant) as at such quarter end, together with the calculations used by the Company to determine such Variable Amount and such other information and documentation as the Investor may reasonably request to verify such calculations.

(b) No later than 5 Business Days after receipt of a written request by the Investor, the Company shall provide the Investor with a statement setting out the Dilution Amount as at the date of such request, together with the calculations used by the Company to determine such Dilution Amount and such other information and documentation as the Investor may reasonably request to verify such calculations.

6.4 Deadlines for Reporting Information

(a) All Reporting Information for the Company’s 2005 financial year and for the first quarter and the first half of 2006 shall be prepared by the Company in accordance with IFRS and provided to the Investor prior to

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November 15, 2006, together with an IFRS audit opinion from the Company’s auditors on the Company’s IFRS restated financial statements (an IFRS Audit Opinion) for the 2005 financial year and an IFRS review opinion from the Company’s auditors on the Company’s IFRS restated financial statements (an IFRS Review Opinion) for the first quarter and the first half of 2006.

(b) All Reporting Information for the Company’s third quarter of 2006 shall be shall be prepared by the Company in accordance with GAAP and provided to the Investor no later than 15 Business Days after September 30, 2006, and the Company’s Form 10-Q and an SAS 100 Review Report from the Company’s auditors on the GAAP financial statements in such Reporting Information shall be provided to the Investor no later than 30 Business Days after September 30, 2006. All Reporting Information for the Company’s third quarter of 2006 shall be prepared by the Company in accordance with IFRS and such Reporting Information and an IFRS Review Opinion for such financial period shall be provided to the Investor by March 31, 2007.

(c) All Reporting Information for the Company’s full year 2006 shall be prepared by the Company in accordance with IFRS and provided to the Investor no later than 20 Business Days after December 31, 2006 and an IFRS Audit Opinion for such financial period shall be provided to the Investor no later than 32 Business Days after December 31, 2006.

(d) All Reporting Information for the Company’s first quarter of 2007 shall be prepared by the Company in accordance with IFRS and provided to the Investor no later than 12 Business Days after March 31, 2007 and an IFRS Review Opinion for such financial period shall be provided to the Investor no later than 27 Business Days after March 31, 2007.

(e) All Reporting Information for the Company’s second quarter of 2007 shall be prepared by the Company in accordance with IFRS and provided to the Investor no later than 10 Business Days after June 30, 2007 and an IFRS Review Opinion for such financial period shall be provided to the Investor no later than 25 Business Days after June 30, 2007.

(f) All Reporting Information for the Company’s third quarter of 2007 shall be prepared by the Company in accordance with IFRS and provided to the Investor no later than 10 Business Days after September 30, 2007 and an IFRS Review Opinion for such financial period shall be provided to the Investor no later than 25 Business Days after September 30, 2007.

(g) All Reporting Information for the Company’s full year 2007 shall be prepared by the Company in accordance with IFRS and provided to the Investor no later than 12 Business Days after December 31, 2007 and an IFRS Audit Opinion for such financial period shall be provided to the Investor no later than 27 Business Days after December 31, 2007.

(h) After December 31, 2007:

(i) all Reporting Information for the Company’s first quarter, half year and third quarter shall be prepared by the Company in accordance with IFRS and provided to the Investor no later than 10 Business Days after the end of such period and an IFRS Review Opinion for each such financial period shall be provided to the Investor no later than 25 Business Days after the end of such period; and

(ii) all Reporting Information for the Company’s full year shall be prepared by the Company in accordance with IFRS and provided to the Investor no later than 12 Business Days after the end of such period and an IFRS Audit Opinion for each such financial period shall be provided to the Investor no later than 25 Business Days after the end of such period.

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7. COVENANTS OF THE INVESTOR

7.1 Lock-up Period

(a) Without the prior written consent of the Company, the Investor shall not, nor shall it permit any of its Affiliates to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, such Common Stock, or publicly announce an intention to effect any such transaction, for the one-year period commencing on the date of the First Closing, other than (i) transfers to Affiliates of the Investor or (ii) the exercise or conversion of the Warrant or the Convertible Notes.

(b) Without the prior written consent of the Company, neither the Investor nor Ipsen shall, directly or indirectly, sell, transfer or dispose of any of the capital stock of any wholly-owned Subsidiary of Ipsen or the Investor that holds shares of Common Stock for the one-year period commencing on the date of the First Closing, other than sales or transfers to another wholly-owned Subsidiary of Ipsen or the Investor. This Section 7.1(b) shall not apply to such a sale, transfer or disposal the primary purpose of which is a bona fide sale, transfer or disposal of all or at least the part of Ipsen’s business that is reasonably related to the Somatuline Autogel License and Increlex License and not primarily the sale, transfer or disposal of the shares of Common Stock held by such Subsidiary, provided that the transferee in any such sale, transfer or disposal agrees to be bound by the terms of Section 7.1 hereof.

(c) Purported sales, transfers or dispositions of shares of Common Stock that are not in compliance with this Section 7.1 shall be void and shall be of no force or effect.

7.2 Restriction on Block Transfers

Without the prior written consent of the Company, the Investor shall not, nor shall it permit any of its Affiliates to, directly or indirectly, sell, transfer or dispose of any shares of Common Stock to any Person or Persons known to the Investor to be a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) if, after giving effect to such sale, transfer or disposition, such Person or such group, as the case may be, would, to the Investor’s knowledge (and, in the case of a private sale, after inquiry), beneficially own more than 14.9 percent of the Company’s then-outstanding shares of Common Stock.

7.3 Compliance with Securities Laws

The Investor shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any shares of Common Stock to any Person pursuant to this Agreement except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

7.4 Compulsory Acquisition.

If at any time the Investor and/or its Affiliates beneficially own ninety percent or more of the then-outstanding Common Stock such that, upon all such Common Stock being held either by the Investor or an Affiliate of the Investor, the Investor or such Affiliate is entitled to effect a merger with the Company in accordance with the provisions of Section 253 of the Delaware General Corporation Law, the Investor shall, or shall cause such Affiliate to, effect such a merger with the Company.

7.5 The Standstill Period

During the Standstill Period, without the prior written consent of the Company, the Investor shall not, nor shall it permit any of its Affiliates to, nor shall Ipsen or any of its Affiliates agree, or advise, assist, encourage,

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propose (publicly or otherwise), provide information or provide financing to others, or permit its Affiliates to agree, or to advise, assist, encourage, propose (publicly or otherwise), provide information or provide financing to others, to, individually or collectively, directly or indirectly, acquire or offer to acquire or agree to acquire from any Person other than the Company, directly or indirectly, by purchase, by making, effecting, initiating or participating in any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company, through the acquisition of control of another Person, by depositing any shares of Common Stock into a voting trust or subjecting any shares of Common Stock to any arrangement or agreement with respect to the voting of such securities, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, beneficial ownership of any equity securities of the Company, or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or options with any Person that so acquires, offers to acquire or agrees to acquire); provided that no such acquisition, offer to acquire or agreement to acquire shall be deemed to occur solely due to (a) a stock split, reverse stock split, reclassification, reorganization or other transaction by the Company affecting any class of the outstanding capital stock of the Company generally or (b) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capital stock.

7.6 The Regulated Purchase Period

During the Regulated Purchase Period, without the prior written consent of the Company, the Investor shall not, nor shall it permit any of its Affiliates to, nor shall Ipsen or any of its Affiliates agree, or advise, assist, encourage, propose (publicly or otherwise), provide information or provide financing to others, or permit its Affiliates to agree, or to advise, assist, encourage, propose (publicly or otherwise), provide information or provide financing to others, to, individually or collectively, directly or indirectly, acquire or offer to acquire or agree to acquire from any Person other than the Company, directly or indirectly, by purchase, by making, effecting, initiating or participating in any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company, through the acquisition of control of another Person, by depositing any shares of Common Stock into a voting trust or subjecting any shares of Common Stock to any arrangement or agreement with respect to the voting of such securities, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, beneficial ownership of any equity securities of the Company, or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or options with any Person that so acquires, offers to acquire or agrees to acquire) other than Permitted Offers and Acquisitions; provided that no such acquisition, offer to acquire or agreement to acquire shall be deemed to occur solely due to (a) a stock split, reverse stock split, reclassification, reorganization or other transaction by the Company affecting any class of the outstanding capital stock of the Company generally or (b) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capital stock.

8. MISCELLANEOUS

8.1 Effectiveness of Agreement.

This Agreement shall become effective upon the Effective Date.

8.2 Assignment

This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto; provided that the Investor may, without obtaining the prior written consent of the Company, assign, delegate, or otherwise transfer its rights and obligations hereunder to any Affiliates of the Investor and following such assignment, such Affiliates shall be deemed to be an “Investor” for the purposes of this Agreement and any reference to Investor in this Agreement shall automatically be deemed to include a reference to such Affiliates

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(provided that in such case the Investor shall not be relieved of its obligations hereunder). The Company shall execute such acknowledgements of such assignments in such forms as the Investor may from time to time reasonably request. Any attempted assignment, delegation, or transfer in violation of this Section 8.2 shall be void and of no force or effect. Each of the Investor and any Affiliate of the Investor to whom rights and obligations hereunder have been assigned pursuant to this Section 8.2 hereby agrees and acknowledges that Ipsen is hereby appointed as its agent in connection with the exercise of its rights and remedies under this Agreement and Ipsen hereby accepts such appointment.

8.3 Governing Law

(a) This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of New York, without regard to its principles of conflicts of laws.

(b) Each party irrevocably submits to the exclusive jurisdiction of the New York Courts for the purposes of any proceeding arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement only. Each party agrees to commence any such proceeding in the United States District Court for the Southern District of New York or if such proceeding may not be brought in such court for jurisdictional reasons, then in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by registered or certified mail (or any substantially similar form of mail), postage paid, to such party’s respective address set forth in Section 8.6 shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 8.3(b). Each party irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any New York Court, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such New York Court that any such proceeding brought in any such New York Court has been brought in an inconvenient forum, or should be dismissed or transferred on such basis.

(c) EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THIS AGREEMENT ONLY.

8.4 Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices

(a) if to the Company, to:

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

USA

Attention: General Counsel

Facsimile: (650) 624-4940

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with a copy (which shall not constitute notice) to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto

California 94306

United States of America

Attention: Suzanne Sawochka Hooper

Facsimile: (650) 849-7400

or to such other person, at such other place or to such other facsimile number as the Company shall designate to the Investor and Ipsen in writing; and

(b) if to the Investor or Ipsen, to:

Ipsen S.A

42, rue du Docteur Blanche

75016 Paris

France

Attention: General Counsel

Facsimile: + 331 44 96 11 88

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

520 Madison Avenue, 34th Floor

New York, NY 10022

United States of America

Attention: Matthew Jacobson, Esq.

Facsimile: +1 212-277-4001

or to such other person, at such other place or to such other facsimile number as the Investor shall designate to the Company in writing.

8.7 Costs of Enforcement

If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

8.8 Amendments and Waivers

(a) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor and, in respect of Sections 2.7, 2.9, 2.10, 7 and 8 of this Agreement only, Ipsen. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(b) Neither the Investor nor Ipsen nor any Affiliate thereof shall seek to amend or waive the terms of this Agreement or the other Transaction Documents by seeking stockholder consent without prior approval of the then-current Board.

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8.9 Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.10 Entire Agreement

This Agreement, together with the other Transaction Documents, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled. None of the rights of the Investor or Ipsen contained herein are or shall be contingent on anything not stated herein and in particular are not contingent on the approval by the stockholders of the Company of the Bylaw Amendments or the Certificate of Incorporation Amendments.

8.11 Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.12 No Limitation on Stockholder Rights

Except as expressly provided herein, nothing in this Agreement shall in any way affect any stockholder’s ability to vote or act its shares of the Company’s capital stock (including without limitation nominating additional Directors or voting for different Directors, soliciting proxies or participating in solicitations).

8.13 Seeking Approval of Certificate of Incorporation Amendments and Bylaw Amendments

In the event that any of the Certificate of Incorporation Amendments or Bylaw Amendments have not been approved by the Company’s stockholders at the Company Stockholders’ Meeting, the Company shall, following the written request of the Investor, duly solicit, using all commercially reasonable efforts (including recommending to the Company’s stockholders that they give their approval), the approval of the Company’s stockholders for such Certificate of Incorporation Amendments and/or Bylaw Amendments at the Company’s next meeting of stockholders of the Company.

8.14 Specific Performance, Injunctive and Other Equitable Relief

Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Company acknowledges that in the event it breaches this Agreement, money damages would be inadequate and the Investor and Ipsen would have no adequate remedy at law, so that the Investor and Ipsen shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and the Company’s obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TERCICA, INC.

By:
Name:
Title:

SURAYPHARM

By:
Name:
Title:

For the purposes of Sections 2.7, 2.9, 2.10, 7 and 8 hereof only,

ISPEN, S.A.

By:
Name:
Title:

[Signature Page for Affiliation Agreement]

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ANNEX A

THE STRATEGIC PLANNING COMMITTEE CHARTER

•	The Strategic Planning Committee’s role is to:

•	review all strategic issues affecting the Company with regard to research and development, industrial, manufacturing, commercial and financial matters, and alliances and partnerships of all types;

•	review and recommend to the Board an annual three-year strategic plan;

•	review the Company’s operating plans and allocation of resources and their relationship to the Company’s strategic plans and make recommendations relating thereto;

•	review any major investment, asset sale, restructuring, alliance or partnership projects; and

•	submit reports, proposals and recommendations of all issues falling within its scope of responsibility.

•	The Strategic Planning Committee meets at least two times a year. Meetings are convened by the committee’s chairman.

•	The Strategic Planning Committee may call upon the Company’s senior executives for assistance. It may request sight of any internal reports, documents and research drawn up by the Company and commission any external technical reports at the Company’s expense, subject to the usual confidentiality undertakings.

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Appendix A-3

LEHMAN BROTHERS

July 18, 2006

Board of Directors

Tercica, Inc.

2000 Sierra Point Parkway

Suite 400

Brisbane, CA 94005

Members of the Board of Directors:

We understand that Tercica, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Ipsen, S.A. (the “Purchaser”) pursuant to which (i) the Company will sell to the Purchaser, in exchange for $77,318,944.23 in cash (the “First Closing Consideration”), (a) 12,527,245 shares of common stock of the Company (the “Company Common Stock”) and (b) a warrant to purchase up to 4,948,795 shares of Company Common Stock, subject to adjustment as provided in the warrant, (ii) the Company will issue to the Purchaser, in lieu of making upfront payments equal to $25,037,000 (the “First Note Consideration”) pursuant to the Somatuline Autogel License (as defined below), a convertible note in the principal amount of $25,037,000, (iii) the Company will issue to the Purchaser, in lieu of making milestone payments equal to €30,000,000 (the “Second Note Consideration”) pursuant to the Somatuline Autogel License, a convertible note in the principal amount of €30,000,000 and (iv) the Company will issue to the Purchaser, in exchange for $15,000,000 in cash (the “Second Closing Consideration” and, together with the First Closing Consideration, the First Note Consideration and the Second Note Consideration, the “Consideration”), a convertible note in the principal amount of $15,000,000. We further understand that simultaneously with the closing of the transactions contemplated by clauses (i) and (ii) above, (A) the Company will enter into a license agreement between the Company and Beaufour Ipsen Pharma, a wholly owned subsidiary of the Purchaser (“BIP”), pursuant to which the Company will license to BIP the exclusive right to use, import, develop, offer for sale and sell Increlex worldwide except for in the United States of America, Canada and Japan, and except for in Taiwan, Israel, the Kingdom of Saudi Arabia, United Arab Emirates, Oman, Kuwait, Syria, Jordan, Lebanon, Iran, Iraq, Morocco, Algeria, Tunisia, Libya, Egypt, Bahrain, Qatar and Yemen until such time that Company’s existing distribution agreements in such countries expire or terminate (the “Increlex License”) and (B) the Purchaser will cause its wholly owned subsidiaries SCRAS and BIP to enter into a license agreement with the Company pursuant to which SCRAS and BIP will license to the Company the exclusive right to use, import, develop, offer for sale and sell Somatuline Autogel in the United States of America and Canada (the “Somatuline Autogel License”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Stock Purchase and Master Transaction Agreement, dated as of July 18, 2006, between the Purchaser and the Company (including the exhibits thereto, the “Agreement”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the commercial terms of any of the agreements to be entered into in connection with the Proposed Transaction, including the Increlex License and the Somatuline Autogel License.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, the Increlex License and the Somatuline Autogel License and the specific terms of the Proposed Transaction and the Increlex License and the

LEHMAN BROTHERS

745 7TH AVE.

NEW YORK, NY 10019

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Somatuline Autogel License, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company, (4) financial and operating information with respect to Somatuline Autogel in the United States of America and Canada prepared by management of the Company, (5) a trading history of the Company Common Stock from July 13, 2005 to July 14, 2006, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (7) published estimates of independent research analysts with respect to the future financial performance of the Company, (8) the potential pro forma impact of the transactions contemplated by the Agreement, the Increlex License and the Somatuline Autogel License on the future financial performance of the Company, (9) strategic benefits expected by the management of the Company to result from the Increlex License and the Somatuline Autogel License, (10) the results of our efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of or combination with the Company, (11) other capital raising alternatives available to the Company and (12) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and for Somatuline Autogel, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and Somatuline Autogel. We have assumed that the Company and Somatuline Autogel will perform substantially in accordance with such forecasts. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or the Purchaser and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Upon advice of the Company, we have assumed that the representations and warranties of the Company and the Purchaser contained in the Agreement are true and correct, the Company and the Purchaser will each perform all of the covenants and agreements to be performed by it under the Agreement, the Increlex License and the Somatuline Autogel License and all conditions to the obligations of each of the Company and the Purchaser to consummate the Proposed Transaction will be satisfied without any waiver thereof. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be received by the Company in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement and the rendering of this opinion. We also have performed various investment banking services for the Company and the Purchaser in the past, and expect to provide such services in the future, and have received, and expect to receive, customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and the Purchaser for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

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This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

LEHMAN BROTHERS

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Appendix A-4

SUPERMAJORITY CHARTER AMENDMENTS

A. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AMENDMENTS

1. Article VI shall be amended and restated to read in its entirety as follows:

ARTICLE VI

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year; provided, however, that the term of a director elected prior to [                    ], 2006 shall not be affected by the provisions of the foregoing sentence. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2. Sections 1 and 2 of Article VII shall be amended and restated to read in their entirety as follows:

Section 1. The provisions of Section 1.A of this Article VII shall govern the management of the business and affairs of the Corporation; provided however, that in the event that the Nominating Committee (as such term is defined in the Affiliation Agreement, dated as of [                    ], 2006, by and between the Corporation, Suraypharm and Ipsen, S.A. (the “Affiliation Agreement”)) shall have failed to nominate the Investor Director(s) (as such term is defined in the Affiliation Agreement) for election at any meeting of stockholders as required pursuant to the provisions of Section 2.4 of the Affiliation Agreement, from the time of such meeting until the next annual meeting of stockholders (the “Exception Time”), the provisions of Section 1.A. of this Article VII shall not be of any force and effect, and the provisions Section 1.B. of this Article VII shall govern the management of the business and affairs of the Corporation. For purposes of this Article VII, (a) the Subcommittee shall consist solely of those directors of the Corporation designated for nomination by the Investor (as such term is defined in the Affiliation Agreement) pursuant to the provisions of Section 2.4 of the Affiliation Agreement, and (b) the Governing Committee shall consist solely of those persons elected as directors by the stockholders of the Corporation, plus such other person or persons last designated for nomination by the Investor (as such term is defined in the Affiliation Agreement) pursuant to the provisions of Section 2.4 of the Affiliation Agreement but not nominated by the Nominating Committee as nominee for director. All references in this Certificate of Incorporation or the bylaws of the Corporation shall be deemed to refer to the Subcommittee or the Governing Committee as appropriate and the rules of procedure applicable to the board of directors, including rules related to notice, quorum, voting and action by written consent, shall be applicable to the Subcommittee or the Governing Committee.

A. Except as otherwise provided herein, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors; provided, however, that in accordance with Section 141(a) of the Delaware General Corporation Law, the full and exclusive power and authority otherwise conferred upon the Board of Directors to take any action in contravention of any of the obligations of the Corporation set forth in Sections 3(s) and 3(t) of the Affiliation Agreement, for so long as the Corporation is restricted from taking actions pursuant to the provisions of Section 3 of the Affiliation Agreement, shall be exercised and performed by the person or persons comprising the Subcommittee.

B. In accordance with Section 141(a) of the Delaware General Corporation Law, and during the Exception Time, the business and affairs of the Corporation shall be managed not by the Board of Directors, but by the person or persons comprising the Governing Committee, and the powers and duties conferred on the board of directors by the Delaware General Corporation Law shall be exercised or performed by the Governing Committee; provided, however, that in accordance with Section 141(a) of the Delaware General Corporation Law, the full and exclusive power and authority otherwise conferred upon the Board of Directors to take any

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action in contravention of any of the obligations of the Corporation set forth in Sections 3(s) and 3(t) of the Affiliation Agreement, for so long as the Corporation is restricted from taking actions pursuant to the provisions of Section 3 of the Affiliation Agreement, shall be exercised and performed by other persons or persons last designated for nomination by the Investor (as such term is defined in the Affiliation Agreement) pursuant to the provisions of Section 2.4 of the Affiliation Agreement.

Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors; provided, however, that the provisions of Sections 2.15 and 2.16 and of Article X of the Bylaws may be adopted, amended, altered or repealed by the stockholders only upon the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. No Bylaw hereafter legally adopted, amended, altered or repealed by the stockholders of the Corporation shall invalidate any prior act of the directors or officers of the Corporation which would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

3. Article X shall be amended and restated to read in its entirety as follows:

ARTICLE X

Section 1. Except as otherwise provided for or fixed by or pursuant to the provisions of Article VI hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2. Any director or the entire Board of Directors may be removed from office at any time either: (i) for cause by an affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors or (ii) without cause by an affirmative vote of the holders of at least sixty percent (60%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

4. Section 2 of Article XII shall be amended and restated to read in its entirety as follows:

Section 2. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, (iii) the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation or (iv) any stockholder who holds at least 15% of the voting power of the issued and outstanding capital stock of the Corporation in accordance with Section 2.3 of the Bylaws of the Corporation.

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5. Article XIII shall be amended and restated to read in its entirety as follows (and shall be renumbered as Article XIV if new Article XIII is also approved):

ARTICLE [XIII][XIV]

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the provisions of Article XI hereof and of this Article [XIII][XIV] may be amended, altered, changed or repealed only upon the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

B. AMENDED AND RESTATED BYLAWS AMENDMENTS

1. Section 2.3 shall be amended and restated to read in its entirety as follows:

2.3. SPECIAL MEETING

A special meeting of the stockholders may be called at any time by: (i) the board of directors, (ii) by the chairman of the board or by the chief executive officer (or, in the absence of a chief executive officer, by the president), or (iii) by any stockholder who holds at least 15% of the issued and outstanding capital stock of the corporation, but such special meetings may not be called by any other person or persons. If a special meeting is called by the chairman of the board or by the chief executive officer (or, in the absence of a chief executive officer, by the president), or by request to the corporation by any stockholder who holds at least 15% of the issued and outstanding capital stock of the corporation, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by fax transmission to the secretary of the corporation. If a special meeting is called as set forth above, such meeting shall be held at such time and place as the Board of Directors shall determine, such time to be not later than 90 days following receipt of notice as set forth above. No business may be transacted at such special meeting otherwise than specified in the notice of such special meeting delivered to stockholders (or any supplement thereto).

2. Section 2.16 shall be amended so as to include the following sentence immediately following “March 1, 2004” in the second paragraph of Section 2.16 to read in its entirety as follows:

“Notwithstanding the foregoing, nominations of persons nominated to the Board of Directors of the corporation by Ipsen S.A. shall not be subject to the notice provisions set forth above in this Section 2.16.”

3. Section 3.1 shall be amended and restated to read in its entirety as follows:

3.1. POWERS

Subject to the provisions of the General Corporation Law of Delaware and except as otherwise provided for in the certificate of incorporation and bylaws of the corporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

4. The second paragraph of Section 3.3 shall be amended and restated to read in its entirety as follows:

Unless otherwise required by law or the certificate of incorporation, vacancies arising through death, resignation, disqualification, removal an increase in the number of directors or otherwise may be filled only by a

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majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

5. Section 3.4 shall be amended and restated to read in its entirety as follows:

3.4. REMOVAL

Any director may be removed from office at any time either: (i) for cause by an affirmative vote of the holders of at least a majority of the issued and outstanding capital stock of the corporation entitled to vote at an election of directors or (ii) without cause by an affirmative vote of the holders of at least sixty percent (60%) of the issued and outstanding capital stock of the corporation entitled to vote at an election of directors.

6. Article X shall be amended and restated to read in its entirety as follows:

ARTICLE X

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the corporation. The affirmative vote of at least a majority of the board of directors then in office shall be required in order for the board of directors to adopt, amend, alter or repeal the corporation’s bylaws. The corporation’s bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote in the election of directors; provided, however, that the provisions of Sections 2.15 and 2.16 and of this Article X may be adopted, amended, altered or repealed by the stockholders only upon the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of the issued and outstanding capital stock of the corporation entitled to vote in the election of directors. No bylaw hereafter legally adopted, amended, altered or repealed by the stockholders of the corporation shall invalidate any prior act of the directors or officers of the corporation which would have been valid if such bylaw had not been adopted, amended, altered or repealed.

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Appendix A-5

MAJORITY CHARTER AMENDMENT

1. A new Article XIII shall be added to the amended and restated certificate of incorporation and shall read in its entirety as follows (with current Article XIII renumbered as Article XIV):

ARTICLE XIII

Section 1. Relationship With Ipsen. In anticipation that Ipsen (as defined in Section 5 of this Article XIII shall remain a stockholder of the Corporation and that the Corporation (as defined in Section 5 of this Article XIII) and Ipsen may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its contractual, corporate and business relations with Ipsen (including service of officers and directors of Ipsen as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article XIII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Ipsen and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Section 2. Similar Business Activities. Except as Ipsen S.A., a French société anonyme may otherwise agree in writing, neither Ipsen nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any activities of Ipsen or of such person’s participation therein. In the event that Ipsen acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Ipsen and the Corporation, Ipsen shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that Ipsen pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

Section 3. Corporate Opportunities. In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Ipsen acquires knowledge, other than solely as a result of his or her position as a director, officer or employee of the Corporation, of a potential transaction or matter that may be a corporate opportunity for the Corporation and Ipsen (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or Ipsen as such director, officer or employee deems appropriate under the circumstances in his sole discretion, and no such director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to Ipsen (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (ii) Ipsen pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, (y) any such corporate opportunity, and (z) any other potential transaction or matter that may be a corporate opportunity for the Corporation and Ipsen of which Ipsen acquires knowledge, except to the extent that a director, officer or employee of Ipsen acquires such knowledge solely as a result of his or her position as a director, officer or employee of the Corporation.

Section 4. Deemed Consent of Stockholders. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.

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Section 5. Definitions. For purposes of this Article XIII (i) the term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, and (ii) the term “Ipsen” shall mean Ipsen S.A., a French société anonyme and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section 5) that are “affiliates” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of Ipsen S.A., a French société anonyme.

Section 6. Termination; Binding Effect. Notwithstanding anything in this Certificate of Incorporation to the contrary, the foregoing provisions of this Article XIII shall expire on the date on which Ipsen shall no longer be entitled to designate at least one nominee for director to the Board of Directors pursuant to the provisions of Section 2.4 of the Affiliation Agreement and no person who is a director or officer of the Corporation is also a director or officer of Ipsen. Neither such expiration, nor the alteration, amendment, change or repeal of any provision of this Article XIII nor the adoption of any provision of this Certificate of Incorporation inconsistent with any provision of this Article XIII shall eliminate or reduce the effect of this Article XIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such expiration, alteration, amendment, repeal or adoption.

2. A revised Article XIII of the amended and restated certificate of incorporation, renumbered as Article XIV, shall be amended and restated to read in its entirety as follows (unless revised Article XIV is approved as proposed to be amended and restated pursuant to the Supermajority Charter Amendments):

ARTICLE XIV

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the provisions of Article VI, VII, X, XI, XII hereof and of this Article XIV may be amended, altered, changed or repealed only upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

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Appendix A-6

TERCICA, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

RIGHTS AGREEMENT

Dated as of [            ], 2006

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RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (“Agreement”) between TERCICA, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A. (“Rights Agent”), is entered into as of this [            ] day of [            ], 2006.

The Board of Directors of the Company (the “Board of Directors”) has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as such term is hereinafter defined) outstanding at the close of business on [            ], 2006 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest to occur of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 hereof.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or that, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of the Requisite Percentage. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any Subsidiary of the Company, or (v) an Excluded Stockholder (as such term is hereinafter defined) and (B) no Person shall become an “Acquiring Person” either (x) as the result of an acquisition of Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to the Requisite Percentage; provided, however, that if a Person shall become the Beneficial Owner of the Requisite Percentage by reason of share purchases by the Company and shall, following written notice from, or public disclosure by the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior approval of the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, and shall then beneficially own more than the Requisite Percentage, then such Person shall be deemed to be an “Acquiring Person,” or (y) if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests, as promptly as practicable (as determined in good faith by the Board of Directors), following receipt of written notice from the Company of such event, of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of the Requisite Percentage, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(a).

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement; provided, however, that the limited partners of a limited

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partnership shall not be deemed to be Associates of such limited partnership solely by virtue of their limited partnership interests.

(c) “Affiliation Agreement” shall have the meaning ascribed to it in the Ipsen Purchase Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i) that such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement (except to the extent contemplated by the provisos to Sections 1(d)(ii)(A) and 1(d)(ii)(B) hereof);

(ii) that such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities (1) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) acquired as a part of any employee benefit or compensation plan of the Company or any Subsidiary of the Company consistent with past practice; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that (1) with respect to Ipsen (including its Affiliates or Associates), Ipsen (including its Affiliates or Associates) shall not be deemed the Beneficial Owner of, or to beneficially own, any securities that Ipsen (including its Affiliates or Associates) has the right to vote pursuant to any Voting Agreement, and (2) a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) that are beneficially owned, directly or indirectly, by any other Person with which such Person, or any of such Person’s Affiliates or Associates, has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 p.m., Eastern Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Eastern Time, on the next succeeding Business Day.

(g) “Common Shares” shall mean the shares of common stock, par value $0.001 per share, of the Company; provided, however, that, “Common Shares,” when used in this Agreement in connection with a

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specific reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Convertible Notes” shall have the meaning ascribed to it in the Ipsen Purchase Agreement.

(i) “Distribution Date” shall have the meaning set forth in Section 3 hereof.

(j) “Excluded Stockholder” shall mean each of the following Persons:

(i) MPM Capital L.P. (including its Affiliates and Associates); provided, however, that MPM Capital L.P. (including its Affiliates and Associates) shall not be an Excluded Stockholder if MPM Capital L.P. (including its Affiliates and Associates) becomes the Beneficial Owner of any Common Shares other than Common Shares Beneficially Owned on [            ], 2006;

(ii) Ipsen (including its Affiliates and Associates), so long as Ipsen (including its Affiliates and Associates) does not acquire beneficial ownership of any Common Shares other than Common Shares Ipsen (including its Affiliates and Associates) (A) acquires (or has the right to acquire) beneficial ownership of directly from the Company pursuant to the Ipsen Purchase Agreement, the Affiliation Agreement, the Convertible Notes and the Warrant, and (B) acquires beneficial ownership of from Persons other than the Company pursuant to Permitted Offers and Acquisitions (any such acquisition pursuant to this subclause (B), an “Exempted Acquisition”); and

(iii) any Person (including its Affiliates and Associates) who acquires Common Shares directly from Ipsen (including its Affiliates and Associates) (an “Ipsen Transfer”); provided, however, that such Person (including its Affiliates and Associates) (an “Ipsen Transfer Holder”) shall not be an Excluded Stockholder if, after giving effect to such Ipsen Transfer, such Ipsen Transfer Holder (including its Affiliates and Associates) is or becomes the Beneficial Owner of more than 14.9% of the outstanding Common Shares without the prior approval of the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen.

(k) “Exempted Ipsen Transfer” shall mean any Ipsen Transfer if, following such Ipsen Transfer, the Ipsen Transfer Holder (including its Affiliates and Associates) that acquires Common Shares in such Ipsen Transfer shall qualify as an Excluded Stockholder pursuant to the terms of Section 1(j)(iii) and shall not otherwise be an Acquiring Person.

(l) “Final Expiration Date” shall have the meaning set forth in Section 7 hereof.

(m) “Interested Stockholder” shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

(n) “Ipsen” shall mean Ipsen S.A., a French société anonyme.

(o) “Ipsen Purchase Agreement” shall mean that certain Stock Purchase and Master Transaction Agreement, dated as of July 18, 2006, by and between the Company and Ipsen (as the same may be amended from time to time).

(p) “Note Shares” shall have the meaning ascribed to it in the Ipsen Purchase Agreement.

(q) “Permitted Offers and Acquisitions” shall have the meaning ascribed to it in the Affiliation Agreement.

(r) “Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

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(s) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Form of Certificate of Designation attached to this Agreement as EXHIBIT A.

(t) “Purchase Price” shall have the meaning set forth in Section 7 hereof.

(u) “Redemption Date” shall have the meaning set forth in Section 7 hereof.

(v) “Requisite Percentage” with respect to any Person shall mean 9.9% or more of the Common Shares then outstanding; provided, however, that notwithstanding the foregoing, the Requisite Percentage with respect to (i) MPM Capital L.P. (including its Affiliates and Associates), until MPM Capital L.P. (including its Affiliates and Associates) shall have beneficial ownership equal to 9.9% or less, shall mean the percentage equal to the percentage beneficial ownership held solely by reason of the Common Shares held by MPM Capital L.P. (including its Affiliates and Associates) on [            ], 2006, (ii) Ipsen (including its Affiliates and Associates), until Ipsen (including its Affiliates and Associates) shall have beneficial ownership equal to 9.9% or less, shall mean the percentage equal to the percentage beneficial ownership obtained solely by reason of beneficial ownership of Common Shares acquired by Ipsen (including its Affiliates and Associates) (A) directly from the Company pursuant to the Ipsen Purchase Agreement, the Affiliation Agreement, the Convertible Notes or the Warrant and (B) in Exempted Acquisitions, and (iii) an Ipsen Transfer Holder (including its Affiliates and Associates) shall mean 14.9% or more of the Common Shares then outstanding.

(w) “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that, if such Person is determined not to have become an Acquiring Person pursuant to clause (y) of Subsection 1(a)(B) hereof, then no Shares Acquisition Date shall be deemed to have occurred. Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of (i) (A) the approval, execution, delivery or amendment of the Stock Purchase Agreement, the Affiliation Agreement, any Voting Agreement or any other agreements or documents contemplated by the Stock Purchase Agreement, (B) the announcement of the Stock Purchase Agreement or the announcement of the closing of the transactions contemplated thereby, (C) the acceptance for payment and purchase of Common Shares pursuant to the Stock Purchase Agreement, (D) the issuance of the Convertible Notes or the Warrants pursuant to the Stock Purchase Agreement, (E) the issuance of the Note Shares or the Warrant Shares upon any conversion of the Convertible Notes or any exercise of the Warrant, respectively, (F) the acquisition of beneficial ownership of Common Shares by Ipsen (including its Affiliates and Associates) directly from the Company pursuant to the Affiliation Agreement, (G) the acquisition of beneficial ownership of Common Shares in an Exempted Acquisition for so long as Ipsen (including its Affiliates and Associates) shall remain an Excluded Stockholder, or (H) the consummation of any other transaction contemplated by the Stock Purchase Agreement; or (ii) (A) the approval, execution, delivery or amendment of the definitive agreement(s) for an Exempted Ipsen Transfer, (B) the announcement or closing of an Exempted Ipsen Transfer, (C) the acceptance for payment and purchase of Common Shares pursuant to an Exempted Ipsen Transfer, or (D) the consummation of any other transaction contemplated by the definitive agreement(s) for an Exempted Ipsen Transfer.

(x) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(y) “Transaction” shall mean any merger, consolidation or sale of assets described in Section 13(a) hereof or any acquisition of Common Shares which would result in a Person becoming an Acquiring Person or a Principal Party (as such term is hereinafter defined).

(z) “Transaction Person” with respect to a Transaction shall mean (i) any Person who (x) is or will become an Acquiring Person or a Principal Party (as such term is hereinafter defined) if the Transaction were to be

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consummated and (y) directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction, or (ii) an Affiliate or Associate of such a Person.

(aa) “Voting Agreement” shall have the meaning ascribed to it in the Ipsen Purchase Agreement.

(bb) “Warrant” shall have the meaning ascribed to it in the Ipsen Purchase Agreement.

(cc) “Warrant Shares” shall have the meaning ascribed to it in the Ipsen Purchase Agreement.

SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.

SECTION 3. ISSUE OF RIGHT CERTIFICATES.

(a) Until the earlier of the Close of Business on (i) the tenth Business Day following the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, prior to such time as any Person becomes an Acquiring Person) after the date of the commencement (determined in accordance with Rule 14d-2 under the Exchange Act) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer (which intention to commence remains in effect for five Business Days after such announcement), the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates therefor) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of EXHIBIT B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held, subject to the adjustment provisions of Section 11 of this Rights Agreement. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) (A) the approval, execution, delivery or amendment of the Stock Purchase Agreement, the Affiliation Agreement, any Voting Agreement or any other agreements or documents contemplated by the Stock Purchase Agreement, (B) the announcement of the Stock Purchase Agreement or the announcement of the closing of the transactions contemplated thereby, (C) the acceptance for payment and purchase of Common Shares pursuant to the Stock Purchase Agreement, (D) the issuance of the Convertible Notes or the Warrants pursuant to the Stock Purchase Agreement, (E) the issuance of the Note Shares or the Warrant Shares upon any conversion of the Convertible Notes or any exercise of the Warrant, respectively, (F) the acquisition of beneficial ownership of Common Shares by Ipsen (including its Affiliates and Associates) directly from the Company pursuant to the Affiliation Agreement, (G) the acquisition of beneficial ownership of Common Shares in an Exempted Acquisition for so long as Ipsen (including its Affiliates and Associates) shall remain an Excluded Stockholder, or (H) the consummation of any other transaction contemplated by the Stock

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Purchase Agreement; or (ii) (A) the approval, execution, delivery or amendment of the definitive agreement(s) for an Exempted Ipsen Transfer, (B) the announcement or closing of an Exempted Ipsen Transfer, (C) the acceptance for payment and purchase of Common Shares pursuant to an Exempted Ipsen Transfer, or (D) the consummation of any other transaction contemplated by the definitive agreement(s) for an Exempted Ipsen Transfer.

(b) On the Record Date, or as soon as practicable thereafter, the Company will send (directly or through the Rights Agent or its transfer agent) a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of EXHIBIT C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date and the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Tercica, Inc. (the “Company”) and Computershare Trust Company, N.A. as Rights Agent (the “Rights Agent”), dated as of [    ], 2006, as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or, if earlier, the earlier of the Redemption Date or the Final Expiration Date), the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

SECTION 4. FORM OF RIGHT CERTIFICATES.

(a) The Right Certificates (and the form of election to purchase Preferred Shares, the form of assignment and the form of certification to be printed on the reverse thereof) shall be substantially the same as EXHIBIT B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 22

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hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price, but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

(b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights which are null and void pursuant to the second paragraph of Section 11(a)(ii) hereof and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

The provisions of Section 11(a)(ii) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

SECTION 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Vice Chairman of the Board of Directors, its Chief Financial Officer, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 11(a)(ii), Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 11(a)(ii), Section 14 and Section 24 hereof, countersign and deliver to the person entitled

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thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on [            ], 2016 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b) The purchase price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $40.00 (the “Purchase Price”) and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depository, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities of the Company other than Preferred Shares (including Common Shares) of the Company pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

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In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii) hereof, the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) hereof, and, if fewer than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii) hereof.

(d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby (other than a partial exercise of rights pursuant to Section 11(a)(ii) as described in Section 7(c) hereof), a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certification following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, (ii) tendered the Purchase Price (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) to the Company in the manner set forth in Section 7(c), and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if delivered or surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company approximately one and one-half years after the cancellation date, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9. AVAILABILITY OF PREFERRED SHARES. The Company covenants and agrees that so long as the Preferred Shares (and, after the time a person becomes an Acquiring Person, Common Shares or any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or other securities.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right

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Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

As soon as practicable after the Distribution Date, the Company shall use its best efforts to:

(i) prepare and file a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

(ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate.

SECTION 10. PREFERRED SHARES RECORD DATE. Each person in whose name any certificate for Preferred Shares or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or other securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification duly executed and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares or other securities transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares or other securities transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of

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capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 24 hereof and the provisions of the next paragraph of this Section 11(a)(ii), in the event any Person shall become an Acquiring Person, each holder of a Right shall, for a period of 60 days after the later of such time any Person becomes an Acquiring Person or the effective date of an appropriate registration statement filed under the Act pursuant to Section 9 hereof (provided, however that, if at any time prior to the expiration or termination of the Rights there shall be a temporary restraining order, a preliminary injunction, an injunction, or temporary suspension by the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, or similar obstacle to exercise of the Rights (the “Injunction”) which prevents exercise of the Rights, a new 60-day period shall commence on the date the Injunction is removed), have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights beneficially owned by (i) such Acquiring Person or an Associate or Affiliate of such Acquiring Person, (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person’s becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 11(a)(ii) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

(iii) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) hereof, the Company may, if a majority of the Board of Directors then in office and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to (and, in the event that the Board of Directors has not exercised the exchange right contained in Section 24(c) hereof and there are not sufficient

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treasury shares and authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exercise of the Rights, cash (including by way of a reduction of the Purchase Price), property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 11(a)(ii) hereof, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board of Directors then in office. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Any such election by the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, must be made within 60 days following the date on which the event described in Section 11(a)(ii) hereof shall have occurred. Following the occurrence of the event described in Section 11(a)(ii) hereof, a majority of the Board of Directors then in office and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, may suspend the exercisability of the Rights for a period of up to 60 days following the date on which the event described in Section 11(a)(ii) hereof shall have occurred to the extent that such directors have not determined whether to exercise their rights of election under this Section 11(a)(iii). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same designations and the powers, preferences and rights, and the qualifications, limitations and restrictions as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as such term is hereinafter defined) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (as such term is hereinafter defined) on such record date, less the fair market value (as determined in good faith by the Board of

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Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)

(i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security or securities convertible into such shares, or (C) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or as reported on the Nasdaq Global Market or, if the Security is not listed or admitted to trading on any national securities exchange or reported on the Nasdaq Global Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“Nasdaq”) or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors or, if on any such date no professional market maker is making a market in the Security, the price as determined in good faith by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent

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adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a) through 11(c) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued

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may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or eliminate the benefits intended to be afforded by the Rights. Any such action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 11(m) from and after the Distribution Date.

(n) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

(o) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(p) The exercise of Rights under Section 11(a)(ii) hereof shall only result in the loss of rights under Section 11(a)(ii) hereof to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13 hereof.

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SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

(a) In the event that, following the Shares Acquisition Date or, if an event set forth in Section 3(a)(ii) occurs, the Distribution Date, directly or indirectly (x) the Company shall consolidate with, or merge with and into, any Interested Stockholder, or if in such merger or consolidation all holders of Common Stock are not treated alike, any other Person, (y) any Interested Stockholder, or if in such merger or consolidation all holders of Common Stock are not treated alike, any other Person shall consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the voting power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders, or if in such transaction all holders of Common Stock are not treated alike, any other Person, (other than the Company or any Subsidiary of the Company in one or more transactions each of which individually and the aggregate does not violate Section 13(d) hereof) then, and in each such case, proper provision shall be made so that (i) each holder of a Right, other than those holders of Rights whose Rights have become null and void pursuant to Section 11(a)(ii) hereof, shall have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no further effect.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of Section 13(a) hereof, the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, and if

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no securities are so issued, the Person that is the other party to the merger or consolidation (or, if applicable, the Company, if it is the surviving corporation); and

(ii) in the case of any transaction described in clause (z) of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; (2) if such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not consummate any such consolidation or merger, or sale or transfer of assets or earning power, unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have (i) executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and (ii) prepared, filed and had declared and remain effective a registration statement under the Act on the appropriate form with respect to the Rights and the securities exercisable upon exercise of the Rights and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will:

(i) cause the registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

(ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

(iii) list the Rights and the securities purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of such consolidation, merger, sale or transfer of assets or on the Nasdaq Global Market if the Common Shares were listed on the Nasdaq Global Market or, if the Common Shares were not listed on a national securities exchange or the Nasdaq Global Market prior to the consummation of such consolidation, merger, sale or transfer of assets, on a national securities exchange or the Nasdaq Global Market; and

(iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

(d) After the Distribution Date, the Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, any other

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Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(m) hereof), if (x) at the time of or after such consolidation, merger or sale there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding, agreements in effect or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 13(d).

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or as reported on the Nasdaq Global Market or, if the Rights are not listed or admitted to trading on any national securities exchange or reported on the Nasdaq Global Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts; provided, however, that holders of such depositary receipts shall have all of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the current per share market price of the Preferred Shares (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise (or, if not publicly traded, in accordance with Section 11(d)(ii) hereof).

(c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive Common Shares, capital stock equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of Common Shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute

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certificates which evidence fractional Common Shares, capital stock equivalents or other securities. In lieu of fractional Common Shares, capital stock equivalents or other securities, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share or unit of such Common Shares, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be the current per share market price (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth of a Preferred Share.

(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys fees, incurred by them in any action to enforce the provisions of this Agreement.

SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable (subject to the provisions of this Agreement) only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or

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otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Agreement.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. In no case will the Rights Agent be liable for special, indirect, incidental or consequential or consequential loss or damage at any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of such loss or damage.

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

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(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 hereof describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

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(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination and any required notice in connection therewith will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation, business trust or limited liability company organized and doing business under the laws of the United States or of any other state of the United States which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) a direct or indirect wholly owned Subsidiary of such an entity or its wholly-owning parent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

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SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company and in existence prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23. REDEMPTION.

(a) The Rights may be redeemed by action of the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, pursuant to Section 23(b) hereof and shall not be redeemed in any other manner.

(b)

(i) The Board of Directors (and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen) may, at its (their) option, at any time prior to the earlier of (A) the Distribution Date, or (B) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the “current per-share market price,” as such term is defined in Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof prior to the expiration or termination of the Company’s right of redemption under this Section 23(b)(i).

(ii) In addition, the Board of Directors (and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen) may, at its (their) option, at any time after the time a Person becomes an Acquiring Person and after the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) hereof but prior to any event described in clause (x), (y) or (z) of the first sentence of Section 13 hereof, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or a Transaction Person or (y)(A) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of the Requisite Percentage, and (B) at the time of redemption no other Persons are Acquiring Persons.

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(c) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(d) The Company may, at its option, discharge all of its obligations with respect to any redemption of the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.

SECTION 24. EXCHANGE.

(a) The Board of Directors (and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen) may, at its (their) option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

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(c) In lieu of issuing Common Shares in accordance with Section 24(a) hereof, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights, elect to (and, in the event that there are not sufficient treasury shares and authorized but unissued Common Shares to permit any exchange of the Rights in accordance with Section 24(a) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exchange of the Rights, cash, property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 24(a) hereof, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board of Directors then in office. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Any election pursuant to this Section 24(c) by the Board of Directors must be made by resolution within 60 days following the date on which the event described in Section 11(a)(ii) hereof shall have occurred. Following the occurrence of the event described in Section 11(a)(ii) hereof, a majority of the Board of Directors then in office may suspend the exercisability of the Rights for a period of up to 60 days following the date on which the event described in Section 11(a)(ii) hereof shall have occurred to the extent that such directors have not determined whether to exercise their rights of exchange under this Section 24(c). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately after the date of the first public announcement by the Company that an exchange is to be effected pursuant to this Section 24.

SECTION 25. NOTICE OF CERTAIN EVENTS.

(a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, whichever shall be the earlier.

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(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

Attn: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs (following approval by the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs (following approval by the Board of Directors and, if the Company is restricted from taking actions pursuant to Section 3 of the Affiliation Agreement, Ipsen), from time to time supplement or amend any provision of this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) change any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall be made which would adversely affect the interests of the holders of Rights (other than the interests of an Acquiring Person or its Affiliates or Associates). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall become null and void unless such supplement or amendment could have been adopted by the Company from and after the Distribution Date. Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent. Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

SECTION 28. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of

A-6-26

which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. Subject to the provisions of Section 27 and the other provisions expressly providing for the consent of Ipsen, the Board of Directors (or such other body as shall be specified in the Company’s Certificate of Incorporation) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors (or such other body as shall be specified in the Company’s Certificate of Incorporation) in good faith, shall (x) be final, conclusive and binding on the Rights Agent and the holders of the Rights, and (y) not subject the Board of Directors (or such other body as shall be specified in the Company’s Certificate of Incorporation) to any liability to the holders of the Rights.

SECTION 29. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares). Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) (A) the approval, execution, delivery or amendment of the Stock Purchase Agreement, the Affiliation Agreement, any Voting Agreement or any other agreements or documents contemplated by the Stock Purchase Agreement, (B) the announcement of the Stock Purchase Agreement or the announcement of the closing of the transactions contemplated thereby, (C) the acceptance for payment and purchase of Common Shares pursuant to the Stock Purchase Agreement, (D) the issuance of the Convertible Notes or the Warrants pursuant to the Stock Purchase Agreement, (E) the issuance of the Note Shares or the Warrant Shares upon any conversion of the Convertible Notes or any exercise of the Warrant, respectively, (F) the acquisition of beneficial ownership of Common Shares by Ipsen (including its Affiliates and Associates) directly from the Company pursuant to the Affiliation Agreement, (G) the acquisition of beneficial ownership of Common Shares in an Exempted Acquisition for so long as Ipsen (including its Affiliates and Associates) shall remain an Excluded Stockholder, or (H) the consummation of any other transaction contemplated by the Stock Purchase Agreement; or (ii) (A) the approval, execution, delivery or amendment of the definitive agreement(s) for an Exempted Ipsen Transfer, (B) the announcement or closing of an Exempted Ipsen Transfer, (C) the acceptance for payment and purchase of Common Shares pursuant to an Exempted Ipsen Transfer, or (D) the consummation of any other transaction contemplated by the definitive agreement(s) for an Exempted Ipsen Transfer.

SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

A-6-27

SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 34. FORCE MAJEURE. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

SECTION 35. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, parties whereto have caused this Agreement to be duly executed, all as of the day and year first above written.

ATTEST:	TERCICA, INC.

Stephen N. Rosenfield Executive Vice President of Legal Affairs, General Counsel and Secretary	John A. Scarlett, M.D. President and Chief Executive Officer

ATTEST:	COMPUTERSHARE TRUST COMPANY, N.A.

By:	By:

Title:	Title:

A-6-28

FORM OF

CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

(EXHIBIT A TO RIGHTS AGREEMENT)

(Pursuant to Section 151 of the

Delaware General Corporation Law)

TERCICA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) as required by Section 151 of the General Corporation Law at a meeting duly called and held on August 14, 2006:

RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation as currently in effect (the “Charter”), the Board hereby creates, effective upon the Adoption Date, a series of Preferred Stock, par value $0.001 per share, of the Company and hereby states the designation and number of shares, and fixes the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Charter, which are applicable to the Preferred Stock of all classes and series), as follows:

Series A Junior Participating Preferred Stock:

Section 1. Designation and Amount. One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share, are designated “Series A Junior Participating Preferred Stock” with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the “Junior Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of

Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

Section 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock.

Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, the undersigned have executed this certificate as of [            ], 2006.

John A. Scarlett, M.D. President and Chief Executive Officer

Stephen N. Rosenfield Executive Vice President of Legal Affairs, General Counsel and Secretary

FORM OF RIGHT CERTIFICATE

(EXHIBIT B TO RIGHTS AGREEMENT)

Certificate No. R-	Rights

NOT EXERCISABLE AFTER [            ], 2016 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE

TERCICA, INC.

This certifies that             or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of [            ], 2006 (the “Rights Agreement”), between Tercica, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Eastern Time, on [            ], 2016 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $40.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [            ], 2016, based on the Preferred Shares as constituted at such date.

From and after the time any Person becomes an Acquiring Person, (as such terms are defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void without any further action and no holder hereof shall have any right with respect to such Rights from and after the time any Person becomes an Acquiring Person.

As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.001 per share, or, upon circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a share of Preferred Stock.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of             .

ATTEST:	TERCICA, INC.

[Tercica’s Secretary’s Name]	[Tercica’s President’s Name]
Secretary	President

COUNTERSIGNED:

COMPUTERSHARE TRUST COMPANY, N.A. as Rights Agent

By:
[Authorized Signature]

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                                                                    hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                                                                                                this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                                                            Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

SIGNATURE GUARANTEED:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To: Computershare Trust Company, N.A.

The undersigned hereby irrevocably elects to exercise                                      Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number:

(Please print name and address)

Dated:

Signature

SIGNATURE GUARANTEED:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by nor are they being exercised on behalf of an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

TERCICA, INC.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

(EXHIBIT C TO RIGHTS AGREEMENT)

On August 14, 2006, the Board of Directors of TERCICA, INC. (the “Company”) declared, effective as of [            ], 2006, a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend is effective as of [            ], 2006 (the “Record Date”) with respect to the stockholders of record on that date. The Rights will also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $40.00 per one one hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the Rights are set forth in a Rights Agreement dated as of [            ], 2006 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. (the “Rights Agent”).

DETACHMENT AND TRANSFER OF RIGHTS

Initially, the Rights will be evidenced by the stock certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons, has become an “Acquiring Person” (as such term is defined in the Rights Agreement) or (ii) 10 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 9.9% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. In general, an “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 9.9% or more of the outstanding Common Shares; provided that certain “Excluded Stockholders” as defined in the Rights Agreement may have greater beneficial ownership without becoming an “Acquiring Person”.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

EXERCISABILITY OF RIGHTS

The Rights are not exercisable until the Distribution Date. The Rights will expire on [            ], 2016 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

TERMS OF PREFERRED SHARES

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $l per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

TRIGGER OF FLIP-IN AND FLIP-OVER RIGHTS

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence on the date of public announcement that a person has become an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined).

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

REDEMPTION AND EXCHANGE OF RIGHTS

At any time prior to the earliest of (i) the close of business on the day of the first public announcement that a person has become an Acquiring Person, or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any Person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per Right (with value equal to such Common Shares).

AMENDMENT OF RIGHTS

The terms of the Rights generally may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

ADDITIONAL INFORMATION

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated [            ], 2006. A copy of the Rights Agreement is available from the Company by writing to: Investor Relations, Tercica Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005. This summary description of the Rights is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

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A Approval of the Securities Issuance

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR Proposal 1 below.

Proposal 1: To approve the issuance of securities to Ipsen, S.A. or its designated affiliate in connection with the transactions contemplated by the Stock Purchase and Master Transaction Agreement, dated July 18, 2006, between Tercica and Ipsen S.A., as described in the accompanying proxy statement.

For

Against

Abstain

B Approval of the Supermajority Charter Amendments

The Board of Directors recommends a vote FOR Proposal 2 below.

Proposal 2: To approve amendments to Tercica’s amended and restated certificate of incorporation and amended and restated bylaws, as described in the accompanying proxy statement.

For

Against

Abstain

C Approval of the Majority Charter Amendment

The Board of Directors recommends a vote FOR Proposal 3 below.

Proposal 3: To approve additional amendments to Tercica’s amended and restated certificate of incorporation, as described in the accompanying proxy statement.

For

Against

Abstain

D Approval of the Adoption of the Rights Agreement

The Board of Directors recommends a vote FOR Proposal 4 below.

Proposal 4: To approve the adoption by Tercica of a Rights Agreement implementing a stockholder rights plan, as described in the accompanying proxy statement.

For

Against

Abstain

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in this Proxy to vote on such matters in accordance with their best judgment.

E Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.

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Signature 2 - Please keep signature within the box

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Proxy - TERCICA, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON XXXXXXXXX X, 2006

The undersigned hereby appoints John A. Scarlett, M.D. and Stephen N. Rosenfield, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Tercica, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Tercica, Inc. to be held on XXXXXX, XXXX X, 2006 at XX:XX a.m. (local time) at 2000 Sierra Point Parkway, Brisbane, California, 94005, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXX XX, 200X.

THANK YOU FOR VOTING